   As filed with the Securities and Exchange Commission on August 13, 1998.
                                                         Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           THE RECOVERY NETWORK, INC.
                 (Name of Small Business Issuer in Its Charter)

           Colorado                                 7812                           39-1731029
(State or Other Jurisdiction of         (Primary Standard Industrial            (I.R.S. Employer
Incorporation or Organization)           Classification Code Number)          Identification No.)

                                1411 5th Street
                                   Suite 250
                         Santa Monica, California 90401
                                 (310) 393-3979
         (Address and Telephone Number of Principal Executive Offices)

                               ------------------

                                WILLIAM D. MOSES
                            Chief Executive Officer
                           The Recovery Network, Inc.
                                1411 5th Street
                                   Suite 250
                         Santa Monica, California 90401
                                 (310) 393-3979
           (Name, Address and Telephone Number of Agent For Service)

                               ------------------

                          Copies of Communications to:

                             HENRY I. ROTHMAN, Esq.
                      Parker Chapin Flattau & Klimpl, LLP
                          1211 Avenue of the Americas
                            New York, New York 10036
                           Telephone: (212) 704-6000
                           Telecopier: (212) 704-6288

                               ------------------

         Approximate Date of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|____________

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_______________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                               ------------------

                        CALCULATION OF REGISTRATION FEE
========================================= ================== =================== ===================== ====================
                                                                                         Proposed
                                                              Proposed Maximum           Maximum
             Title Of Each Class Of             Amount To      Offering Price           Aggregate              Amount Of
          Securities To Be Registered         Be Registered     Per Security          Offering Price       Registration Fee
----------------------------------------- ------------------ ------------------- --------------------- --------------------
Common Stock,
     par value $.01 per share............     2,265,966 (1)          $1.47 (2)         $3,328,137 (2)          $981.80
----------------------------------------- ------------------ ------------------- --------------------- --------------------
Common Stock
     par value $.01 per share............       100,000 (3)          $5.50               $550,000              $162.25
----------------------------------------- ------------------ ------------------- --------------------- --------------------
Total Registration Fee.......................................................................................$1,144.05
===========================================================================================================================

(1) The shares of Common Stock offered hereby includes the resale of such presently indeterminate number of shares of Common Stock as shall be issued upon exercise by the Selling Shareholders of certain Reset Rights and the exercise by the Company of Put Rights in the aggregate principal amount of $3,000,000. The number of shares of Common Stock offered for resale hereby is an estimate and represents the number of shares that the Company has agreed to register in this Registration Statement. Such number of shares is subject to adjustment and could be materially less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, the future market price of the Common Stock. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock or as to the number of shares of Common Stock issuable upon exercise of the Reset Rights or the Put Rights.

(2) Pursuant to Rule 457(c) of the Securities Act, calculated based upon the average of the bid and asked price of the Common Stock as of August 10, 1998.

(3)    Issuable upon exercise of certain warrants.

                               ------------------

       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 13, 1998
PROSPECTUS
-------------------------------------------------------------------------------
                              2,365,966 Shares of
                           THE RECOVERY NETWORK, INC.
                                  Common Stock
-------------------------------------------------------------------------------
       This Prospectus relates to an aggregate of 2,365,966 shares (the "Shares") of Common Stock, $.01 par value per shares ("Common Stock"), of The Recovery Network, Inc. (the "Company") which may be offered and sold from time to time, by the Selling Shareholders named herein (the "Selling
Shareholders"), consisting of (i) 1,111,110 shares of Common Stock issued to certain subscribers (the "Subscribers") pursuant to each Subscription
Agreement dated June 29, 1998 between the Company and each of the Subscribers (collectively, the "Agreements"); (ii) 1,111,140 shares of Common Stock, representing an estimate of shares issuable to the Subscribers pursuant to certain provisions of the Agreements, including but not limited to exercise of the Reset Rights by the Subscribers and exercise of the Put Rights by the Company; (iii) 100,000 shares of Common Stock reserved for issuance to the Subscribers upon their exercise of warrants issued pursuant to the Agreements and exercisable at an exercise price of $5.50 per share until June 29, 2001 (the "Warrants"); and (iv) an aggregate of 43,716 shares of Common Stock issued to certain parties who served as placement agents (the "Placement Agents") in the Private Placement (as defined herein). See "Selling Shareholders".

       The Shares may be offered for sale from time to time by the Selling Shareholders or their pledgees, donees, transferees or other successors in interest, in the over-the-counter market, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be sold directly by the Selling Shareholders or through one or more broker-dealers. Such broker-dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of Shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Shareholders and such broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act"), and any discounts, commissions and concessions and any profits realized on any sale of the Shares may be deemed to be underwriting compensation. See "Selling Shareholders" and "Plan of Distribution".

                      ------------------------------------

       THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH
          DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO
            CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE
                     "RISK FACTORS" COMMENCING ON PAGE 8.

                      ------------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
            STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
            ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                      ------------------------------------

               The date of this Prospectus is _________ __, 1998

                             AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information electronically filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). The Common Stock is currently quoted on The Nasdaq Stock Market and such reports and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

       The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement (Registration No. 333- ) under the Securities Act with respect to the Shares (the "Registration Statement"). As permitted by the rules of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus, and in any document incorporated herein by reference, as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such document, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such office upon the payment of the fees prescribed by the Commission. The Registration Statement has been filed through EDGAR and is publicly available through the Commission's Web site (http://www.sec.gov).

                               PROSPECTUS SUMMARY

       The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

       This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

                                  The Company

       The Recovery Network, Inc. (the "Company"), a development stage company until its acquisition of FMS (as defined herein) in December 1997, was organized to provide information, interaction and support via television, radio and interactive media services to persons affected by or afflicted with alcoholism, drug and substance abuse, eating disorders, depression and a variety of behavioral and mental health problems ("Recovery Issues"), as well as to persons seeking to prevent the onset of these problems and select positive lifestyle choices ("Prevention Issues"). The Company currently addresses Recovery Issues and Prevention Issues through The Recovery Network(TM), a cable television network which commenced test-broadcasting on a limited basis in March 1996, and was launched nationally in April 1997 and is currently airing on over 175 cable systems; Recovery Talk Radio(TM), a nationally syndicated talk radio program introduced in December 1996 and currently airing on 53 stations; and a toll-free telephone helpline (the "Help Line") which offers information to viewers of The Recovery Network about where to obtain information and help in their communities. The Company also owns a 50% interest in RecoveryNet Interactive, L.L.C. ("Recovery Interactive"), a joint venture with TCI Online RecoveryNet Holdings, Inc. (an affiliate of TeleCommunications, Inc.), formed in August 1996 to commence a business to provide behavioral health care products and services to managed care organizations and other organizations offering or providing health care services, as well as to provide information, interaction and support regarding Recovery Issues and Prevention Issues through an integrated multimedia platform.

       The Company was incorporated under the laws of the State of Wisconsin in May 1992 under the name Recovery Net, Inc., merged with and into a Colorado corporation in December 1995 and changed its name to The Recovery Network, Inc. in May 1996. Unless the context requires otherwise, all references to the Company include FMS Productions, Inc., a wholly-owned subsidiary of the Company ("FMS"). The Company's principal executive offices are located at 1411 5th Street, Suite 200, Santa Monica, California 90401, and its telephone number is (310) 393-3979.

                               Private Placement

       On June 29, 1998 (the "Subscription Date"), the Company entered into the Agreements with each of the Subscribers (the "Private Placement"). Pursuant to the Agreements, the Company is entitled to aggregate proceeds of up to $5,500,000 in the Private Placement. The Agreements provide for the issuance by the Company of (i) 1,111,110 shares (the "Shares") of Common Stock for $2,500,000, or $2.25 per share, (ii) additional shares of Common Stock to the Subscribers pursuant to certain other provisions of the Agreements, including shares issuable for no additional consideration pursuant to the Reset Rights (as defined herein) and shares issuable for up to $3,000,000 pursuant to the Put Rights (as defined herein) (collectively, the "Additional Shares"), and (iii) 100,000 shares of Common Stock upon the exercise of warrants (the "Warrants"). The Warrants are exercisable at an exercise price of $5.50 per share and may be exercised at any time or from time to time on or before June 29, 2001.

       The Company has also issued to certain placement agents in the Private Placement (the "Placement Agents") an aggregate of 43,716 shares of Common Stock (the "Placement Shares"), of which 13,115 shares were delivered to an escrow agent and will be released upon the satisfaction by the Company of the following conditions: (i) the filing by the Company of a registration statement with respect to the Shares, the Additional Shares, the shares of Common Stock issuable upon exercise of the Warrants and the Placement Shares (collectively, the "Securities"); and (ii) the obtainment of shareholder approval of the issuance of certain shares pursuant to the Agreements.

Common Stock and Warrants

       The Shares and Warrants were sold at an initial price of $2.25 per share (the "Closing Price"), which was 75% of the average of the closing bid prices of the Common Stock for the five day trading period immediately preceding the Subscription Date. Of the 1,111,110 shares purchased, 777,776 shares have been issued and delivered to the Subscribers and 174,415 shares were issued to the Subscribers but delivered to an escrow agent. The remaining 158,919 shares have not yet been issued by the Company as such issuance is conditioned upon the approval by the Company's shareholders of such additional shares and the filing by the Company of the Registration Statement of which this Prospectus is a part. Of the $2,500,000 purchase price of the Shares and the Warrants, $1,750,000 was delivered to the Company and $750,000 was delivered to an escrow agent.

Reset Rights

       Pursuant to the Agreements, the Subscribers received certain reset rights (the "Reset Rights") that may require the Company to issue additional shares of Common Stock to the Subscribers in the future (the "Reset Shares"). The Subscribers are entitled to additional shares of Common Stock, without the payment of additional consideration, to account for a decrease in the market value of the Common Stock after the Subscription Date. The Subscribers are first entitled to such additional shares on the date on which a registration statement covering the Securities has been declared effective by the Securities and Exchange Commission (the "Commission") or, at the Subscriber's election, on the 180th day after the Subscription Date if such registration statement has not been declared effective by the Commission on such date ("Trigger Date"). The Company may be required to issue Reset Shares on the 30th, 60th, 90th, 120th, 150th, 180th, 210th, 240th, and 270th days following the Trigger Date (the Trigger Date and each of such other dates, a "Repricing Date"). If the closing bid price on any Repricing Date is lower than the Closing Price, then, at each Subscriber's election, not less than 10% and not more than 25% of the shares received by such Subscriber for the purchase price paid to the Company for such shares (the "Designated Portion"), shall be subject to the Reset Rights. The aggregate of any Subscriber's Designated Portion from each Trigger Date may not exceed the purchase price paid by such Subscriber. To account for any deficiency between the closing bid price on any Repricing Date and the Closing Price, the Company will issue additional shares to the Subscribers equal to the number of additional shares that could be purchased for the Designated Portion on such date.

       In lieu of delivering additional shares pursuant to the Reset Rights, the Company has received certain repurchase rights. The repurchase rights provide that the Company may, in the event the average closing bid price for the Common Stock on the NASDAQ SmallCap Market for the five trading days immediately preceding, but not including, a Repricing Date is less than $2.50 per share (the "Redemption Price"), deliver to each Subscriber a sum of money determined by multiplying the number of additional shares otherwise deliverable by the Redemption Price.

Put Rights

       The Company also has the right to "put" up to $3,000,000 of its Common Stock to the Subscribers during the two year period commencing on the Subscription Date (the "Put Rights"). Such Put Rights contemplate the issuance of shares of Common Stock required to be purchased from time to time by the Subscribers (the "Put Shares") after delivery of a notice (a "Put Notice") from the Company, at a price equal to 88% of the average closing bid prices of the Company's Common Stock over the five-day trading period beginning two trading days prior to the date the Put Notice is given and ending two trading days after the Put Notice is given. The obligation of the Subscribers to purchase Common Stock pursuant to the exercise by the Company of the Put Rights is subject to various conditions, including conditions relating to minimum market price, minimum trading volume and timing. The number of shares of Common Stock that the Company may issue at any one time upon exercise by the Company of the Put Rights is limited, depending upon the average closing bid price for the Common Stock and the average daily Common Stock trading volume for the 15 days immediately preceding the date of the Put Notice.

Right of First Refusal

       If the Company seeks to sell shares of its Common Stock to prospective investors at any time after the Subscription Date until the later of 90 days after the effective date of a registration statement covering the Securities or 270 days after the Subscription Date, the Company must give the Subscribers
(i) prior written notice of such sale and (ii) an opportunity to purchase an amount of Common Stock to maintain their respective proportionate interests in the Company (the "Right of First Refusal"). The Right of First Refusal must be on the same terms and conditions offered to the prospective investors.

                                  The Offering

Securities offered by the Selling Shareholder        2,365,966 shares (a)

Common Stock outstanding
     before and after the offering hereby...         5,977,920 shares (b)

Nasdaq symbol...............................         RNET

-------------------

(a) Includes: (i) 1,111,110 shares of Common Stock issued to the Subscribers pursuant to the Agreements; (ii) 1,111,140 shares of Common Stock, representing an estimate of shares issuable to the Subscribers pursuant to certain provisions of the Agreements, including but not limited to exercise of the Reset Rights by the Subscribers and exercise of the Put Rights by the Company; (iii) 100,000 shares of Common Stock reserved for issuance pursuant to the Warrants; and (iv) an aggregate of 43,716 shares of Common Stock issued to the Placement Agents in the Private Placement.

(b) Represents shares of Common Stock outstanding as of August 13, 1998. As the offering relates to shares of Common Stock to be sold from time to time by the Selling Shareholders, no additional shares of Common Stock will be outstanding as a result of the offering hereby. Does not include:
     (i) 649,251 shares of Common Stock issuable upon exercise of stock options granted to employees and consultants of the Company; (ii) 2,415,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants (as defined herein); (iii) 420,000 shares of Common Stock issuable upon exercise of warrants granted to Whale Securities Co., L.P.; (iv) 515,498 shares of Common Stock issuable upon exercise of warrants issued by the Company, including 500,000 shares of Common Stock issuable upon exercise of the Financing Warrants (as defined herein); (v) an indeterminable number of shares of Common Stock issuable by the Company if it fails to register, or to maintain an effective registration statement with respect to, the Financing Shares (as defined herein), the shares of Common Stock issuable upon exercise of the Financing Warrants; (vi) an indeterminable number of shares of Common Stock over the number of shares of Common Stock offered hereby that are issuable by the Company pursuant to the Reset Rights and the Put Rights; (vii) 200,000 shares of Common Stock that may be issuable pursuant to a consulting agreement between the Company and a third party and 200,000 shares of Common Stock that may be issuable to such party upon exercise of a warrant granted pursuant to such agreement; and (viii) 157,096 share of Common Stock that are issuable to the Subscribers but, pursuant to the rules of the Nasdaq SmallCap Market, may not be issued by the Company without the approval of the Company's shareholders.

                                  Risk Factors

     The securities offered hereby involve a high degree of risk. The securities should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors."

                         Summary Financial Information

       The summary financial data set forth below is derived from and should be read in conjunction with the audited financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

Statement of Operations Data:

                                                                     Nine Month Period Ended March 31,
                                                             ---------------------------------------------
                                                                    1997                        1998
                                                                    ----                        ----
Net loss...............................................       $(2,286,273)               $(5,210,003)
Basic and diluted loss per share.......................             (1.23)                     (1.27)
Weighted average number of shares outstanding..........         1,859,914                  4,116,757

Balance Sheet Data:


                                                                          At March 31, 1998
                                                             ---------------------------------------------
                                                                 Actual                   Pro Forma(a)
                                                              (unaudited)                  (unaudited)
Working capital........................................        $2,359,193                  $4,659,193
Total assets...........................................         4,234,408                   6,534,408
Total liabilities......................................           788,853                     788,853
Shareholders' equity...................................         3,445,555                   5,745,555
--------------

(a) Gives effect to (i) the issuance of 1,111,110 shares of Common Stock to the Subscribers for $2,500,000 and 43,716 shares of Common Stock issued to the Placement Agents and (ii) offering costs of approximately $200,000. Assumes that all shares placed in escrow and all shares to be issued upon shareholder approval pursuant to the Agreements (currently 333,334 shares for net proceeds of $720,000) will be issued to the Subscribers. Does not give effect to any additional shares of Common Stock that may be issuable pursuant to the exercise of the Warrants or pursuant to any other provision of the Agreements. Does not include 200,000 shares of Common Stock that may be issuable pursuant to a consulting agreement between the Company and a third party and 200,000 shares of Common Stock that may be issuable to such party upon exercise of a warrant granted pursuant to such agreement. Includes shares of Common Stock issuable to the Subscribers upon approval thereof by the Company's shareholders, pursuant to the rules of the Nasdaq SmallCap Market.

                                  RISK FACTORS

         The securities offered hereby are highly speculative and involve a high degree of risk and therefore should not be purchased by anyone who cannot afford a loss of his or her entire investment. Each prospective investor should carefully review and consider the following risks before making an investment decision.

         This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by the words "believe," "expect," "intend," "estimate" and similar expressions. Those statements appear in a number of places in this report and include statements regarding the intent, belief or current expectation of the Company or its directors or officers with respect to, among other things, trends affecting the Company's financial conditions and results of operations and the Company's business and growth strategies. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected, expressed or implied in the forward-looking statements as a result of various factors (such factors are referred to herein as "Cautionary Statements"). The accompanying information contained in this Prospectus, including the information set forth under "Plan of Operation" and "Business" identifies important factors that could cause such differences. Such forward-looking statements speak only as of the date of this report, and the Company cautions potential investors not to place undue reliance on such statements. The Company undertakes no obligation to update or revise any forward-looking statements. All subsequent written or oral forward- looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

         Development Stage Company; Lack of Meaningful Revenues; Significant and Continuing Losses; Explanatory Paragraph in Independent Public Accountants Report. The Company was organized in 1992, was reorganized in 1995 and was in the development stage until its acquisition of FMS in December 1997. Since its inception, the Company has been primarily engaged in test broadcasting of The Recovery Network in limited markets (which was launched nationally in April
1997), affiliate marketing and development, acquisition and production of programming, establishing Recovery Talk Radio and the Help Line and forming relationships with individuals and organizations in the recovery field. Accordingly, the Company has a limited relevant operating history upon which an evaluation of the Company's performance and prospects can be made. Such prospects must be considered in light of the numerous risks, expenses, problems, and difficulties typically encountered in establishing a new business and launching and expanding a cable television network. The Company has not generated any meaningful revenues and does not expect to generate any meaningful revenues for the foreseeable future. To date, the Company has incurred significant net losses, including net losses of $1,223,829 and $3,817,652 for the years ended June 30, 1996 and 1997, respectively, and losses of $5,210,003 for the nine months ended March 31, 1998. At March 31, 1998, the Company had a deficit accumulated of $11,107,122 and, since March 31, 1998, the Company has continued to incur significant losses. The Company expects to incur substantial up-front capital expenditures and operating costs in connection with the operation and expansion of The Recovery Network, satellite transmission of its programming and the development and production of television programming, which will result in significant losses for the foreseeable future. There can be no assurance that the Company will ever generate significant revenues or achieve profitable operations. The Company's independent public accountants have included an explanatory paragraph in their report on the Company's financial statements, stating that certain factors raise substantial doubt about the Company's ability to continue as a going concern. See "Plan of Operation" and Financial Statements.

         Significant Capital Requirements; Continuing Need for Additional Financing. The Company's capital requirements have been and will continue to be significant, and its cash requirements have been exceeding its cash flow from operations. During the nine-month period ended March 31, 1998, the Company's operating cash flow requirements exceeded operating cash flow sources by $5,161,006 due to. among other things, costs associated with program development, reduction in accrued expenses and accounts payable and affiliate marketing efforts. The proceeds from the Company's initial public offering ("IPO") have been substantially expended and the proceeds from the Private Placement will provide the Company with sufficient capital only through December 1998. The Company is therefore dependent on obtaining additional financing. The Company has no current arrangements with respect to, or potential sources of, any additional financing, and it is not anticipated that existing shareholders will provide any portion of the Company's future financing requirements. Consequently, there can be no assurance that any additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, requiring it to curtail and possibly cease its operations. In addition, any additional equity financing may involve substantial dilution to the interests of the Company's then existing shareholders.

         Dilution; Impact of the Exercise of Reset Rights, Put Rights and Warrants. The purchasers of the Shares offered hereby will experience immediate and substantial dilution in the net tangible value of their shares of Common Stock in the event of the exercise of the Reset Rights by the Subscribers or the Put Rights by the Company, each of which is available in certain circumstances pursuant to the Agreements, or in the event of the exercise of the Warrants by the Subscribers. The exercise of any of the Reset Rights, the Put Rights and the Warrants will result in the issuance of Common Stock, at discounts from future market prices of the Common Stock, which could result in substantial dilution to existing holders of Common Stock. The sale of such Common Stock acquired at a discount could have a negative impact on the trading price of the Common Stock and could increase the volatility in the trading price of the Common Stock. Moreover, if the trading price of the Common Stock were to decrease significantly, the issuance of Common Stock pursuant to the Reset Rights could conceivably effect a change of control of the Company.

         Uncertainty of Ability to Implement Plan of Operation. The Company's proposed plan of operation and prospects will be largely dependent on the success of its affiliate marketing efforts, including its ability to enter into affiliation agreements with operators of local cable systems with a significant number of subscribers or other arrangements for the airing of The Recovery Network, its ability to successfully operate under the Transponder Contract, develop or acquire sufficient television programming to enable the Recovery Network to expand its hours of broadcast, achieve significant viewer loyalty, attract advertisers and develop or enter into arrangements for the supply of products, such as videotapes, audio cassettes and books to merchandise. The Company has limited experience in developing and operating a cable television network and marketing recovery and prevention-related products and services, and there is limited information available concerning the potential performance or market acceptance of The Recovery Network and recovery and prevention-related products and services. There can be no assurance that the Company will be able to implement its business plan successfully or that unexpected expenses, problems, or technical difficulties will not occur which would result in material delays in its implementation.

         New Concept; Uncertainty of Market Acceptance of The Recovery Network by Cable System Operators, Viewers and Advertisers; Limited Affiliation Arrangements. The Recovery Network and the Company's recovery and prevention-related products and services involve a new business concept. As is typical in the case of a new concept in the entertainment industry, demand and market acceptance of The Recovery Network and recovery and prevention-related products and services are subject to a high level of uncertainty. The Company has not conducted and does not intend to conduct any independent market or concept feasibility studies, nor does it currently expect to conduct any additional market testing activities. The Company's prospects will be significantly affected by the success of its affiliate marketing efforts, the acceptance of its programming by potential viewers and its ability to attract advertisers. Achieving market acceptance for The Recovery Network and the Company's recovery and prevention-related products and services will require significant effort and expenditures by the Company to create awareness and demand by viewers, advertisers and cable operators that potentially will carry The Recovery Network. With the loss of The Recovery Network's distribution under the Nesting Contract, it will be important for the Company to enter into affiliation arrangements with a number of cable systems to significantly increase its subscriber base. Although the Company believes that the socially responsible nature of The Recovery Network's programming provides a valuable community service, cable system operators may be reluctant to provide air time for The Recovery Network and advertisers may be reluctant to pay for advertising time until such time, if ever, as the Company is able to demonstrate meaningful viewer loyalty. The Company's strategy and preliminary and future marketing plans may be subject to change as a result of a number of factors, including progress or delays in the Company's affiliate marketing efforts, the nature of possible affiliation and other broadcast arrangements which may become available to it in the future and factors affecting the cable television industry. There can be no assurance that the Company's strategy will result in initial or continued market acceptance for The Recovery Network and the Company's recovery and prevention-related products and services.

         Uncertainty of Program Development and Production and Program Acquisition. The Company will be required to commit considerable time, effort, and resources to continue development and production of its programming. The Company's development and production efforts are subject to all of the risks inherent in the development and production of new programming, including unexpected delays, expenses, technical problems and difficulties, as well as the possible insufficiency of funds to complete satisfactory development and production of programming, which could result in abandonment or substantial change in programming. There can be no assurance that the Company's program development and production efforts will be successfully completed on a timely basis, or at all, or that unexpected events will not occur which would result in increased costs or material delays in program development and production and delays in the Company's ability to air original programming. The Company's success will also be partially dependent upon its continued ability to acquire or license suitable programming. Although the Company has been successful in licensing over 150 hours of programming to date, there can be no assurance that it will be able to continue to license suitable programming on acceptable terms, or at all. Accordingly, the Company's ability to obtain programming is subject to a high degree of uncertainty. Failure to obtain sufficient programming on acceptable terms would have a material adverse effect on the Company.

         Loss of ATN Subscribers. ATN's subscribers currently represent the majority of all of the households which receive broadcast of The Recovery Network's programming. After the termination of the Nesting Contract in August 1998, the Company will be entirely dependent on its own affiliate marketing efforts to obtain affiliate agreements with cable operators. Currently, the Company's only such arrangement is with Cablevision, which provides the Company with approximately 2 million subscribers in the New York and Boston metropolitan areas. The Company expects that these will comprise substantially all the subscribers it will have when it begins broadcasting under the Transponder Contract.

         Broadcast Interruptions and Equipment Failures. The Company is dependent upon the Transponder Contract to provide the necessary services to enable The Recovery Network to broadcast its programming through cable systems with which the Company directly enters into affiliation agreements. It is possible that the Company could experience broadcast interruptions and equipment failures which could last for a significant period of time. Broadcast interruptions or equipment failures affecting broadcasting of The Recovery Network's programming could adversely affect viewer perception of, and advertiser confidence in, The Recovery Network and could result in loss of advertising revenue, which could have a material adverse effect on the Company.

         Risks Relating to Joint Venture. The Company and TCII have each made capital contributions to Recovery Interactive of approximately $750,000, substantially all of which have been expended. These contributions by the Company and TCII have not been sufficient to fund Recovery Interactive's implementation of its business plan. The Company is not required to contribute any additional funding to Recovery Interactive and does not intend to make any additional contributions. There can also be no assurance that TCII will provide any additional funding. Although Recovery Interactive is currently seeking investment from third parties, there can be no assurance that it will be able to obtain such additional capital on acceptable, or any, terms. The joint venture arrangement is subject to termination by either party under certain conditions. Although the Company believes that the joint venture will provide the Company with significant opportunities relating to an Internet business, there can be no assurance that the joint venture will be commercially successful or will not be terminated by TCII.

         Risks Relating to the Development and Supply of Recovery Related Products; Risks Related to Recovery Direct; Uncertainty of Commercial Acceptance of Recovery Related Products. The Company has just recently begun to enter into arrangements for the supply of recovery and prevention-related products to market and to offer them to the public, and has generated approximately $282,000 of revenues through March 31, 1998 from its product sales activities. Development of such business is subject to all of the risks associated with the development of a new line of business, including unexpected delays, as well as insufficiency of funds to complete satisfactory development of products and services. To the extent the Company enters into arrangements for the supply of recovery and prevention-related products with third parties, the Company will be dependent upon its suppliers to, among other things, satisfy the Company's quantity and performance specifications and to dedicate sufficient production capacity to meet the Company's scheduled delivery requirements. Additionally, the Company has not conducted and does not intend to conduct any formal market studies or feasibility studies for any potential products. Achieving market acceptance for recovery and prevention-related products will require substantial marketing efforts, expenditure of significant funds and use of commercial time on The Recovery Network and Recovery Talk Radio otherwise available for sale to advertisers to inform potential customers of potential products. There can be no assurance that the Company will continue to be able to develop or enter into arrangements for the supply of recovery and prevention-related products or that the Company's efforts will result in successful product commercialization or initial or continued market acceptance for any potential recovery and prevention-related products.

         Risks Relating to FMS Acquisition. In December of 1997, the Company acquired all of the outstanding stock of FMS. FMS's revenues from the educational, institutional and correctional markets, which are its primary markets, have been declining steadily for several years. It is likely that FMS will require substantial additional capital in order to produce new products and expand its sales and marketing efforts. Under the terms of the Merger Agreement, the Company is required to contribute up to $150,000 per year to produce additional films, but does not intend to make any additional capital contributions beyond that. There can be no assurance that the $150,000 will be adequate to develop sufficient new product or that FMS will otherwise be able to fund its ongoing operations.

         Factors Affecting Cable Television Industry. The Company's business is concentrated in the cable television industry which is continually evolving and subject to rapid change. Recently, direct satellite services ("DSS") and digital cable deployment and advances in signal compression/decompression technologies have begun to create additional channel capacity and new opportunities for television networks. There can be no assurance, however, that DSS or such other technologies will be further developed or utilized to expand channel capacity. The Company's growth strategy is based, in part, upon the continued growth of the cable and DSS industries and the expected increased availability of channel capacity. If the cable industry grows slower than expected or ceases to grow or if channel capacity does not expand as rapidly as expected, or ceases to grow, the

Company may not be able to enter into a sufficient number of affiliation agreements or other arrangements for the carriage of The Recovery Network, which would have a material adverse effect on the Company.

         Government Regulation. The cable television industry is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the Federal Communications Commission ("FCC"). Regulations governing the rates that can be charged to subscribers by cable systems not in markets subject to effective competition from other multichannel video program distributors could adversely affect the ability of cable systems with limited channel capacity to finance rebuilding or upgrading efforts to increase channel capacity or otherwise restrict their ability to add new programming such as The Recovery Network. In addition, federal "must-carry" rules requiring cable operators to devote up to one-third of their channels to carriage of local commercial TV broadcast stations (and additional channels for non-commercial educational TV stations); commercial leased access rules designating 10% to 15% of system channels for lease by unaffiliated programmers; and local regulatory requirements mandating additional channel set-asides for public, governmental and educational use could reduce channel availability which might otherwise be available for The Recovery Network on many cable systems. Statutory provisions and FCC rules governing relationships among cable systems and competing forms of multichannel video program distribution, as well as the relationships between the Company and its cable system affiliates could adversely affect the marketability of the Company's programming and the ability of the Company to enter into arrangements for the distribution of its programming.

         Federal and state regulation governing interactive or on-line information services and potentially affecting the activities of Recovery Interactive is currently evolving. Regulations governing purchases of information services via toll-free telephone calls and laws governing obscene, indecent, or otherwise unlawful communications have been or may be adopted, and there can be no assurance whether such laws and regulations will be applied to, and therefore affect, the business and operations of Recovery Interactive. Additional laws and regulations are currently being considered by the federal government and many state and local governments. There can be no assurance that these or existing laws or regulations will not be applied in a manner that will adversely affect the Company's business or operations.

         Proposals for additional or revised statutory or regulatory requirements are considered by Congress, the FCC and state and local governments from time to time, and a number of such proposals are currently under consideration. Amendments to or interpretations of existing statutes and regulations, adoption of new statutes or regulations or expansion of the Company's operations could further restrict channel availability for The Recovery Network, require the Company to alter methods of operation (the cost of which may be prohibitive) limit the types of programming or services that the Company intends to provide, modify the content of its programming or require the Company to obtain regulatory approvals, any of which could result in material interruptions of operation. There can be no assurance that the Company will be able to comply with additional applicable statutory or regulatory requirements.

         Competition. The Recovery Network will compete with all other existing and planned television networks and other television programming for available air time, channel capacity, advertiser revenue and revenue from license fees. Many of these television networks and producers of television programming are well-established, have reputations for success in the development and operation of television networks and/or development of television programming, have established significant viewer loyalty and have significantly greater industry, financial, marketing, programming, personnel and other resources than the Company. In addition, if cable television channel capacity increases as the Company expects, competition from smaller competitors and other start-up television networks could increase significantly. Although the Company is not aware of any television network with programming focusing principally on Recovery Issues and Prevention Issues, there are an increasing number of recently introduced or planned cable networks which focus on overall life-style, self-improvement and health themes and there are numerous programs which address Recovery Issues and Prevention Issues. Moreover, because The Recovery Network's programming is intended to provide information and support to persons facing Recovery Issues and Prevention Issues, The Recovery Network and the Company's recovery and prevention-related products and services will compete with other products and services which perform similar functions, such as support groups, self-help videos, audio cassettes and books and helplines. There can be no assurance that the Company will be able to successfully compete for air time, channel capacity, advertiser time or viewership.

         Uncertainty of Protection of Proprietary Information. The Company has pending registration applications in the United States Patent and Trademark Office for four trademarks, including the "Recovery Network" trademark. The Company believes that its trademarks and copyrights, including "The Recovery Network" tradename and the signature look of the network, have significant value and are important to the marketing and promotion of The Recovery Network and the Company's recovery and prevention-related products and services. Although the Company believes that its trademarks and copyrights do not and will not infringe trademarks or violate proprietary rights of others, it is possible that existing trademarks and copyrights may not be valid or that infringement of existing or future trademarks or proprietary rights may occur. In the event the Company's trademarks or copyrights infringe trademarks or proprietary rights of others, the Company may be required to change the name of its network, proposed television shows, radio talk show or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, on acceptable terms and conditions, or at all. Failure to do any of the foregoing could have a material adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a trademark infringement or proprietary rights violation action. Moreover, if the Company's trademarks or copyrights infringe the trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could have a material adverse effect on the Company.

         The Company also relies on trade secrets and proprietary know-how and employs various methods to protect its concepts, ideas and the documentation of its television programming and concepts in development. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how, concepts, ideas and documentation. Furthermore, although the Company has and expects to have confidentiality and non-competition agreements with its employees and appropriate consultants, there can be no assurance that such arrangements will adequately protect the Company's trade secrets or that others will not independently develop programming similar to that of the Company.

         Insurance and Potential Liability. The operation of a television, radio and interactive media business subjects the Company to possible liability claims from others, including viewers, listeners and callers to the Help Line for claims arising from the unauthorized use of name or likeness, invasion of privacy, defamation and slander. The Company maintains general liability insurance (with coverage in amounts of up to $1,000,000 per occurrence and $1,000,000 per annum), including insurance relating to personal injury and advertising injury, in amounts which the Company currently considers adequate. Nevertheless, a partially or completely uninsured claim against the Company, if successful, could have a material adverse effect on the Company.

         Control by Management. The Company's current executive officers and directors in the aggregate, beneficially own approximately 22.1% of the outstanding Common Stock. Accordingly, such persons may have the ability to exert significant influence over the election of the Company's Board of Directors and other matters submitted to the Company's shareholders for approval.

         Dependence on Key Personnel; Need for Qualified Personnel. The success of the Company will be largely dependent on the personal efforts of George H. Henry, Chairman of the Board of the Company, and William D. Moses, Chief Executive Officer of the Company, and other key personnel. Neither of such officers, nor any other officer of the Company, prior to joining the Company, had been employed by a company in the areas of Recovery Issues or Prevention Issues. Although the Company has entered into an employment agreement with Mr. Moses, the Company does not have an employment agreement with Mr. Henry, and the loss of the services of either of such officer or other key personnel would have a material adverse effect on the Company's business and prospects. The Company has obtained key-man life insurance in the amount of $2,000,000 on the life of Mr. Moses. The success of the Company will also be dependent upon its ability to hire and retain additional qualified industry, programming, marketing, financial and other personnel. Competition for qualified personnel is intense, and there can be no assurance that the Company will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified personnel would have a material adverse effect on the Company.

         No Dividends. To date, the Company has not paid any cash dividends on the Common Stock and does not expect to declare or pay dividends on the Common Stock in the foreseeable future. In addition, the payment of cash dividends may be limited or prohibited by the terms of future loan agreements or the future authorization and issuance of Preferred Stock.

         Possible Adverse Effect of Outstanding Options and Warrants. As of the date of this Prospectus, there are 123,039 shares reserved for issuance upon exercise of outstanding non-plan stock options, of which 110,423 are exercisable at an exercise price of $2.32 per share, 2,867 are exercisable at an exercise price of $.77 per share and 9,749 are exercisable at an exercise price of $5.00 per share; 649,251 shares are reserved for issuance upon exercise of outstanding options under the Company's stock option plans of which 119,235 are exercisable at $5.00 per share and 504,831 are exercisable at $1.56 per share. In addition, as of the date of this Prospectus, there are 515,498 shares reserved for issuance upon exercise of outstanding Warrants, including 500,000 shares reserved for issuance upon exercise of the Financing Warrants (as defined herein). The Financing Warrants are exercisable until March 6, 2002 at a price of $5.50 per share. To the extent warrants or options are exercised, dilution of the interests of the Company's Common Stock may occur. Moreover, the terms upon which the Company will be able to obtain additional equity financing may be adversely affected since the holders of outstanding options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain capital on terms more favorable to the Company than those provided by such options and warrants..

         No Assurance of Public Market; Possible Volatility of Market Price of Common Stock and Warrants. Prior to the Company's IPO, there was no public trading market for the Common Stock or Redeemable Warrants (as defined herein). There can be no assurance that a regular trading market for the Common Stock or Redeemable Warrants (as defined herein) will be sustained. The market prices of the Company's securities following this offering may be highly volatile as has been the case with the securities of other emerging companies. Factors such as the Company's operating results, announcements by the Company or its competitors, introduction of new programs by the Company or its competitors, changes in financial estimates of securities analysts and factors effecting the cable television industry generally may have a significant impact on the market price of the Company's securities. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies, particularly of small and emerging growth companies, the common stock of which trade in the over-the-counter market, have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies.

         Possible Delisting of Securities from Nasdaq Systems; Risks Relating to Penny Stocks. In order to continue to be listed on the Nasdaq SmallCap Market, the Company must maintain $2,000,000 in net tangible assets and a $1,000,000 market value on the public float. In addition, continued inclusion requires two market makers, a minimum bid price of $1.00 per share and adherence to certain corporate governance provisions. The failure to meet these maintenance criteria in the future may result in the delisting of the Common Stock and Redeemable Warrants from the Nasdaq SmallCap Market, and trading, if any, in the Common Stock and Redeemable Warrants would thereafter be conducted in the non-Nasdaq over-the-counter market. As a result of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock and Redeemable Warrants. As of the August 10, 1998, the bid price for the Common Stock was $1.52 per share. There can be no assurance that the minimum bid price of the Common Stock will remain above $1.00 per share.

         In addition, if the Common Stock and Redeemable Warrants were to become delisted from trading on the Nasdaq SmallCap Market and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could, in the event the Common Stock were deemed to be a penny stock, discourage broker-dealers from effecting transactions in the Common Stock which could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell the Common Stock in the secondary market.

         Shares Eligible for Future Sale; Registration Rights. The Company has 5,977,920 shares of Common Stock outstanding (assuming no exercise of outstanding options or warrants). Of such shares 2,521,250 shares of Common Stock are "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act, and in the future may be sold only pursuant to an effective registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. Of the 2,521,250 restricted shares, an aggregate of 1,681,139 shares are eligible for sale, without registration, under Rule 144 (subject to certain volume limitations prescribed by such rule and to the contractual restrictions described below). In addition, 833,223 of such restricted shares (not including 500,000 shares issuable upon exercise of the Financing Warrants) are subject to certain registration rights, and the Company has granted Whale Securities Co., L.P. demand and piggyback registration rights with respect to the securities issuable upon exercise of certain warrants issued thereto. No prediction can be made as to the effect, if any, that sales of such securities or the availability of such securities for sale will have on the market prices prevailing from time to time. Substantially all of the Company's officers, directors and security holders have agreed not to (i) sell or otherwise dispose of any shares of Common Stock in any public market transaction (including pursuant to Rule

144) or (ii) exercise any rights held by such holders to cause the Company to register any shares of Common Stock for sale pursuant to the Securities Act until September 29, 1998 (September 29, 1999 with respect to the Financing Shares, Financing Warrants and shares issuable upon exercise of the Financing Warrants). The possibility that a substantial number of the Company's securities may be sold in the public market may adversely affect prevailing market prices for the Common Stock and Redeemable Warrants and could impair the Company's ability to raise capital through the sale of its equity securities.

         Limitation of Liability of Directors and Officers. As permitted by the Colorado Business Corporation Act, the Company's Articles of Incorporation provide that directors and officers of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for breach of a director's or officer's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for acts relating to unlawful distributions or for any transaction from which the director or officer derived an improper personal benefit. The Company's Articles of Incorporation also provide (subject to certain exceptions) that the Company shall, to the maximum extent permitted from time to time under the law of the State of Colorado, indemnify, and upon request shall advance expenses to, any director or officer to the extent permitted under such law as it may from time to time be in effect. The Company's bylaws require the Company to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Articles of Incorporation. As a result of these provisions, shareholders may be unable to recover damages against the directors and officers of the Company for actions taken by them which constitute negligence, gross negligence, or a violation of their fiduciary duties, which may reduce the likelihood of shareholders instituting derivative litigation against directors and officers and may discourage or deter shareholders from suing directors, officers, employees and agents of the Company for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.

                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders. However, on June 29, 1998, the Company entered into the Agreements with the Subscribers. Pursuant to the Agreements, the Company is entitled to aggregate proceeds of up to $2.5 million (the "Private Placement"). The Company received $1,750,000 from the sale of the Shares to the Subscribers pursuant to the Private Placement on June 29, 1998. In addition, the Company's receipt of an additional $750,000 of proceeds which the Subscribers have deposited with an escrow agent pursuant to the Agreements is conditioned upon the Company filing by August 28, 1998 and the Securities and Exchange Commission declaring effective by October 28, 1998 a Registration Statement of which this Prospectus is a part. In addition to the proceeds received in the Private Placement, the Company may receive $3 million pursuant to a "put" provision in the Agreements that is subject to various conditions, including those relating to minimum market price, minimum trading volume and timing. There can be no assurance that the Company will exercise the Put Rights or receive any of the proceeds therefrom. The net proceeds from the sale of the Shares to the Subscribers are being used by the Company for working capital, general corporate purposes and for expenses of approximately $200,000 for the Private Placement. The proceeds from the exercise of the Warrants will be used by the Company for working capital and general corporate purposes.

         The Company anticipates that $2,500,000 of the proceeds of the Private Placement, together with projected revenues from operations, will be sufficient to fund the Company's operations and capital requirements until December 31, 1998. There can be no assurance, however, that such funds will not be expended prior thereto due to unanticipated changes in economic conditions or other unforeseen circumstances. In the event the Company's plans change or its assumptions change or prove to be inaccurate, the Company could be required to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to, or potential sources of, any additional financing, and it is not anticipated that existing shareholders will provide any portion of the Company's future financing requirements. Consequently, there can be no assurance that any additional financing will be available to the Company when needed, on commercially reasonable terms, or at all.

         Proceeds not immediately required for the purposes described above will be invested principally in short-term bank certificates of deposit, short-term securities, United States Government obligations, money market instruments and/or other interest-bearing investments.

                                DIVIDEND POLICY

         The Company has never paid any cash dividends on its Common Stock, and the Board of Directors does not intend to declare or pay any dividends on its Common Stock in the foreseeable future. The Board currently intends to retain all available earnings (if any) generated by the Company's operations for the development and growth of its business. The declaration in the future of any cash or stock dividends on the Common Stock will be at the discretion of the Board and will depend upon a variety of factors, including the earnings, capital requirements and financial position of the Company and general economic conditions at the time in question. In addition, the payment of cash dividends on the Common Stock in the future could be limited or prohibited by the terms of financing agreements that may be entered into by the Company (e.g., a bank line of credit or an agreement relating to the issuance of debt securities of the Company) or by the terms of any Preferred Stock that may be authorized and issued.

                              PLAN OF DISTRIBUTION

         The Shares may be offered for sale from time to time by the Selling Stockholder or their pledgees, donees, transferees or other successors in interest, in the over-the-counter market, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be sold directly by the Selling Shareholders or through one or more broker-dealers. Such broker-dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of Shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Shareholders and such broker-dealers may be deemed to be "underwriters" within the meaning of the of Securities Act, and any discounts, commissions and concessions and any profit realized on any sales of the Shares may be deemed to be underwriting compensation.

                               LEGAL PROCEEDINGS

         The Company is not a party to, nor is any of its property, the subject of, any material pending legal proceedings.

                                 CAPITALIZATION

         The following table sets forth (i) the capitalization of the Company as of March 31, 1998, and (ii) the pro forma capitalization at such date after giving retroactive effect to the insurance of 1,111,110 shares of Common Stock to the Subscribers for $2,500,000 and 43,716 shares of Common Stock to the Placement Agents.

                                                                             March 31, 1998
                                                                     --------------------------------
                                                                          Actual       Pro Forma (a)
                                                                       (unaudited)      (unaudited)
Short-term debt, including current portion of capital lease
   obligation...............................................              $17,029           $17,029
                                                                     ==============    ==============
Long-term obligation under capital lease, net of current
   maturities...............................................              $17,646           $17,646
                                                                     --------------    --------------
Shareholders' equity:
   Common Stock, $.01 par value: 25,000,000 shares
      authorized; 4,980,250 shares issued and outstanding,
      actual and 6,135,076 shares issued and outstanding,
      pro forma ............................................               49,803            61,351
   Additional paid-in capital...............................           14,502,874        17,624,659
   Deficit accumulated in the development stage.............          (11,107,122)      (11,940,455)
                                                                     --------------    --------------
      Total shareholders' equity (deficit)..................            3,445,555         5,745,555
                                                                     --------------    --------------
           Total capitalization.............................           $3,463,201        $5,763,201
                                                                     ==============    ==============

------------------------

(a) Gives effect to (i) the issuance of 1,111,110 shares of Common Stock to the Subscribers for $2,500,000 and 43,716 shares of Common Stock to the Placement Agents and (ii) offering costs of approximately $200,000. Assumes that all shares placed in escrow and all shares to be issued upon shareholder approval pursuant to the Agreements (currently 333,334 shares for net proceeds of $720,000) will be issued to the Subscribers. Does not give effect to any additional shares of Common Stock that may be issuable pursuant to the exercise of the Warrants or pursuant to any other provision of the Agreements. Does not give effect to 200,000 shares of Common Stock that may be issuable pursuant to a consulting agreement between the Company and a third party and 200,000 shares of Common Stock that may be issuable to such third party upon exercise of a warrant granted pursuant to such agreement. The Company believes that such party is not entitled to such shares under such agreement. Includes shares of Common Stock issuable to the Subscribers upon approval thereof by the Company's shareholders, pursuant to the rules of the Nasdaq SmallCap Market.

                     MARKET FOR THE COMPANY'S COMMON EQUITY
                        AND RELATED SHAREHOLDER MATTERS

         Prior to September 29, 1997, there was no market for the Company's securities. From September 29, 1997 until January 7, 1998, one share of the Company's Common Stock and one Redeemable Warrant (which entitled the holder to purchase one share of Common Stock at a price of $5.50 per share through the close of business on September 29, 2002, or an earlier redemption date) (each, a "Redeemable Warrant" and collectively, the "Redeemable Warrants") traded as a unit (each, a "Unit" and collectively, the "Units"). Starting on January 9, 1998, shares of the Company's Common Stock and the Redeemable Warrants began trading separately. In all cases, the Company's Units, Common Stock and Redeemable Warrants traded on the Nasdaq SmallCap Market. The table below sets forth the high and low closing bid prices for the Units, the Common Stock and the Redeemable Warrants, as reported on the Nasdaq SmallCap Market, during the period September 29, 1997 to June 30, 1998. The quotations represent inter-dealer quotations without adjustment for retail mark-ups, mark-downs or commissions and may not represent actual transactions:

                                                    Common Stock        Redeemable Warrants            Units
                                                ------------------      -------------------            -----
                                                 High         Low         High         Low         High      Low
Quarter Ended September 30, 1997........         N/A          N/A         N/A          N/A        75/8      51/4
Quarter Ended December 31, 1997.........         N/A          N/A         N/A          N/A        71/4      35/8
Quarter Ended March 31, 1998............        41/8            3           1          5/8        37/8      31/2
Quarter Ended June 30, 1998.............        61/2         23/4        15/8         7/16         N/A       N/A

         As of the date of this Prospectus, the Company has outstanding 5,977,920 shares of Common Stock owned by approximately 109 holders of record, and 2,413,900 Redeemable Warrants owned by approximately 1 holder of record.

                               PLAN OF OPERATION

General

         In April 1997, the Company nationally launched The Recovery Network, a cable television network. Pursuant to a nesting contract (the "Nesting Contract") with ATN, ATN provides satellite uplink, master control and other related services on its satellite transponder to The Recovery Network for two hours of telecast time every day to subscribers of cable systems with which ATN has affiliation agreements, and to systems with which the Company has direct affiliation agreements. Currently, The Recovery Network is telecast one hour in the morning to approximately 11 million subscribers and one hour in the evening to approximately 5 million subscribers. In addition to the distribution under the Nesting Contract, the Company is seeking two hours of broadcast time per day in other local cable systems in a large number of markets. The Company believes it has identified all local cable systems in the United States with at least 50,000 subscribers and is engaged in a general marketing campaign ("affiliate marketing") directed at those systems. The Company is also targeting a more focused affiliate marketing effort on 10-12 major cities whose communities contain the bulk of those systems.

         On February 26, 1998, the Company executed a contract to extend its current agreement with ATN. The extension provides for an extension of services on a month-to-month basis through and until August 31, 1998, at a monthly fee of $65,000 and a one-time payment of $150,000 to reflect unanticipated costs incurred by ATN in the course of performance under the nesting contract.

         To date, the Company has incurred significant net losses, including net losses of $1,223,829, $3,817,652, $2,286,273, and $5,210,003 for the years ended June 30, 1996 and 1997 and the nine-months ended March 31, 1997 and 1998, respectively. The Company anticipates that it will generate revenues from advertising sales on The Recovery Network and Recovery Talk Radio, merchandising recovery-related products and services on The Recovery Network, Recovery Talk Radio, and by seeking sponsorships for its programming and from license fees from cable systems for its programming. The Company does not expect that it will generate any meaningful revenues from fees until such time, if ever, that The Recovery Network enters into affiliation agreements providing the Company with a significant subscriber base. There can be no assurance that the Company will be able to enter into affiliation agreements with local cable systems with a sufficient number of subscribers, achieve significant viewer loyalty or attract advertisers for The Recovery Network, generate meaningful revenues or achieve profitable operations. The Company also anticipates that Recovery Interactive will generate revenue from monthly subscriber fees from managed care companies, insurance companies and employers for delivering mental and behavioral health benefits to covered individuals, advertising and merchandising although there can be no assurance that Recovery Interactive will generate meaningful revenues or achieve profitable operations.

Liquidity and Capital Resources

         The Company's primary capital requirements in the next twelve months will be to fund the costs of its affiliate marketing efforts, sales of advertising time and producing its programming, satellite transponder costs, costs for uplink, master control and transmission services, and other working capital expenses.

         The Company's capital requirements have been and will continue to be significant and its cash requirements have been exceeding its cash flow from operations. At March 31, 1998, the Company had a working capital surplus of $2,359,193. Due to, among other things, the lack of meaningful revenues, costs associated with program development and affiliate marketing efforts, the Company has been substantially dependent upon various private placements and its initial public offering to fund its operations.

         During the period from November 1995 through March 1, 1997, the Company issued in private placements 745,674 shares of Common Stock at prices ranging from $.77 per share to $3.48 per share for net proceeds of approximately $1,433,767. Additionally, the Company raised debt proceeds of $310,000 through another private placement. Of these debt proceeds raised, $250,000 was converted into 71,033 shares of Common Stock and $60,000 was repaid as of June 30, 1997. Upon conversion and repayment of the debt, warrants to purchase 157,563 shares of Common Stock were issued. Warrants to purchase 142,065 shares of Common Stock have been exercised for $330,000. A warrant to purchase 15,498 shares of Common Stock at $3.87 per share remains outstanding. Also, during this period, options to purchase 73,615 shares of Common Stock were exercised for $171,000. See the Company's registration statement on Form SB-2 dated September 29, 1997 for specifics of these financing activities.

         In March and April 1997, the Company completed a private financing (the "Private Financing") pursuant to which it issued an aggregate of (i) $2,000,000 principal amount of unsecured non-negotiable promissory notes bearing interest at the rate of 9% per annum (the "Financing Notes"); (ii) 400,000 shares of Common Stock; and (iii) warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $5.50 per share. The offering price was $50,000 per financing unit. After payment of $200,000 in placement agent fees to the underwriter, which acted as placement agent for the Company in connection with the Private Financing, and other offering expenses of approximately $262,000, the Company received net proceeds of approximately $1,538,000 from the sale of the financing units. The net proceeds of the Private Financing were used by the Company for, among things, an affiliate marketing campaign in connection with the national launch of The Recovery Network, programming expenses for the production of "Full Circle", "Testimony" and "Bottoms", a capital contribution in the amount of $200,000 to Recovery Interactive and payments under the Nesting Contract with ATN in the amount of $102,000. The Company repaid the entire principal amount of, and accrued interest on, the Financing Notes subsequent to September 30, 1997 with proceeds received from the initial public offering.

         During July and August 1997, the Company issued Promissory Notes with an aggregate principal amount of $605,250 to five lenders (the "Promissory Notes"). The Company paid to each lender a loan origination fee in an amount equal to 5% of the Promissory Notes, or approximately $30,300. The Promissory Notes plus $95,000 of interest thereon were repaid on October 3, 1997. The net proceeds from the issuance of the Promissory Notes were used for working capital purposes. The Company incurred financing costs during the nine-month period ended March 31, 1998 of approximately $765,000 relating to the Private Financing and the Promissory Notes.

         On October 23, 1997, the Company consummated its initial public offering ("IPO") pursuant to which it issued 2,415,000 units (each, a "Unit"). Each Unit consisted of one share of Common Stock and one redeemable warrant to purchase one share of Common Stock at $5.50 per share (each, a "Redeemable Warrant"). The net proceeds received from the IPO were $10,141,757, and the amount of said proceeds utilized by March 31, 1998 was approximately $7,450,000 used principally to repay debt and operating expenses.

         On the Subscription Date, the Company entered into the Agreements. Pursuant to the Agreements, the Company is entitled to aggregate proceeds of up to $5,500,000 in the Private Placement. The Private Placement provides for the issuance by the Company of (i) 1,111,110 shares (the "Shares") of Common Stock for $2,500,000, or $2.25 per share, (ii) additional shares of Common Stock to the Subscribers pursuant to certain other provisions of the Agreements, including shares issuable for no additional consideration pursuant to the

Reset Rights in the Agreements and shares issuable for up to $3,000,000 pursuant to a "put" provision in the Agreements (the "Additional Shares"), and
(iii) 100,000 shares of Common Stock upon the exercise of warrants (the "Warrants"). The Warrants are exercisable at an exercise price of $5.50 per share and may be exercised at any time or from time to time on or before June 29, 2001.

         The Company anticipates that the proceeds received from the sale of the Shares to the Subscribers in the Private Placement (including net proceeds of $720,000 currently deposited with an escrow agent), together with projected revenues from operations, will be sufficient to fund the Company's operations and capital requirements until December 31, 1998. There can be no assurance, however, that such funds will not be expended prior thereto due to unanticipated changes in economic conditions or other unforeseen circumstances. In the event the Company's plans change or its assumptions change or prove to be inaccurate, the Company could be required to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to, or potential sources of, any additional financing, and it is not anticipated that existing shareholders will provide any portion of the Company's future financing requirements. Consequently, there can be no assurance that any additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, requiring it to curtail and possibly cease its operations. In addition, any additional equity financing may involve substantial dilution to the interests of the Company's then existing shareholders.

                                    BUSINESS

General

         The Company was organized to provide information, interaction and support via television, radio and interactive media services to persons affected by or afflicted with alcoholism, drug and substance abuse, eating disorders, depression and a variety of behavioral and mental health problems ("Recovery Issues"), as well as to persons seeking to prevent the onset of these problems and select positive life-style choices ("Prevention Issues"). The Company currently addresses Recovery Issues and Prevention Issues through The Recovery Network, a cable television network which commenced test-broadcasting on a limited basis in March 1996, was launched nationally via satellite transmission in April 1997 and is currently airing on 188 cable systems; Recovery Talk Radio, a nationally syndicated talk radio program introduced in December 1996 currently airing every Sunday morning from 8:00 a.m. to 9:00 a.m. (EST) on 45 stations and from 9:00 a.m. to 10:00 a.m. (EST) on 36 stations; and a toll-free telephone helpline (the "Help Line") which offers information to viewers of The Recovery Network about where to obtain information and help in their communities. The Company also owns a 50% interest in RecoveryNet Interactive, L.L.C. ("Recovery Interactive"), a joint venture with TCII (an affiliate of Tele-Communications, Inc., "TCI"), formed in August 1996 to commence a business to provide health care products and services to managed care organizations and other organizations offering or providing behavioral health care services, as well as to provide information, interaction and support regarding Recovery Issues and Prevention Issues through an integrated multimedia platform.

Overview

         The Recovery Market

         The Company believes that the market for recovery and prevention-oriented programming consists of four groups: (i) friends, families and co-workers of persons afflicted with Recovery Issues (the "Affected Others"); (ii) persons who are already in recovery ("Persons in Recovery") and seek the daily support and connection to others in recovery; (iii) afflicted persons who are not yet in recovery either because they are unaware of the resources that are available or are unwilling or unable to attend meetings or seek help publicly ("Afflicted Persons"); and (iv) persons concerned about Prevention Issues, particularly families with children. The Company believes that these four groups make up a significant portion of the nation's population.

         The Company expects that a substantial portion of its audience will be the Affected Others. According to The American Journal of Psychiatry Official Practice Guide published in November 1995, approximately 56 million persons in the United States are directly affected by alcohol abuse or addiction alone. The National Association for Children of Alcoholics estimated that in 1995 there were approximately 26.8 million children of alcoholics in the United States. A substantial number of employers and coworkers are affected by alcohol abuse in the workplace.

         Persons in Recovery include the millions of Americans who regularly attend meetings of various support groups, such as Alcoholics Anonymous, Al-Anon, Overeaters Anonymous, Cocaine Anonymous, Narcotics Anonymous, or are in some other form of treatment, including counseling. While this group is smaller than the Affected Others, the Company believes that The Recovery Network's programming will provide a useful and important service to Persons in Recovery, and that members of this group are likely to make an effort to seek out the Company's programming and to inform others in their respective support groups about The Recovery Network.

         Afflicted Persons include the estimated 43 million Americans who, according to the 1995 National Household Survey on Drug Abuse (the "National Household Survey"), are heavy or binge drinkers and the approximately 12.8 million who use illegal drugs. Afflicted Persons also include approximately 20% of the female population between the ages of 12 and 30 that Anorexia and Related Disorders, Inc. in 1992 estimated had a major eating disorder such as anorexia or bulimia or some of its symptoms, and the 59% of the adult population that Scientific American, in August 1996, estimated met the current definition of clinical obesity.

         Afflicted Persons also include persons suffering from depression and persons who wish to quit smoking. In 1993, The National Institute of Health estimated that more than 11 million Americans suffered from depression and that one in eight persons will be affected by depression sometime in their lives. The National Household Survey estimates that there were 61 million Americans who were current smokers in 1995, many of whom the Company believes wish to quit smoking.

         With the recent substantial rise in drug use, especially among adolescents, the Company believes that there is and will continue to be a growing interest in Prevention Issues, particularly in families with adolescents ages 13 to 18. According to the National Household Survey, the percentage of adolescents using illegal drugs increased 105% from 1992 to 1995, and, in 1995, approximately 18% of 18 to 20-year olds and approximately 15.6% of 16 and 17-year olds used illegal drugs. A recent survey by the National Center on Addiction and Substance Abuse cited drugs as the number one problem facing teenagers.

         The economic and social impact of addiction on society is high. A study conducted by Brandeis University in October 1993 estimated the annual negative impact on the economy from substance abuse exceeded $230 billion. It is commonly believed among industry experts that substance abuse is a major cause of crime and family problems, especially family violence, and is a factor in one out of three divorces.

         Despite the perceived size of the market for recovery and prevention-related products and services, the Company believes that there is currently no effective national marketplace to enable suppliers of such products and services to reach their target consumers. The Company believes that, to date, consumers seeking recovery and prevention-related products and services have done so primarily through local support groups, such as Alcoholics Anonymous, local treatment centers, counseling through health professionals, churches and schools in their communities, and from self-help books and other materials. A disadvantage of these traditional sources is that they all require, to some extent, that the consumer publicly acknowledge that he or she is seeking information. The Company believes that many persons in its target audience may be reluctant to seek help publicly.

         The Cable Television Market

         Cable television was first developed in the late 1940s primarily to serve rural communities unable to receive broadcast television signals. By June 1995, there were more than 11,200 cable systems serving over 60 million subscribers in over 32,000 communities in the United States. Of these cable systems, 259 of them have 50,000 or more subscribers. The largest cable system in the country has over 1,000,000 subscribers, but only the 30 largest systems have 200,000 subscribers or more. Cable system operators range from large multiple system operators ("MSOs") that own many systems to small, independent systems that serve as few as several thousand households. The 10 largest MSOs control 231 of the 259 largest systems and have approximately 80% of their subscribers. Despite this concentration, each system operates under a franchise from the government of the local community in which it is located. Thus, MSOs and other cable operators have to contract with the local franchising authorities for each cable system.

         The cable industry is regulated by federal and state governments in part to help local communities insure that their community receives some benefit from the valuable local rights-of-way it grants to the cable system operator. Many local franchising authorities require that cable systems devote a portion of their channel capacity to public access, educational and governmental access channels. Many communities also expect cable systems to offer a minimum amount of channel capacity, certain system design features and programming that either originates from or addresses the needs and interests of the local community. This concept is commonly referred to in the industry as "localism." Prominent individuals in the cable industry are aware that, for a variety of reasons, the industry has not fulfilled on the promise of localism. The Company believes that, as cable franchise contracts expire and are subject to renewal over the next several years, many cable systems will need to upgrade and expand channel capacity as well as to demonstrate to the communities their continued commitment to localism to obtain renewal.

         Most programming decisions for the majority of cable systems that are owned by MSOs are made at the MSO level in negotiations between the MSO and the various television networks. Typically, these negotiations, if successful, result in one of two types of affiliation agreement. In one, the agreement specifically identifies which local cable systems will carry the programming and does not directly involve the cable system in negotiations. In the other, the agreement specifies terms that are approved at the MSO level but requires the network to negotiate affiliation agreements with each individual cable system. These latter agreements are sometimes called "SSI Agreements". Many cable systems also have local channels which are designed to serve the community's needs and interests, and the decision to add programming to these channels is typically left to the discretion of the local cable system manager. Some, but not all, networks, receive license fees calculated on a per subscriber, per month basis. According to an industry survey of 41 networks in 1996, 38 networks received monthly fees ranging from $.03 per subscriber to $.70 per subscriber and three networks did not receive license fees. Of those 38 networks that received license fees, 22 networks received license fees ranging from $.10 to $.29. Generally, networks that air less than 16 hours of programming per day do not receive license fees. Also, new networks often offer their programming for some period of time after their launch free to cable systems that sign affiliation agreements within a certain time after launch. In some cases, newly-launched networks also provide affiliates with monetary launch support or other financial incentives in order to secure initial carriage.

         Channel capacity on most cable systems is currently limited. Channel capacity is generally a function of the bandwidth of the individual cable system's infrastructure. Recently developed digital technologies offer cable systems a cost effective method for expanding channel capacity. Digital technologies enable the cable systems to compress multiple digital channels into the bandwidth currently required for a single analog channel. The cable system sends the compressed, multi-channel signal to a subscriber's home where it is decompressed by a digital converter box ("digibox"). This new technology permits a cable system to expand significantly its current channel capacity with a much lower capital investment than would be required to install fiber optic cables or to make other major infrastructure upgrades. TCI, one of the nation's largest MSOs, has stated its intention to provide digiboxes to all of its subscribers, and TCI, along with a consortium of other MSOs, recently announced an order for 25 million digiboxes to be delivered and installed over the next few years.

         The recent introduction of direct satellite services ("DSS") has also increased pressure on cable systems to offer more channels and services. DSS systems offer their subscribers more than twice as many channels as all but a small number of cable systems, with better audio and video quality. The price of the satellite dishes required to receive programming has dropped to the point that DSS is currently price competitive with premium cable. There were approximately 4.5 million DSS subscribers in February 1997, and industry analysts expect that number to reach approximately 19 million by the year 2000.

         The Company believes that the combination of DSS and the conversion of cable systems from analog to digital signal transmission will create substantial additional channel capacity over the next several years. The Company believes that these developments will enable The Recovery Network to eventually become a full time cable television network.

The Recovery Network

         In April 1997, the Company launched The Recovery Network nationally via satellite transmission under a nesting contract (the "Nesting Contract") with Access Television Network ("ATN"). Pursuant to the Nesting Contract, ATN provides satellite uplink, master control and other related services on its satellite transponder to The Recovery Network for two hours of broadcast time every day to subscribers of cable systems with which ATN has affiliation agreements. Currently the Recovery Network is broadcast one hour in the morning to approximately 11 million subscribers and one hour in the evening to approximately 5 million subscribers. ATN provides distribution of the Company's programming into cable systems through existing affiliation agreements between ATN and those systems.

         The Nesting Contract, as amended, expires effective August 31, 1998. In May 1998, the Company entered into a five year contract with Group W Network Services, a division of CBS Corporation, to provide program origination, master control operations, uplink and C-Band Satellite transponder services (the "Transponder Contract"). The Transponder Contract will allow the Company to broadcast 24 hours a day, rather than the 2 hours a day under the Nesting Contract. On September 1, 1998, the Company intends to begin broadcasting a 4 hour block of programming that it will repeat 6 times a day. This will allow cable operators the flexibility to receive the Company's signal transmission at any time, rather than only during the 2 hours the Company's signal is currently available under the Nesting Contract.

         The Transponder Contract, however, does not provide the Company with access to subscribers as did the Nesting Contract. Therefore, the Company is seeking 4 hours of broadcast time per day in local cable systems in a large number of markets. The Company has identified all local cable systems in the United States with at least 50,000 subscribers and is engaged in a general marketing campaign ("affiliate marketing") directed at those approximately 250 systems. The Company is also targeting a more focused affiliate marketing effort on 10-12 major cities whose communities contain a substantial portion of those 250 systems.

         Affiliate Marketing Strategy

         The Company's strategy for obtaining affiliation agreements with cable systems is based on the premises that cable systems are effectively monopolies franchised by local governments, and in order to renew their franchises, many cable systems will need to demonstrate a commitment to localism by providing programming that benefits the local community, and that although it will be difficult to obtain a full time dedicated channel for a new network until new digital technologies expand channel capacity, more channel capacity will become available over the next several years.

         The first premise forms the basis for the Company's grassroots affiliate marketing strategy. The Company believes that The Recovery Network's programming offers local cable systems an opportunity to demonstrate their commitment to localism. If The Recovery Network is successful in establishing significant community support for its programming, the Company believes that its ability to enter into affiliation agreements will be significantly improved. As part of its strategy to demonstrate this support, the Company has formed The National Partnership for Recovery and Prevention (the "Partnership"), an umbrella coalition of national recovery and prevention organizations. The Company believes that the members of the Partnership will help to establish The Recovery Network's credibility and social significance. The Company is also seeking support from other grassroots organizations, local politicians and law enforcement agencies and officials, and believes that the socially responsible nature of The Recovery Network's programming will help it obtain that support.

         The second premise accounts for the Company's strategy to seek to obtain four hours of air time per day in a large number of markets. The satellite transmission signal provided under the Transponder Contract is available to all cable systems in the United States. Furthermore, because the Company's programming will be in a 4 hour block repeated 6 times a day, cable operators will now be able to receive the Company's signal at any time, rather than only during the 2 hours its was carried under the Nesting Agreement. This allows cable operators much greater flexibility in fitting the Company's 4 hour block into their existing schedules.

         The Company believes that most cable systems will readily perceive the potential benefits to them from airing the Recovery Network's programming, including a demonstration of the system's support for localism and the political and public relations benefits from offering socially responsible programming to its viewers. With channel capacity currently so limited, the cost of committing a dedicated, full time channel to The Recovery Network in order to receive those benefits could be too high for many systems. Instead, the Company is initially asking cable systems to carry The Recovery Network for only 4 hours per day, and the Company believes, based on discussions with operators of cable systems, that most of the 259 largest systems have the capacity to provide those hours. There can be no assurance, however, that such systems will continue to have available channel capacity or otherwise be willing to air The Recovery Network. With the support of local communities and politicians for socially responsible programming, the Company believes, although there can be no assurance, it will be able to enter into affiliation agreements for these initial 4 hours.

         Once its programming is airing on a cable system, the Company can concentrate on building viewer loyalty and advertiser awareness in that community. Because many of the Company's viewers are likely to be "appointment viewers" (that is, they will be aware of when the Company's programming airs and schedule time to see it, rather than finding it through "channel surfing"), the Company expects that it will be able to reach its target audience airing only two hours per day. The Company also believes that by demonstrating an ability to attract viewers and advertisers, it will create increased demand for The Recovery Network's programming. As demand increases, the Company expects to enter into additional affiliation agreements with new cable systems and increase the number of daily programming hours with existing affiliates. As channel capacity increases, the Company believes it will be able to expand into a full time network. There can be no assurance, however, that the Company will be able to enter into additional affiliation agreements with new cable systems or increase the number of daily programming hours with existing affiliates or that the Company will be able to expand into a full time network.

         The Company is implementing a two-tiered affiliate marketing strategy to expand distribution beyond that currently provided under the Nesting Contract. The Company has identified all local cable systems with at least 50,000 subscribers and is engaged in a general marketing campaign directed at those systems. The Company has established a promotional world wide web site, which contains programming schedules, information about the Company and the Partnership and links to sources of recovery information on theworld wide web. The Company will also rely on traditional marketing tools, such as mail, telephone, trade advertisements, public relations and participation in trade shows and conferences in connection with its general affiliate marketing strategy.

         The Company is also targeting a more in-depth affiliate marketing effort on the 10-12 cities whose communities contain the bulk of the largest systems. Such systems have an aggregate subscriber base of nearly

12 million households. Company executives intend to visit each of these cities to meet with cable system managers, local grassroots organizations, and local politicians and community leaders. The Company is seeking support from these organizations and individuals to further demonstrate the credibility and social significance of The Recovery Network to local cable systems.

         The Company is initially seeking to enter into short-term affiliation agreements with local cable systems with a term of one year and that provide for 4 hours of airing per day, with no license fees paid to the Company, and have a 30-day termination clause. The agreements also provide that the programming can be aired on local origination and on public, educational and government access channels or on other channels at the cable system's discretion.

         To facilitate this process, the Company is also seeking to enter into SSI Agreements. In June 1998, the Company entered into an SSI Agreement with the National Cable Television Cooperative, an organization of MSOs representing over 8 million cable households. The Company is also negotiating SSI Agreements with other major MSOs.

Recovery Talk Radio

         In December 1996, the Company launched Recovery Talk Radio, a nationally syndicated audience participation talk radio program on the Talk America Radio Network which focuses on Recovery Issues and Prevention Issues. Currently, the Company is airing one program entitled The Meeting on Air on Recovery Talk Radio every Sunday morning from 8:00 a.m. to 9:00 a.m. (EST) on 45 stations and from 9:00 a.m. to 10 a.m. (EST) on 36 stations. Recovery Talk Radio is based in Boston, and listeners can call in to the program on a toll-free 800 telephone number. The Meeting on Air features guest speakers who discuss their experiences and perspectives with callers and the program's host. The Company currently sells advertising time during such programming, although to date, the Company has generated only limited revenues from such advertising.

         The Company has not yet generated any material revenues from Recovery Talk Radio, and the Company does not expect that Recovery Talk Radio will account for a material portion of the Company's revenues in the future. The Company intends to utilize Recovery Talk Radio to help create support for and awareness of The Recovery Network in markets in which The Recovery Network will or hopes to air. The Company also intends to promote recovery-related merchandise on Recovery Talk Radio.

Help Line

         In March 1996, the Company commenced operations of a toll free help-line and referral service for the viewers of The Recovery Network (the "Help Line"). During the hours which The Recovery Network is airing, the Company displays a toll-free 800 telephone number for viewers to call for information about how to obtain additional help in their communities. Telephone calls are answered seven days a week during the hours of 6:30 to 7:30 a.m. (EST) and Mondays to Fridays during the hours of 9:00 a.m. to 5:00 p.m. (EST) by a trained crisis response counselor provided to the Company by an affiliate of Father Martin's Ashley Treatment Center, a treatment center dedicated to the treatment of chemically addicted persons. At times when the counselor is not available, viewers may leave a message, and their calls will be returned. Father Joseph Martin, the founder of the Ashley Treatment Center, is a member of the Company's Board of Advisors. See "Management--Advisory Board."

         To the extent that the Company enters into affiliation agreements to air The Recovery Network in additional communities, the Company expects to expand caller capacity of the Help Line, as well as expand its existing national database of local groups, treatment centers and other sources of help and information. The Company also intends to use the projected expanded call center capacity to also offer recovery and prevention-related products and services directly to its viewers.

         The Company does not generate any revenues from the Help Line, and does not receive any fees or commissions for this service, including from referrals made by the Help Line. The Company operates the Help Line solely to provide support to its viewers and as a community service. The Company also expects that providing the toll-free Help Line will help build and maintain viewer loyalty and support for The Recovery Network.

The National Partnership for Recovery and Prevention

         The Partnership, an umbrella coalition of national recovery and prevention organizations, was formed in November 1996 to work in conjunction with the Company to employ the Company's television, radio and interactive media services to develop and distribute effective and accurate information concerning alcoholism and addiction. The Company's goal is to create a Partnership of prominent national prevention and recovery organizations, public figures who are passionate about recovery and prevention, and corporations and institutions that are willing to support the Company's mission. To date, the Company has identified, and is in discussions with, more than 50 recovery and prevention organizations. Member organizations of the Partnership currently include African American Parents for Drug Prevention, Community Anti-Drug Coalitions of America, Dharma Associates, Gateway Foundation, Hands Across Cultures, ISA Associates, National Asian Pacific American Families Against Substance Abuse, National Association of Addiction Treatment Providers, National Drug Prevention League, National Families in Action, National Hispanic/Latino Community Prevention Network, National Parents Resource Institute for Drug Education, National Treatment Consortium, Physicians for Prevention, Prevention Intervention and Treatment Coalition for Health, The Bralove Group, The Miami Coalition for a Safe and Drug Free Community and The Village.

         Depending on their interests and abilities, partners may have the opportunity to review and comment on The Recovery Network's programming, provide ideas for programming that is of interest to their constituencies and, in some cases, produce programming. The Recovery Network may also air public service messages from the partners and otherwise help them disseminate information that is important to them. With a national platform, the Partnership will seek to help focus the attention of government and society on the issues of interest to the Partnership's members and also foster better communication among its members, their constituencies and the communities they are designed to serve. The Company believes that the member organizations of the Partnership will be instrumental in helping the Company demonstrate to cable operators a high level of community support for The Recovery Network and how carriage of the Company's programming can help the local operator fulfill the promise of localism. The Company believes that the individual constituents of the Partnership's member organizations will account for a significant portion of the initial audience for The Recovery Network's programming, and the Company expects that the Partnership will communicate to its constituents information about The Recovery Network's programming schedule and availability.

Recovery Interactive

         The Company owns a 50% interest in Recovery Interactive, a joint venture with TCI Online RecoveryNet Holdings, Inc., an affiliate of TCI ("TCII"), formed on August 1, 1996 to commence a business that expects to provide behavioral health care products and services ("Recovery Interactive Services") to managed care agencies, large group medical practices, state, local and federal governments and governmental agencies, employee assistance programs, corporations and other organizations offering or providing health care services (collectively,

"Health Care Entities") as well as to provide information, interaction and support regarding Recovery Issues and Prevention Issues, through an integrated multimedia platform, including a site on the world wide web. The Company and TCII have each made a capital contribution in the amount of approximately $750,000 to Recovery Interactive. Neither party may transfer its ownership interest in the joint venture until June 30, 1999. After such date, the members have a right of first refusal with respect to the sale of an ownership interest by the other member. Pursuant to the joint venture agreement, to the extent distributions of cash are made by Recovery Interactive, such distributions will be made equally to TCII and the Company.

         Recovery Interactive has developed and is continuing to develop Recovery Interactive Services for Health Care Entities and their clients. Recovery Interactive currently plans to deliver these services through a platform allowing access by computer, telephone or television.

         Pursuant to the joint venture agreement, TCII agreed to cause its affiliate, @Home Corp. ("@Home"), to enter into an affiliation agreement with Recovery Interactive. @Home was formed to distribute interactive media content by cable, utilizing recently developed cable modems. Cable modems are capable of delivering data at rates far higher than the current telephone-based modems. This higher speed is expected to allow delivery of much more sophisticated interactive media, including high resolution, true color graphics, full motion video and CD-quality audio. Current telephone-based modems are able to deliver primarily text and low resolution graphics, with very limited audio and video capability. @Home has begun limited trials, but does not to date have a significant installed base of cable modems. There can be no assurance that Recovery Interactive and @Home will enter into an affiliation agreement on terms favorable to Recovery Interactive, or at all, or that @Home will ever expand its base beyond the current trials.

         Recovery Interactive is a development stage company and has not yet generated any revenues. The Company believes that the generation of meaningful revenues will depend on Recovery Interactive's ability to enter into license agreements with Health Care Entities and upon further development of Recovery Interactive's products. As of June 30, 1997, Recovery Interactive has not generated any revenues, and has incurred operating losses of approximately $757,000 since its inception. Recovery Interactive will seek to generate revenues from monthly subscriber fees generated from the Recovery Interactive web site, merchandising and from Health Care Entities and employers for delivering mental and behavioral health benefits to covered individuals. Although the Company believes that Recovery Interactive will provide the Company with significant opportunities relating to an interactive on-line business, there can be no assurance that Recovery Interactive will be commercially successful.

Merchandise Sales

         The Company believes that the market for products and services addressing Recovery and Prevention Issues is significant. The Company also believes that, because it is attempting to create a nationwide medium specifically targeting this market, if successful, it will be in a unique position to offer such recovery and prevention-related products and services. The Company has formed a subsidiary, Recovery Direct, through which it will seek to develop recovery and prevention-related products and services to market on The Recovery Network, as well as on Recovery Talk Radio, the Help Line and, through Recovery Interactive, on the Internet. The Company intends for Recovery Direct to offer a variety of self-help and recovery and prevention-related products, including videos of the Company's programming aired on The Recovery Network and audio tapes of programs aired on Recovery Talk Radio. In addition, the Company intends for Recovery Direct to offer tapes and videos by other well-known individuals in the recovery field.

         The Company will also seek to enter into arrangements with third parties to provide or develop recovery and prevention-related products and services and to research opportunities for the direct marketing of products advertised on The Recovery Network and on Recovery Talk Radio through a toll-free 800 telephone number.

Competition

         The Recovery Network will compete with all other existing and planned television networks and other television programming for available air time, channel capacity, advertiser revenue and revenue from license fees. Many of these television networks and producers of television programming are well-established, have reputations for success in the development and operation of television networks and/or development of television programming, have established significant viewer loyalty and have significantly greater industry, financial, marketing, programming, personnel and other resources than the Company. In addition, if cable television channel capacity increases as the Company expects competition from smaller competitors and other start-up television networks could increase significantly.

         Although the Company is not aware of any television network with programming focusing solely on Recovery Issues and Prevention Issues, there are an increasing number of recently introduced or planned cable networks which focus on overall life-style, self-improvement and health themes and there are numerous programs which address Recovery Issues and Prevention Issues. Such networks include, America's Health Network which provides daily live programming and prerecorded programming relating to health issues, The Health Channel, which provides programming about health, medicine and wellness, Health-Net, an interactive health-related program aimed at aging baby boomers, and Jones Health Network, which provides instruction to persons seeking credentials or accreditation in the health field. Moreover, because The Recovery Network's programming is intended to provide information and support to persons facing Recovery Issues and Prevention Issues, The Recovery Network and the Company's recovery and prevention-related products and services will compete with other products and services which perform similar functions, such as support groups, self-help videos, audio cassettes and books and helplines. There can be no assurance that the Company will be able to successfully compete for air time, channel capacity, advertiser time or viewership.

Government Regulation

         The cable television industry is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the Federal Communications Commission ("FCC"). Regulations governing the rates that can be charged to subscribers by cable systems not in markets subject to effective competition from other multichannel video program distributors could adversely affect the ability of cable systems with limited channel capacity to finance rebuilding or upgrading efforts to increase channel capacity or otherwise restrict their ability to add new programming such as The Recovery Network. In addition, federal "must-carry" rules requiring cable operators to devote up to one-third of their channels to carriage of local commercial TV broadcast stations (and additional channels for noncommercial educational TV stations); commercial leased access rules designating 10% to 15% of system channels for lease by unaffiliated programmers; and local regulatory requirements mandating additional channel set-asides for public, governmental and educational use could reduce channel availability which might otherwise be available for The Recovery Network on many cable systems. Statutory provisions and FCC rules governing relationships among cable systems and competing forms of multichannel video program distribution, as well as the relationships between the Company and its cable system affiliates could adversely affect the marketability of the Company's programming and the ability of the Company to enter into arrangements for the distribution of its programming. Since ATN is a cable program provider, the aforementioned regulatory constraints on the availability of channel capacity on cable systems and FCC regulations governing relationships between program providers and cable system affiliates also affect distribution by ATN of The Recovery Network's programming as part of the services provided to cable systems by ATN. Although program providers that do not hold FCC licenses or operate distribution outlets, such as The Recovery Network and Recovery Talk Radio, are not within the FCC's direct jurisdiction, the satellite uplink provided by ATN must be licensed by the FCC, and ATN must operate and maintain the uplink in accordance with the FCC's technical standards. If ATN does not comply with the FCC's licensing and technical standards, ATN could lose the ability to use its uplink and would be unable to deliver The Recovery Network's programming to ATN's cable system affiliates. In addition, the cable systems and radio stations that carry the Company's programs are regulated by the FCC and, therefore, are subject to its rules and policies, such as those relating to sponsorship identification, broadcast of indecent language, provision of equal opportunities for political candidates and related measures pertaining to program content and format. Failure of the Company's programs to comply with one or more of these rules could subject the cable systems or radio stations to FCC fine or other sanctions, adversely affect the Company's relationship with such entities and result in the discontinuation of carriage of the Company's programming by such entities.

         Federal and state regulation governing interactive or on-line information services and potentially affecting the activities of Recovery Interactive is currently evolving. Regulations governing purchases of information services via toll-free telephone calls and laws governing obscene, indecent, or otherwise unlawful communications have been adopted, and there can be no assurance whether such laws and regulations will be applied to, and therefore affect, the business and operations of Recovery Interactive. Additional laws and regulations are currently being considered by the federal government and many state and local governments. There can be no assurance that these or existing laws or regulations will not be applied in a manner that will adversely affect the Company's business or operations. Moreover, the FCC currently is considering proposals that could increase the charges most individuals and entities pay to access Internet and on-line services, which, if adopted, could adversely affect the Company's business or operations.

         The FCC does regulate common carriers whose services are used for purchases of information services via toll-free telephone calls or pay-per-call services, which regulation could affect the Help Line, Recovery Interactive and certain other products and services contemplated by the Company. The Federal Trade Commission also has jurisdiction over the provision of such services. Among the FCC's regulations are disclosure requirements and other prerequisites to charging calling parties for such services. The FCC also regulates certain marketing methods such as the permissible time periods for telephone solicitations to residences, the maintenance of do-not-call lists, and use of autodialers, facsimile machines and artificial or prerecorded voice systems for marketing purposes. It is uncertain at this time whether or how any of these requirements can or will apply to or affect the Company's business or operations or its business relationship with entities providing the communications links used by it or its customers.

         The Communications Decency Act ("CD Act") would make it unlawful to:
(i) knowingly send to a minor or display in a manner available to a minor "obscene", "indecent" or "patently offensive" communications using a telecommunications device or on-line service, (ii) send such a communication to anyone with the intent to annoy, threaten or harass; or (iii) allow a telecommunications facility under one's control to be used for such purpose. A preliminary injunction against enforcement of the CD Act with respect to indecent or patently offensive communications has been affirmed by the United States Supreme Court, which found the CD Act's provisions to violate the First Amendment. Although it is unlikely that the enjoined provisions of the CD Act will ever become effective, there can be no assurance that information content made available on or through Recovery Interactive's offerings, by the Company or by users of those offerings would not violate the CD Act, if it were to become effective, or similar legislation that Congress might enact in the future, or that attempts to implement defenses to such legislation would not adversely affect the Company's business or operations. Federal laws dealing with obscenity and child pornography as well as various state laws similar to those laws or to the CD Act may also apply to information content available on or through Recovery Interactive's offerings. There is no assurance that those laws will not be applied in a manner that will adversely affect the Company's business or operations.

         Proposals for additional or revised statutory or regulatory requirements are considered by Congress, the FCC and state and local governments from time to time, and a number of such proposals are under consideration at this time. It is possible that certain of the provisions and requirements described herein are now, and in the future may be, the subject of federal or state legislation, agency proceedings or court litigation. It is not possible to predict what legislative, regulatory or judicial changes, if any, may occur or their impact on the Company's business or operations.

Proprietary Information

         The Company has pending registration applications in the United States Patent and Trademark Office for four trademarks, including the "Recovery Network" trademark. The Company believes that its trademarks and copyrights, including "The Recovery Network" tradename and the signature look of the network, have significant value and are important to the marketing and promotion of The Recovery Network and the Company's recovery and prevention-related products and services. Although the Company believes that its trademarks and copyrights do not and will not infringe trademarks or violate proprietary rights of others, it is possible that existing trademarks and copyrights may not be valid or that infringement of existing or future trademarks or proprietary rights may occur. In the event the Company's trademarks or copyrights infringe trademarks or proprietary rights of others, the Company may be required to change the name of its network, proposed television shows, radio talk show or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, on acceptable terms and conditions, or at all. Failure to do any of the foregoing could have a material adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a trademark infringement or proprietary rights violation action. Moreover, if the Company's trademarks or copyrights infringe the trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could have a material adverse effect on the Company.

         The Company also relies on trade secrets and proprietary know-how and employs various methods to protect its concepts, ideas and the documentation of its television programming concepts in development. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how, concepts, ideas and documentation. Furthermore, although the Company has or expects to have confidentiality and non-competition agreements with its employees, and appropriate consultants, there can be no assurance that such arrangements will adequately protect the Company's trade secrets or that others will not independently develop programming similar to that of the Company.

Insurance

         The operation of a television, radio and interactive media business subjects the Company to possible liability claims from others, including viewers, listeners and callers to the Help Line for claims arising from the unauthorized use of name or likeness, invasion of privacy, defamation and slander. The Company maintains general liability insurance (with coverage in amounts of up to $1,000,000 per occurrence and $1,000,000 per annum), including insurance relating to personal injury and advertising injury, in amounts which the Company currently considers adequate.

Employees

         The Company currently has 31 full time employees, of which five are engaged in affiliate marketing sales, one in advertising sales, four in programming, and ten in administration. The Company also from time to time retains a number of marketing and political consultants to support its grassroots marketing efforts nationwide and in local communities.

Property

         The Company leases offices of approximately 10,000 square feet in Santa Monica, California pursuant to a five-year lease that expires in May 2002. The monthly rental is currently $20,000 per month and will increase annually to a maximum rental of $25,000 per month. The Company has an option to extend the lease through May 2004 at a price to be negotiated by the parties based upon then prevailing rental rates.

                                   MANAGEMENT

Directors and Executive Officers

         The following are the directors and executive officers of the
Company:

Name                                         Age    Position
----                                         ---    --------
George H. Henry........................      42     Chairman of the Board
William D. Moses.......................      35     Chief Executive Officer and Director
Gary Horowitz..........................      62     President
Donald J. Masters......................      52     Executive Vice President and Director
John Wheeler...........................      44     Senior Vice President of Sales and Marketing
                                                    and Vice President of Operations
Gregory L. Richey......................      43     Secretary, Chief Financial Officer, Treasurer
                                                    and General Counsel
Edward A. Byrnes.......................      44     Senior Vice President of Advertising Sales
Nimrod J. Kovacs.......................      48     Vice Chairman of the Board of Directors
Charlotte Schiff-Jones.................      58     Director

         George H. Henry has been Chairman of the Board of Directors since May 1997 and a director of the Company since December 1995. Since April 1986, Mr. Henry has been President of G. Howard Associates, Inc., a private investment firm. Prior to April 1986, Mr. Henry was a Vice President in the Corporate Finance Department of the predecessor of Schroder & Co. Incorporated, an investment banking firm. Mr. Henry is a director of PhoneTel Technologies, Inc., a publicly traded telecommunications company. Mr. Henry is also Chairman and Chief Executive Officer of ATN. Mr. Henry is also a trustee of Mitchell College.

         William D. Moses has been Chief Executive Officer of the Company since November 1994. Mr. Moses has been a director of the Company since 1995. In January 1993, Mr. Moses co-founded ATN and served as a director of ATN from June 1993 to June 1996. From July 1991 to December 1994, Mr. Moses was a managing partner of Axiom Partners, a New York investment banking and brokerage firm. From January 1992 to January 1994, Mr. Moses was a money manager for Oscar Gruss & Co. From 1988 to 1991, Mr. Moses served as an independent financial consultant. From 1986 through 1987, Mr. Moses was employed by Bear Stearns & Co., Inc.

         Gary Horowitz has been President of the Company since July 1998. Mr. Horowitz was a production consultant from March 1996 until July 1998. Mr. Horowitz was President, Chief Executive Officer and a director of Harmony Holdings, Inc., from March 1992 until February 1996. Mr. Horowitz was a director of L.A. Weekly, a periodical, from 1986 until 1995, its publisher from 1989 until 1993 and its Chief Executive Officer from 1990 until 1993. Mr. Horowitz was President of Jenkins, Covington, Newman, Inc., a television production organization from 1980 until 1983.

         Donald J. Masters has been Executive Vice President of the Company since May 1997 and a director of the Company since November 1995. Mr. Masters also serves as Chairman of the Advisory Board and is responsible for developing and overseeing the activities of the National Partnership for Recovery and Prevention. Mr. Masters co-founded ATN, and he served as a director of ATN from January 1993 to March 1996. From April 1992 until January 1996, Mr. Masters was a partner in Masters Smith & Co., a media consulting firm that provided services to the Company. From May 1989 to April 1992, Mr. Masters was Vice President of Corporate

Development and a founding officer of United International Holdings, Inc. From November 1985 to May 1989, Mr. Masters was Vice President and General Counsel of United Cable Television Corp., where he was engaged in the development of the Discovery Channel, E! Entertainment, Preview Guide, and several home shopping channels.

         John Wheeler has been the Company's Senior Vice President of Sales and Marketing since March 1997 and Vice President of Operations since May 1997. From June 1994 through February 1997 Mr. Wheeler was the president of a cable network. From November, 1989 through May, 1994, Mr. Wheeler served as President of Cellular System Management, Inc., a builder and manager of cellular properties throughout the United States. From February 1982 to July 1987, Mr. Wheeler was Vice President of Marketing of Metro Mobile CTS, a cellular company. From 1979 to 1982, Mr. Wheeler served as Vice President of Vision Cable Communications Inc. Mr. Wheeler served as Northeast Regional Marketing manager for Showtime Entertainment in 1978. Mr.Wheeler began his career at Cablevision Systems of Long Island in 1976.

         Gregory L. Richey has been the Secretary and Chief Financial Officer of the Company since October 1997 and has been its General Counsel since June 1996. From April 1995 through September 1996, he was the President of Alchemedia Digital Inc., a media and technology consulting company. From July 1993 through February 1995, he was Senior Vice President of Business & Legal Affairs for Arnowitz Studios, a multimedia company. Previously, he spent eight years as a tax and corporate finance attorney with O'Melveny & Myers in Los Angeles and New York.

         Edward A. Byrnes has been the Company's Senior Vice President of Advertising Sales since March 1998. From 1985 through February 1998 he worked for The Weather Channel, as its Vice President and General Manager for Advertising Sales from 1996 through February 1998 and as its Eastern Sales Manager from 1992 through 1996.

         Nimrod J. Kovacs has been a director of the Company since October 1996 and serves as Vice Chairman of the Board of Directors and Chairman of the Company's Executive Committee. Since January 1995, Mr. Kovacs has been President of Eastern European Electronic Distribution & Global Programming Group of United International Holdings, Inc ("UIH"). From 1991 to 1996, Mr. Kovacs directed UIH's investments which included Kabelkom in Hungary, Kabelvision in Sweden, Kabel Net in the Czech Republic, Multicanal in Portugal, and HBO Czech/TV Max in the Czech Republic. From 1989 to 1992, Mr. Kovacs was President of NJK International, an international media consulting company. From 1982 to 1989, Mr. Kovacs was responsible for the investments of United Cable, and subsequently United Artists, in the Discovery Channel in the United States and Europe, E! Entertainment, Think Entertainment, Preview Guide, Bravo UK, and several home shopping channels.

         Charlotte Schiff-Jones has been a director of the Company since July 1998. Since 1997, Ms. Schiff- Jones has been a consultant to the Company, concentrating on affiliate marketing strategy and community outreach projects. From 1995 to 1997, she was the president of Gamut Media, a strategic marketing and creative services agency. From 1993 to 1995, she was a consultant to the President and CEO of Time Warner Cable Programming; and from 1988 to 1993, she was the president of Schiff-Jones Ltd., a consulting firm.

         All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Non-employee directors do not receive cash compensation for serving as directors. The Company reimburses directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company. Each member of the Board of Directors is eligible to participate in the Company's 1996 Board of Directors and Advisory Board Plan.

Committees of the Board of Directors

         In October 1996, the Company established a Finance and Compensation Committee of the Board of Directors which reviews the compensation for all officers and directors and affiliates of the Company. The Board of Directors of the Company has approved all grants of stock options since the Company's IPO. Mr. Henry is Chairman of the Finance and Compensation Committee and Mr. Moses is also a member of the Finance and Compensation Committee.

         In May 1997, the Company established an Audit Committee of the Board of Directors which meets with management and the Company's independent public accountants to review the adequacy of internal controls and other financial reporting matters. Mr. Henry is the Chairman of the Audit Committee and Mr. Kovacs is also a member of the Audit Committee.

         In October 1996, the Company established an Executive Committee of the Board of Directors which is responsible for overseeing strategic planning and operations for the Company. Mr. Masters is the Chairman of the Executive Committee and Messrs. Henry, Moses and Kovacs are also members of the Executive Committee.

Executive Compensation

         The following table sets forth the cash compensation paid by the Company to the chief executive officer and all other executive officers who received compensation in excess of $100,000 (the "Named Executive Officers") during fiscal 1998:

                                      Summary Compensation Table

                                                                                  Long Term
                                                     Annual Compensation      Compensation Awards
                                                   -----------------------   --------------------
                                                                                   Shares
                                      Year Ended                                 Underlying             All Other
    Name and Principal Position       June 30,     Salary ($)    Bonus ($)         Options (#)        Compensation
-------------------------------------------------  ----------   ----------   --------------------   ----------------
William D. Moses, President and         1998        $182,765        --              50,000                 --
    Chief Executive Officer.........
Donald J. Masters, Executive Vice       1998        $148,420        --              50,000                 --
    President.......................
John Wheeler, Senior Vice               1998        $182,373        --                --                   --
    President of Sales and Marketing
Gregory L. Richey, Chief Financial      1998        $163,335        --              50,000                 --
    Officer.........................

         The following table sets forth information concerning the grant of stock options to the Named Executive Officers during fiscal 1998:

                                       Option Grants During Last Fiscal Year

                                         Number of                %of Total
                                          Shares               Options Granted
                                        Underlying              to Employees            Exercise            Expiration
Name                                  Options Granted          in Fiscal Year         Price ($/sh)             Date
------------------------------     ---------------------    ---------------------   -----------------    ----------------
William D. Moses..............            50,000                    16.2%               $1.56(a)              4/3/03

                                       Option Grants During Last Fiscal Year

                                         Number of                %of Total
                                          Shares               Options Granted
                                        Underlying              to Employees            Exercise            Expiration
Name                                  Options Granted          in Fiscal Year         Price ($/sh)             Date
------------------------------     ---------------------    ---------------------   -----------------    ----------------
Donald J. Masters.............            50,000                    16.2                 1.56(a)              4/3/03
Gregory L. Richey.............            50,000                    16.2                 1.56(a)              4/3/03

-------------------
(a) Such options were granted with an exercise price of $3.15 per share and were subsequently repriced.

         No options of the Company were exercised by such persons during fiscal 1997.

Option Repricing

         In April 1998, the Board of Directors of the Company voted to approve the repricing of options to purchase 435,986 shares granted under the Management Bonus Plan and the 1998 Stock Plan, including options to purchase 62,915, 62,915 and 50,000 shares granted to Messrs. Moses, Masters and Richey, respectively. Such repricing was effected by offering to exchange new options with an exercise price of $1.56 per share, which was the fair market value of the Common Stock on the date of repricing, for the options then held by such optionees. The new options otherwise would have identical terms and conditions as the current options. By repricing such options, the Company intends to reward key employees, including the named executive officers, holding such options for their contributions to the Company.

Employment Agreements

         Effective December 1, 1996, the Company entered into an employment agreement with William D. Moses, the Company's Chief Executive Officer, which expires on September 30, 1998. The employment agreement provides for a base compensation payable to Mr. Moses of $12,000 per month through September 30, 1998. Pursuant to the agreement, Mr. Moses is entitled to participate in any employee benefit plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Moses' employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Moses is entitled to severance compensation equal to the lesser of his base salary and vacation compensation due through September 30, 1998 and his base salary and vacation compensation for one year, payable one-half upon termination and the balance ratably over the following six months. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Moses, Mr. Moses is entitled to such compensation as is mutually agreed on between the Company and Mr. Moses but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." Mr. Moses has agreed not to compete with the Company during the term of the employment agreement and for a period of two years after termination of his employment relationship with the Company in the development or provision of media services or any other line of business which the Company is engaged in or forms the intention to engage in during this period. In the event of a "change in control" (as defined in the employment agreement), Mr. Moses will be deemed to have been terminated without "good cause", and the covenant not to compete will have no further effect.

         Effective December 1, 1996, the Company entered into an employment agreement with Donald J. Masters, the Executive Vice President of the Company, which expires on November 30, 1998. The employment agreement provides for a base compensation payable to Mr. Masters of $10,000 per month through November 30, 1998. Pursuant to the agreement, Mr. Masters is entitled to participate in any employee benefit plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Master's employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Masters is entitled to severance compensation, equal to his base salary and vacation compensation, at the option of the Company, for such period of time between one year and two years that the non-compete covenant described below is in effect and such severance compensation shall be payable one-half on the date of termination and the balance shall be payable ratably over six months following the date of termination. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Masters, Mr. Masters is entitled to such compensation as mutually agreed on between the Company and Mr. Masters but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." In addition, Mr. Masters has agreed under certain circumstances not to compete with the Company during the term of the employment agreement and for up to two years after termination of his employment relationship with the Company in any media business whose programming, content or services address or relate to Recovery Issues or in any organization whose primary business is offering products and services relating to Recovery Issues. In connection with his employment, Mr. Masters was granted an option (the "Option") to purchase 12,915 shares of Common Stock at an exercise price of $2.32 per share. The Option vests with respect to 10,770 shares on February 1, 1997 and the remainder vests ratably monthly thereafter. In the event of a "change in control" (as defined in the employment agreement), Mr. Masters will be deemed to have been terminated without "good cause," the covenant not to compete will have no further effect and the Option will vest in full. In addition on April 16, 1997, Mr. Masters was granted an option under the Company's Management Bonus Plan to purchase 12,915 shares of Common Stock at an exercise price of $5.00 per share, which will vest quarterly over one year commencing on October 1, 1997.

         Effective May 13, 1997, the Company entered into an employment agreement with John Wheeler, the Company's Senior Vice President of Sales and Marketing, which expires on May 31, 1999. The employment agreement provides for a base compensation payable to Mr. Wheeler of $12,000 per month through May 13, 1999. In addition to the base salary, Mr. Wheeler will receive a commission payable quarterly in the amount of $.01 for each additional subscriber household in excess of one million subscriber households to which an affiliated cable system service delivers a minimum of two hours of the Company's programming, so long as the household subscriber does not already receive the programming through the Company's Nesting Contract with ATN or through any other agreement under which the Company purchases carriage rights. Pursuant to the agreement, Mr. Wheeler is entitled to participate in any employee benefits plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Wheeler's employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Wheeler is entitled to severance compensation equal to the lesser of his base salary and vacation compensation due through March 13, 1999 and his base salary and vacation compensation for ninety days, payable one-half upon termination and the balance ratably semi- monthly over the compensation reference period. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Wheeler, Mr. Wheeler is entitled to such compensation as is mutually agreed on between the Company and Mr. Wheeler but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." Mr. Wheeler has agreed not to compete with the Company during the term of the employment agreement for a period of one year after termination of his employment relationship with the Company in the development or provision of recovery media services or any other line of recovery media services which the Company is engaged in or forms the intention to engage in during this period.

         Effective May 1, 1997, the Company entered into an employment agreement with Bill Megalos, the Company's Vice President of Production, which expires on November 30, 1998. The employment agreement provides for a base compensation payable to Mr. Megalos of $10,000 per month through November 30, 1998. Pursuant to the agreement, Mr. Megalos is entitled to participate in any employee benefit plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Megalos's employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Megalos is entitled to severance compensation equal to his base salary and vacation compensation for 90 days, payable ratably over such 90 day period. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Megalos, Mr. Megalos is entitled to such compensation as is mutually agreed on between the Company and Mr. Megalos but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." Mr. Megalos has agreed not to compete with the Company during the term of the employment agreement and for a period of one year after termination of his employment relationship with the Company in the development or provision of recovery media services or any other line of recovery media services which the Company is engaged in or in which the Company forms the intention to engage with the active participation of Mr. Megalos during this period.

Stock Option Plans

         The Company has adopted four stock option plans, the 1996 Employee and Consultants Stock Option Plan (the "Employee and Consultants Plan"), the 1996 Board of Directors and Advisory Board Stock Option Plan (the "Directors and Advisory Board Plan"), the 1997 Management Bonus Plan (the "Management Bonus Plan") and the 1998 Stock Plan (the "Stock Plan"). The Company has reserved an aggregate of 940,251 shares of Common Stock for future issuance under these plans. All options granted or to be granted under these plans are non-qualified stock options ("NQSOs") or incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended. The Management Bonus Plan and the Stock Plan also provide for non-option awards, such as stock appreciation rights and restricted stock awards.

         1996 Employee and Consultants Stock Option Plan

         Effective December 3, 1996, the Company established its Employee and Consultants Plan for its employees and consultants. The purpose of the Employee and Consultants Plan is to enable the Company to recognize the contributions made to the Company by its employees and consultants and to provide such persons with additional incentive to devote themselves to the future success of the Company. An aggregate of 30,768 shares of Common Stock have been reserved for issuance under the Plan. As of the date of this Prospectus, all 30,768 authorized Employee and Consultants options have been granted at an exercise price of $5.00 per share. Options granted to employees vested approximately 8% on February 1, 1997 and vest monthly thereafter for a period of 33 months. Options to purchase 5,583 shares of Common Stock granted to two consultants are fully vested. The Employee and Consultants Plan is administered by the Finance and Compensation Committee.

         1996 Board of Directors and Advisory Board Stock Option Plan

         Effective December 3, 1996, the Company established its Directors and Advisory Board Plan. The purpose of the Directors and Advisory Board Plan is to enable the Company to recognize the contributions made to the Company by its directors and members of the Advisory Board and to provide such persons with additional incentive to devote themselves to the future success of the Company. An aggregate of 113,652 shares of Common Stock are reserved for issuance under the Directors and Advisory Board Plan.

         Effective January 16, 1997, each director of the Company on December 31, 1996, was granted 12,915 options to acquire shares of Common Stock of the Company at an exercise price of $5.00 per share. Also effective as of such date, each member of the Advisory Board and each individual who became a member of the Advisory Board before March 3, 1997, was granted 2,583 options to acquire shares of Common Stock of the Company at an exercise price of $5.00 per share. As of January 16, 1997, 113,652 options have been granted under the Directors and Advisory Board Plan at an exercise price of $5.00 per share of which options to purchase 12,915 shares have been granted to each of Messrs. Henry, Moses, Masters and Kovacs and to two former directors. Options granted to directors vest approximately 22% on February 1, 1997 and ratably thereafter for a period of 28 months, except that 12,915 options granted to a former director are fully vested. Options granted to advisors vest approximately 6% on February 1, 1997, and monthly thereafter for a period of 34 months. The Directors and Advisory Board Plan is administered by the Finance and Compensation Committee.

         1997 Management Bonus Plan

         Effective February 6, 1997, the Company's shareholders approved the Management Bonus Plan to enable the Company to recognize the contributions made to the Company by its directors and key personnel and to provide such persons with additional incentive to devote themselves to the future success of the Company. The Company has reserved 195,831 shares for issuance under the Management Bonus Plan and has the right to grant either non-qualified or incentive stock options and other stock-related awards. The exercise price of incentive stock options granted under the Management Bonus Plan must be at least 100% of the fair market value of the stock subject to the option on the date of grant or 110% with respect to holders of more than 10% of the voting power of the Company's outstanding Common Stock. Under the terms of the Management Bonus Plan, the Finance and Compensation Committee determines the fair market value of the Common Stock. The exercisability and term of each option and the manner in which it may be exercised is determined by the Finance and Compensation Committee, provided that no incentive stock option may be exercised more than five years after the date of grant. The Company may grant options for any number of shares, except that the value of the shares subject to one or more incentive stock options first exercisable in any calendar year may not exceed $100,000 (determined at the grant date). The Finance and Compensation Committee administers the Management Bonus Plan.

         The Company has granted incentive stock options to Messrs. Masters and Wheeler, each to purchase 12,915 shares of Common Stock, incentive stock options to purchase 3,300 shares of Common Stock to other employees of the Company and incentive stock options to purchase 2,894 shares of Common Stock to a consultant, all of which options are at an exercise price of $1.56 per share under the Management Bonus Plan, all of which options vest monthly over three years commencing May 1, 1997.

         The Company has also granted the following incentive stock options to purchase an aggregate of 129,686 shares of Common Stock at an exercise price of $1.56 per share, all of which options vest monthly over three years commencing July 1, 1997, including options to purchase 35,000, 75,000, 9,686 and 10,000 shares to Messrs. Henry, Moses, Wheeler and Kovacs, respectively.

         1998 Stock Plan

         Effective May 28, 1998, the Company's shareholders approved the Stock Plan. The purpose of the Stock Plan is to provide participants an incentive to maintain and enhance the long-term performance and profitability of the Company. Only key employees, directors and independent contractors of the Company and certain of its affiliates are initially eligible to receive awards under the Stock Plan. Under the Stock Plan, a maximum of 600,000 shares of Common Stock are authorized to be delivered by the Company. The Company has the right to deliver nonqualified or incentive stock options or other stock-related awards. Under the Stock Plan, the Company has granted stock options to purchase an aggregate of 309,000 shares at an exercise price of $1.56 per share.

         The Stock Plan is administered by the Board of Directors. The Board of Directors has authority to determine when and to whom to make grants of awards, the number of shares to be covered by the grants, the types and terms of options and other stock-related awards granted and the exercise price of options and stock appreciation rights, provided that the exercise price of an option and the appreciation base of a stock appreciation right may not be less than the fair market value of the shares of the Common Stock on the date of grant, except that, in the case of an incentive stock option granted to an individual who, at the time such incentive stock option is granted, owns shares possessing 10% or more of the total combined voting power of all classes of Stock of the

Company or its parent or subsidiary corporations, the option exercise price may not be less than 110% of such fair market value on the date of grant.

         Non-Plan Stock Options

         The Company has granted 123,039 non-plan stock options to acquire shares of Common Stock, of which 110,423 were granted at an exercise price of $2.32 per share, 2,867 were granted at an exercise price of $.77 per share and 9,749 were granted at an exercise price of $5.00 per share.

         Limitation of Liability and Indemnification

         The articles of incorporation of the Company provide for the indemnification of the Company's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the articles of incorporation and the corporation law of the State of Colorado, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         As permitted by the Colorado Business Corporation Act, the Articles of Incorporation provide that directors and officers of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of a director's duty of loyalty to the Company or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 7-108-403 of the Colorado statute relating to unlawful distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Articles of Incorporation also provide (subject to certain exceptions) that the Company shall, to the maximum extent permitted from time to time under the law of the State of Colorado, indemnify, and upon request shall advance expenses to, any director or officer to the extent permitted under such law as it may from time to time be in effect. The Company's bylaws require the Company to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Articles of Incorporation. As a result of these provisions, shareholders may be unable to recover damages against the directors and officers of the Company for actions taken by them which constitute negligence, gross negligence, or a violation of their fiduciary duties, which may reduce the likelihood of shareholders instituting derivative litigation against directors and officers and may discourage or deter shareholders from suing directors, officers, employees and agents of the Company for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.

         Advisory Board

         The Board of Directors of the Company has established a Board of Advisors (the "Advisory Board") to assist the Company in the development and implementation of its long-term strategy and goals and to propose, adopt and audit compliance by the Company with programming and business standards that are consistent with the delivery of effective, non- exploitative, and non-biased recovery based services. The Advisory Board will recommend to the Company's Board of Directors the adoption of standards and practices to provide guidance for the Company's employees in determining appropriate programming and online content, advertising, and merchandise sales. The Advisory Board will advise on technical matters and also serve as an independent voice for the recovery community.

         The Company has enlisted the membership of eight noted professionals in the field of recovery, with nationally recognized expertise for their commitment and contributions in the treatment of alcoholism and drug addiction, child welfare issues, and the treatment and recovery field generally to serve on the Advisory Board.

The following persons serve on the Advisory Board:

         Claudia Black, Ph.D. is a nationally-recognized expert and author on the issues confronting children of addiction and past Chairperson and founder of the National Association for Children of Alcoholics. Dr. Black designs and presents workshops and seminars, and has published several best selling books in her areas of expertise.

         David Bralove is the founder of a law firm representing substance abuse and behavioral care providers nation-wide, and is Board President of The National Treatment Consortium.

         Dr. Mark Gold is a Professor of Neuroscience, Psychiatry and Community Health and Family Medicine at the University of Florida College of Medicine. Dr. Gold has been a national leader in the field for 25 years leading treatment and the general public toward a greater understanding of the nature of addiction and its successful treatment. Dr. Gold has done pioneering research in tobacco, alcohol, cocaine and opiate addictions and has been granted several patents for his discoveries. Dr. Gold is widely recognized by his peers, the government, the business community and the general public as a best selling author and addiction expert.

         Earnie [Ernie] Larsen is a nationally known lecturer on managing personal relationships and overcoming dysfunctional behaviors, and an author and producer of over 55 motivational self-help books and videos. He is the originator of the process known as "Stage II Recovery" where one attempts to resolve life issues which often impede spiritual growth.

         Robert Lindsey is a veteran of over 20 years in the field of alcoholism and drug addiction treatment. Mr. Lindsey is currently the Vice President of Longview Associates, Inc., a consulting firm specializing in the design and implementation of employee assistance programs. Prior to this, Mr. Lindsey served as the Community Relations Director at the Betty Ford Center and as the Executive Director of the New York State Council on Alcoholism and Other Drug Addictions.

         Father Joseph Martin is the founder of Ashley, Inc., a non-profit center dedicated to the treatment of the chemically addicted. He is an internationally recognized speaker and creator of the film "Chalk Talk", the principal educational vehicle on alcoholism for most treatment centers in the country.

         Joseph A Pursch, M.D. is a nationally-recognized psychiatrist involved, since 1962, in the treatment and rehabilitation of individuals with addictive behaviors. Dr. Pursch is the former Director of Alcohol Rehabilitation Service at the Naval Regional Medical Center at Long Beach, California. An author and syndicated columnist, Dr. Pursch has supervised drug testing programs for numerous sports events and has treated many public figures. Dr. Pursch has been on the President's Commission on Alcohol and Drugs since 1979.

         David Smith, M.D. is the founder and president of the Haight-Ashbury free clinics. A specialist in the field of addiction medicine and clinical toxicology, Dr. Smith is also the founder and executive editor of the Journal of Psychoactive Drugs and is the president of the American Society of Addiction Medicine (ASAM). He is a leader in the areas of treatment of addictive disease, the psychopharmacology of drugs, and new strategies in the management of drug abuse problems.

         The Advisory Board meets semi-annually on a formal basis, and deals with individual issues as they arise. Advisors serve terms of three years, are compensated for meetings attended, and are eligible to participate in the Company's 1996 Board of Directors and Advisory Board Retainer Plan.

                              SELLING SHAREHOLDERS

Relationship of Selling Shareholders with the Company

         None of the Selling Shareholders currently has, or within the past three years has had, any position, office, or other material relationship with the Company or any predecessor or affiliate of the Company.

Sales of Outstanding Shares by Selling Shareholders

         None of the Selling Shareholders have advised the Company, and the Company is unable to predict, if, when, and the extent to which they intend to sell the Shares being registered hereunder for their respective accounts. Notwithstanding the foregoing, for purposes of the following Selling Shareholders Table, all of the Shares are deemed to be offered hereby by the Selling Shareholders for sale to the public. Based upon the foregoing assumption, the following table sets forth information, as at August __, 1998, with respect to (i) each Selling Shareholder's beneficial ownership of the Company's Common Stock prior to the offering of any Shares hereunder by such Selling Shareholder, (ii) the number of Shares which may be offered for sale hereunder and (iii) the number shares of the Company's Common Stock to be beneficially owned by each Selling Shareholder after the offering (assuming the sale of all Shares being offered hereunder).

         There can be no assurance that any of the Selling Shareholders will offer for sale any or all of the Common Stock offered by them pursuant to this Prospectus.

                                                       Shares of              Shares of
                                                     Common Stock              Common               Shares of Common
                                                  Beneficially Owned         Stock to be           Stock Beneficially
           Name of Selling Shareholder             Prior to Offering      Offered Hereunder       Owned After Offering
           ---------------------------             -----------------      -----------------       --------------------

Subscribers
-----------
Austost Anstalt Schaan (a)....................          696,675                696,675                  --

Balmore Funds S.A. (a).........................         696,675                696,675                  --

Zakeni Ltd. (a)................................         464,450                464,450                  --

BL Squared Foundation (a)......................         185,780                185,780                  --

Martin Chopp (a)...............................         139,335                139,335                  --

The Sargon Fund, L.P. (a)......................          92,890                 92,890                  --

TLG Realty (a).................................          46,445                 46,445                  --

Placement Agents
----------------

Ellis Enterprises Ltd. (b).....................          32,787                 32,787                  --

Libra Finance S.A. (b).........................          10,929                 10,929                  --


-----------------------

(a) Shares deemed beneficially owned prior to the offering include shares issued or issuable to the Selling Shareholder in the Private Placement (including shares issuable pursuant to any provision of the Agreements, including but not limited to those shares issuable pursuant to certain Reset Rights and Put Rights in the Agreements) and shares reserved for issuance upon exercise of the Warrants.

(b) Shares deemed beneficially owned prior to the offering include shares issued to the Selling Shareholder as partial compensation for services as placement agent of the Shares and the Warrants.

         On June 29, 1998 (the "Subscription Date"), the Company entered into the Agreements with each of the Subscribers (the "Private Placement"). Pursuant to the Agreements, the Company is entitled to aggregate proceeds of up to $5,500,000 in the Private Placement. The Agreements provide for the issuance by the Company of (i) 1,111,110 shares (the "Shares") of Common Stock for $2,500,000, or $2.25 per share, (ii) additional shares of Common Stock to the Subscribers pursuant to certain other provisions of the Agreements, including the Additional Shares, and (iii) 100,000 shares of Common Stock upon the exercise of the Warrants. The Warrants are exercisable at an exercise price of $5.50 per share and may be exercised at any time or from time to time on or before June 29, 2001.

         The Company has also issued to certain placement agents an aggregate of 43,716 shares of Common Stock (the "Placement Shares"), of which 13,115 shares were delivered to an escrow agent and will be released upon the satisfaction by the Company of the following conditions: (i) the filing by the Company of a registration statement with respect to the Shares, the Additional Shares, the shares of Common Stock issuable upon exercise of the Warrants and the Placement Shares (collectively, the "Securities"); and (ii) the obtainment of shareholder approval of the issuance of certain shares pursuant to the Agreements.

Common Stock and Warrants

         The Shares and Warrants were sold at an initial price of $2.25 per share (the "Closing Price"), which was 75% of the average of the closing bid prices of the Common Stock for the five day trading period immediately preceding the Subscription Date. Of the 1,111,110 shares purchased, 777,776 shares have been issued and delivered to the Subscribers and 174,415 shares were issued to the Subscribers but delivered to an escrow agent. The remaining 158,919 shares have not been issued by the Company as such issuance is conditioned upon the approval by the Company's shareholders of such additional shares and the filing by the Company of the Registration Statement of which this Prospectus is a part. Of the $2,500,000 purchase price of the Shares and the Warrants, $1,750,000 was delivered to the Company (net of $200,000 in expenses) and $750,000 was delivered to an escrow agent.

Reset Rights

         Pursuant to the Agreements, the Subscribers received certain reset rights (the "Reset Rights") that may require the Company to issue additional shares of Common Stock to the Subscribers in the future (the "Reset Shares"). The Subscribers are entitled to additional shares of Common Stock, without the payment of additional consideration, to account for a decrease in the market value of the Common Stock after the Subscription Date. The Subscribers are first entitled to such additional shares on the date on which a registration statement covering the Securities has been declared effective by the Securities and Exchange Commission (the "Commission") or, at the Subscriber's election, on the 180th day after the Subscription Date if such registration statement has not been declared effective by the Commission on such date ("Trigger Date"). The Company may be required to issue Reset Shares on the 30th, 60th, 90th, 120th, 150th, 180th, 210th, 240th, and 270th days following the Trigger Date (the Trigger Date and each of such other dates, a "Repricing Date"). If the closing bid price on any Repricing Date is lower than the Closing Price, then, at each Subscriber's election, not less than 10% and not more than 25% of the shares received by such Subscriber for the purchase price paid to the Company for such shares (the "Designated Portion"), shall be subject to the Reset Rights. The aggregate of any Subscriber's Designated Portion from each Trigger Date may not exceed the purchase price paid by such Subscriber. To account for any deficiency between the closing bid price on any Repricing Date and the Closing Price, the Company will issue additional shares to the Subscribers equal to the number of additional shares that could be purchased for the Designated Portion on such date.

         In lieu of delivering additional shares pursuant to the Reset Rights, the Company has received certain repurchase rights. The repurchase rights provide that the Company may, in the event the average closing bid price for the Common Stock on the NASDAQ SmallCap Market for the five trading days immediately preceding, but not including, a Repricing Date is less than $2.50 per share (the "Redemption Price"), deliver to each Subscriber a sum of money determined by multiplying the number of additional shares otherwise deliverable by the Redemption Price.

Put Rights

         The Company also has the right to "put" up to $3,000,000 of its Common Stock to the Subscribers during the two year period commencing on the Subscription Date (the "Put Rights"). Such Put Rights contemplate the issuance of shares of Common Stock required to be purchased from time to time by the Subscribers (the "Put Shares") after delivery of a notice (a "Put Notice") from the Company, at a price equal to 88% of the average closing bid prices of the Company's Common Stock over the five-day trading period beginning two trading days prior to the date the Put Notice is given and ending two trading days after the Put Notice is given. The obligation of the Subscribers to purchase Common Stock pursuant to the exercise by the Company of the Put Rights is subject to various conditions, including conditions relating to minimum market price, minimum trading volume and timing. The number of shares of Common Stock that the Company may issue at any one time upon exercise by the Company of the Put Rights is limited, depending upon the average closing bid price for the Common Stock and the average daily Common Stock trading volume for the 15 days immediately preceding the date of the Put Notice.

Right of First Refusal

         If the Company seeks to sell shares of its Common Stock to prospective investors at any time after the Subscription Date until the later of 90 days after the effective date of a registration statement covering the Securities or 270 days after the Subscription Date, the Company must give the Subscribers (i) prior written notice of such sale and (ii) an opportunity to purchase an amount of Common Stock to maintain their respective proportionate interests in the Company (the "Right of First Refusal"). The Right of First Refusal must be on the same terms and conditions offered to the prospective investors.

                             PRINCIPAL SHAREHOLDERS

              The following table sets forth certain information, as of August 12, 1998, relating to the beneficial ownership of shares of Common Stock by:
(i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock, (ii) each of the Company's directors and (iii) all directors and executive officers of the Company as a group.

                                                                Number of shares          Percentage
Name and address of beneficial owner(a)                      beneficially owned (b)        of class
---------------------------------------                      ----------------------       -----------
William D. Moses..........................................          766,681(c)               12.4%
George H. Henry (d).......................................          344,183(e)                5.7%
Donald J. Masters.........................................          164,342(f)                2.7%
Nimrod J. Kovacs (g)......................................           65,623(h)                1.0%
Charlotte Schiff-Jones....................................                   0                 *
Austost Anstalt Schaan (i)................................          285,657(j)                4.8%
Balmore Funds S.A (k). ...................................          285,657(j)                4.8%
All directors and executive officers as                           1,444,425(l)               22.1%
     a group (8 persons)..................................

---------------------
* Less than 1%.

(a) Unless otherwise indicated, the address for each named individual or group is in care of The Recovery Network, Inc., 1411 5th Street, Suite 200, Santa Monica, California 90401.

(b) Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of July 31, 1998 have been exercised and converted. Pursuant to a "change of control" provision, which defines a "change of control" to have occurred if individuals who are directors at the beginning of a 24-month period fail to constitute at least two-thirds of all directors of the Company during such period, in the various stock option contracts issued to certain of the beneficial owners, all stock options beneficially owned by such person are currently exercisable. Assumes a base of 5,977,920 shares of Common Stock before any consideration is given to outstanding options, warrants or convertible securities.

(c) Includes (i) options to purchase 137,915 shares of Common Stock and (ii) warrants to purchase 43,750 shares of Common Stock.

(d) The address of the beneficial owner is 6860 Sunrise Court, Coral Gables, Florida 33133.

(e) Includes (i) options to purchase 47,915 shares of Common Stock and (ii) warrants to purchase 62,500 shares of Common Stock.

(f) Includes (i) options to purchase 88,745 shares of Common Stock, (ii) 37,212 shares of Common Stock held jointly by Mr. Masters and his spouse, (iii) 14,259 shares of Common Stock held in the name of trusts for the benefit of the children of Mr. Masters and his spouse (Mr. Masters disclaims beneficial ownership of the shares of Common Stock held in trust) and (iv) warrants to purchase 6,250 shares of Common Stock held jointly by Mr. Masters and his spouse.

(g) The address of the beneficial owner is 50 Falcon Hills Drive, Highland Ranch, Colorado 80126.

(h) Includes (i) options to purchase 47,915 shares of Common Stock, and (ii) warrants to purchase 6,250 shares of Common Stock held by Kovacs Communication, Inc., of which Mr. Kovacs is a controlling shareholder.

(i) The address of the beneficial owner is 7440 Fuerstentum, Lichenstein, Landstrasse 163.

(j) Does not include 77,676 shares of Common Stock (30,000 of which are issuable upon exercise of warrants) issuable only upon the filing of a registration statement by the Company covering such securities and the obtainment of shareholder approval contemplated herein.

(k)  The address of the beneficial owner is P.O. Box 4603, Zurich, Switzerland.

(l) Includes (i) options to purchase 439,001 shares of Common Stock and (ii) warrants to purchase 118,750 shares of Common Stock.

                              CERTAIN TRANSACTIONS

         In May 1994, the Company entered into a one-year consulting agreement with Masters, Smith & Co. pursuant to which Masters, Smith & Co. was engaged to assist the Company in the financing and development of its business. Pursuant to the agreement, Masters, Smith & Co. received 42,818 shares of Common Stock valued at $.93 per share, $10,000 upon execution of the agreement and a monthly retainer in the amount of $10,000 commencing June 1, 1994. During 1995, Masters, Smith & Co. agreed to accept 64,424 shares of Common Stock valued at $.93 per share in lieu of such cash payments. Donald J. Masters, Executive Vice President of the Company, was a partner of Masters, Smith & Co. The Company believes that its arrangements with Masters, Smith & Co. were fair and reasonable to the Company and were on terms no less favorable than could have been obtained from an unaffiliated party.

         During the period from July 1996 through October 1996, the Company issued an aggregate principal amount of $310,000 of Convertible Notes in a private placement. The Company sold a Convertible Note in an aggregate principal amount of $30,000 to each of George H. Henry, a director of the Company and William D. Moses, the Company's President and Chief Executive Officer on July 17, 1996 and October 14, 1996, respectively. In November 1996, Messrs. Henry and Moses each converted the principal and interest on their Convertible Note into 8,524 shares of Common Stock at an effective purchase price of $3.68 per share. Pursuant to the terms of the Convertible Notes, as modified by a change in terms offered to all noteholders, each of Messrs. Henry and Moses received and exercised warrants to purchase an additional 17,048 shares of Common Stock at a purchase price of $2.32 per share. In addition, Messrs. Moses and Henry were granted certain registration rights with respect to the shares of Common Stock issued upon conversion of the Convertible Notes and upon the exercise of the warrants.

         Effective August 30, 1996, the Company entered into a consulting and bonus agreement (the "Consulting Agreement") with Jonathan Katch, a former principal stockholder and a former director and officer of the Company and Chief Executive Officer of Recovery Interactive. Mr. Katch was granted a bonus of 12,915 stock options at an exercise price of $2.32 per share for his services relating to the creation of Recovery Interactive and for his services as a former officer and director of the Company. The stock options vested upon execution of the Consulting Agreement. In addition, the Consulting Agreement provides that Mr. Katch will serve as a consultant to the Company's management for a period of three years for which Mr. Katch was granted an additional 12,915 stock options at an exercise price of $2.32 per share. Such stock options commenced vesting at the rate of 1,075 stock options per fiscal quarter, on September 30, 1996.

         From October to November 1996, the Company reduced the exercise price of options granted to its non-employee directors from $3.87 to $2.32 to encourage such directors to exercise their vested options. Mr. Henry and Mr. Kovacs exercised options to purchase 28,412 and 6,458 shares of Common Stock, respectively. Each director was granted certain registration rights with respect to the shares of Common Stock issued upon exercise of the options. See "Description of Securities - Registration Rights."

         During October and November 1996, Messrs. Katch and Moses were issued 10,763 and 32,287 shares of Common Stock, respectively, valued at $2.32 per share as reimbursement for expenses incurred by them on behalf of the Company.

         During October 1996 to January 1997, the Company sold shares of Common Stock at $3.48 per share in a private placement. Messrs. Henry and Berman purchased 28,699 shares and 71,891 shares of Common Stock, respectively, in such offering at the same price and on the same terms as the other investors in such offering. The purchasers in the private placement, including Messrs. Henry and Berman, were granted certain registration rights with respect to the shares of Common Stock purchased.

         On November 22, 1996, Mr. Moses agreed to convert $49,000 of deferred compensation earned by him from May 1996 to November 1996 into 21,094 shares of Common Stock, at a price of $2.32 per share.

         In March and April 1997, the Company sold an aggregate of 40 Financing Units in the Private Financing. Each Financing Unit consisted of a $50,000 principal amount Financing Note, 10,000 shares of Common Stock and 12,500 Financing Warrants. The offering price was $50,000 per Financing Unit. In connection with the Private Financing, Mr. Henry purchased 5 Financing Units; Paul Graf, a former director of the Company, purchased 5 Financing Units; Mr. Masters and his spouse jointly purchased .5 Financing Units; Mr. Moses purchased 3.5 Financing Units; Terrance and Daryl Berman, former principal shareholders of the Company, purchased 3.5 Financing Units; and Kovacs Communication, Inc., of which Mr. Nimrod Kovacs, a director of the Company is a controlling shareholder, purchased .5 Financing Units in the Private Financing.

         In April 1997, the Company launched The Recovery Network nationally via satellite transmission under the Nesting Contract entered into with ATN. Under the Nesting Contract, ATN provides the ATN Services on its satellite transponder to The Recovery Network for two hours of broadcast time per day, one hour in the morning and one hour in the evening. ATN provides distribution of the Company's programming into cable systems through existing affiliation agreements between ATN and those systems. Under the Nesting Contract, the Company is charged a daily rate for broadcast time provided by ATN to the Company with the actual charges for each calendar month being based on the actual monthly number of households served by ATN affiliates. However, the Nesting Contract provides that in no event will charges exceed $60,000 per calendar month for the first six months of the Nesting Contract, or $65,000 for the subsequent six months of the Nesting Contract. ATN has also agreed to provide the ATN Services for two additional hours of broadcasting, if such time is available, to the Company at ATN's cost plus 20%, which fee is in addition to the charges for broadcast time. ATN has also agreed to provide authorization services for cable systems with which the Company directly enters into affiliation agreements to enable the Company to broadcast its programming on such affiliates' cable systems, provided that the Company purchase the necessary equipment, if any. On February 26, 1998, the Company executed a contract to extend its current agreement with ATN. The extension provides for an extension of services on a month-to-month basis through and until August 31, 1998, at a monthly fee of $65,000 and a one-time payment of $150,000 to reflect unanticipated costs incurred by ATN in the course of performance under the Nesting Contract. In the event the number of ATN Affiliates decreases by 10%, the Company may terminate the Nesting Contract upon 30 days written notice. The Company has granted ATN the right, for the term of the Nesting Contract and for a period of one year thereafter, to match any other nesting arrangement presented to the Company by a third party. Mr. George H. Henry, the Chairman of the Board of the Company, is the Chairman of the Board and Chief Executive Officer and a principal shareholder of ATN. Mr. William D. Moses, the Chief Executive Officer of the Company, is a principal shareholder of ATN.

         On January 26, 1998, Mr. Henry entered into an agreement with Recovery Interactive. Pursuant to such agreement, Mr. Henry is entitled to a percentage of any proceeds from a "change of control" (as defined in the agreement) of Recovery Interactive which exceeds a base amount.

         Charlotte Schiff-Jones, a director of the Company, provides consulting services in the areas of affiliate marketing and strategic business development. During the fiscal year ending June 30, 1998, Ms. Schiff-Jones received $58,314 as compensation for such services.

         The Company believes that all of the foregoing transactions and arrangements with affiliates were fair and reasonable to the Company and were and are on terms no less favorable than could have been obtained from unaffiliated third parties. There can be no assurance, however, that future transactions or arrangements between the Company and affiliates will continue to be advantageous to the Company, that conflicts of interest will not arise with respect thereto, or that if conflicts do arise, they will be resolved in a manner favorable to the Company. Any such future transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated parties and will be approved by the Company's Finance and Compensation Committee.

                            DESCRIPTION OF SECURITIES

General

         The aggregate number of shares that the Company is authorized to issue is 25,000,000 shares of Common Stock, par value $.01 per share. As of the date of this Prospectus, the Company had outstanding 5,977,920 shares of Common Stock.

Common Stock

         The holders of the Common Stock are entitled to one vote for each share held of record in the election of directors of the Company and in all other matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voting for the election of directors can elect all of the directors. Holders of Common Stock are entitled
(i) to receive such dividends as may be declared from time to time by the board of directors out of funds legally available for such purpose, and (ii) in the event of the liquidation, dissolution, or winding up of the Company, to share ratably in all assets remaining after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid, and nonassessable. Holders of Common Stock have no preemptive right to subscribe for or purchase additional shares of any class of the Company's capital stock.

Warrants

         Each Warrant issued pursuant to the Agreements entitles the holder thereof (the "Warrant Holders") to purchase one share of Common Stock at a price of $5.50, subject to adjustment in certain circumstances, through and including June 29, 2001.

         The Warrants are not redeemable by the Company at any time. The Warrant Holders shall have the right to exercise their Warrants until the close of business on June 29, 2001.

         The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Warrants are not subject to adjustment for issuances of Common Stock at prices below the exercise price of the Warrants. Reference is made to the Warrant (which has been filed as an exhibit to this Registration Statement) for a complete description of the terms and conditions therein (the description herein contained being qualified in its entirety by reference thereto).

         The Warrants may be exercised upon surrender of the Warrant on or prior to the expiration date to the Company at its principal office or at the office of the Warrant agent appointed by the Company in accordance with the terms of the Warrant, with the subscription form attached thereto completed and executed as indicated, accompanied by full payment of the exercise price (in cash or by certified check or official bank check payable to the order of the Company) for the number of Warrants being exercised. The Warrant Holders do not have the right or privileges of holders of Common Stock.

Redeemable Warrants

         Each Redeemable Warrant outstanding entitles the registered holder thereof (the "Redeemable Warrant Holders") to purchase one share of Common Stock at a price of $5.50, subject to adjustment in certain circumstances, through and including September 29, 2002.

         Each Redeemable Warrant is redeemable by the Company at any time, upon notice of not less than 30 days, at a price of $.10 per Redeemable Warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice (the "Call Date") has been at least 150% (currently, $8.25, subject to adjustment) of the then effective exercise price of the Redeemable Warrants and the Company obtains the written consent of Whale Securities Co., L.P., the underwriter in the Company's initial public offering (the "Underwriter") to such redemption prior to the Call Date. The Redeemable Warrant Holders shall have the right to exercise their Redeemable Warrants until the close of business on the date fixed for redemption.

         The Redeemable Warrants are issued in registered form under a warrant agreement by and among the Company, American Stock Transfer & Trust Company, as warrant agent (the "Redeemable Warrant Agent"), and the Underwriter (the "Redeemable Warrant Agreement"). The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Redeemable Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Redeemable Warrants are not subject to adjustment for issuances of Common Stock at prices below the exercise price of the Redeemable Warrants. Reference is made to the Redeemable Warrant Agreement (which has been filed as an exhibit to the Company's Registration Statement on Form SB-2, as amended (File No. 333-27787)) for a complete description of the terms and conditions therein (the description herein contained being qualified in its entirety by reference thereto).

         The Redeemable Warrants may be exercised upon surrender of the Redeemable Warrant certificate on or prior to the expiration date at the offices of the Redeemable Warrant Agent, with the exercise form on the reverse side of the Redeemable Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check or bank draft payable to the Company) to the Redeemable Warrant Agent for the number of Redeemable Warrants being exercised. The Redeemable Warrant Holders do not have the right or privileges of holders of Common Stock.

         No Redeemable Warrant will be exercisable unless, at the time of exercise, the Company has filed a current registration statement with the Commission covering the shares of Common Stock issuable upon exercise of such Redeemable Warrant and such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such Redeemable Warrant. The Company will use its best efforts to have all such shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Redeemable Warrants, subject to the terms of the Redeemable Warrant Agreement. While it is the Company's intention to do so, there can be no assurance that the Company will be able to do so.

         No fractional shares will be issued upon exercise of the Redeemable Warrants. However, if a Redeemable Warrant Holder exercises all Redeemable Warrants then owned of record by him or her, the Company will pay to such Redeemable Warrant Holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

Registration Rights

         In March and April 1997, the Company completed a private financing (the"Private Financing") pursuant to which the Company issued and sold to 21 "accredited investors" an aggregate of 40 units (the "Financing Units") consisting of an aggregate of (i) $2,000,000 principal amount of unsecured non-negotiable promissory notes (the "Financing Notes") which bear interest at the rate of 9% per annum and are due on the earlier of the consummation of this offering or March 6, 1998; (ii) 400,000 shares of Common Stock (the "Financing Shares"); and (iii) warrants (the "Financing Warrants") to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $5.50 per share. In connection with the Private Financing, the Company agreed to include the 400,000 Financing Shares and the 500,000 shares issuable upon exercise of the Financing Warrants (the "Financing Warrant Shares") in a registration statement which the Company will prepare and file with, and use its best efforts to have declared effective by, the Commission so as to permit the public trading of the Financing Shares and Financing Warrant Shares pursuant thereto. If such registration statement is not declared effective by the Commission within 15 months following the consummation of the Company's initial public offering, then commencing on the first day of the 16th month following the consummation of this offering, the Company shall issue to each holder of Financing Shares and Financing Warrant Shares, on the first day of each month a registration statement continues not to have declared effective by the Commission, such number of additional shares of Common Stock as is equal to 10% of the number of Financing Shares and Financing Warrant Shares issued to and held by such holder and such number of additional warrants as is equal to 10% of the number of Financing Warrants issued to and held by such holder. The holders of the Financing Shares and Financing Warrants have agreed not to sell or otherwise dispose of any of such securities for a period of 24 months following the effective date of the Company's Registration Statement on Form SB-2, as amended (File No. 333- 27787).

         The Company has granted certain "demand" and "piggyback" registration rights to the holders of an additional 433,223 shares of Common Stock. The demand registration rights are exercisable, under certain circumstances, commencing September 29, 1998.

         In connection with its initial public offering, the Company has agreed to grant to the Whale Securities Co., L.P. certain demand and piggyback registration rights in connection with the 400,000 shares of Common Stock issuable upon exercise of certain warrants and the additional warrants included therein.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Common Stock is American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, New York, New York.

                                     EXPERTS

         The audited financial statements of the Company included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report which includes an explanatory paragraph regarding the Company's ability to continue as a going concern.

                          INDEX TO FINANCIAL STATEMENTS

THE RECOVERY NETWORK, INC.

Report of Independent Public Accountants............................       F-2
Balance Sheet as of June 30, 1997...................................       F-3
Statements of Operations for the fiscal years ended
  June 30, 1996 and 1997 and for the period from inception
  (May 1992) to June 30, 1997.........................................     F-4
Statements of Shareholders' Deficit for the period from
  inception  (May 1992) to June 30, 1997..............................     F-5
Statements of Cash Flows for the fiscal years ended June 30,
  1996 and 1997 and for the period from inception (May 1992)
  to June 30, 1997....................................................     F-7
Notes to Financial Statements.......................................       F-8
Condensed Consolidated Balance Sheets as of March 31, 1998
  (unaudited) and June 30, 1997.......................................     F-25
Condensed Consolidated Statements of Operations (unaudited)
  for the three and nine month
  periods ended March 31, 1998 and 1997...............................     F-26
Condensed Consolidated Statements of Shareholders Equity
  (Deficit) for the period from July 1,
   1997 through March 31, 1998 (unaudited)............................     F-27
Condensed Consolidated Statements of Cash Flows (unaudited)
 for the nine month periods ended March 31, 1998
 and 1997.............................................................     F-28
Notes to Condensed Consolidated Financial Statements (unaudited)......     F-29

FMS PRODUCTIONS, INC.

Report of Independent Auditors........................................     F-36
Balance Sheets at April 30, 1997 and 1996.............................     F-37
Statements of Income and Retained Earnings for the years ended
 April 30, 1997 and 1996..............................................     F-38
Statements of Cash Flows for the years ended April 30, 1997
 and 1996.............................................................     F-39
Notes to Financial Statements.........................................     F-40
Condensed Balance Sheet (unaudited) as of October 31, 1997............     F-44
Condensed Statements of Income (unaudited) for the six month
 periods ended October 31, 1997 and 1996..............................     F-45
Condensed Statements of Cash Flows (unaudited) for the six month
 period ended October 31, 1997 and 1996...............................     F-46
Notes to Condensed Financial Statements (unaudited)...................     F-47

THE RECOVERY NETWORK, INC. PRO FORMA FINANCIAL INFORMATION

Pro Forma Condensed Consolidated Statements of Operations
 for the year ended June 30, 1997.....................................     F-49
Pro Forma Condensed Consolidated Statements of Operations
 for the nine months ended March 31, 1998.............................     F-50

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Recovery Network, Inc.:

We have audited the accompanying balance sheet of The Recovery Network, Inc. (a Colorado corporation in the development stage) as of June 30,1997, and the related statements of operations, shareholders' deficit and cash flows for the years ended June 30, 1996 and 1997 and for the period from inception (May
1992) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Recovery Network, Inc. as of June 30, 1997 and the results of its operations and its cash flows for the years ended June 30, 1996 and 1997 and for the period from inception (May
1992) to June 30, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses from operations and has a net capital deficiency as of June 30, 1997 that raises substantial doubt about its ability to continue as a going concern. The ability of the Company to operate as a going concern is dependent upon its ability (1) to obtain sufficient additional capital, (2) to distribute its programming and services through multimedia channels, (3) to achieve a critical mass of viewers to attract advertisers and healthcare providers and (4) to acquire and develop appropriate programming for broadcast. The Company plans to raise additional working capital through private and public offerings, as well as attain listing of its stock for trading in the NASDAQ SmallCap Market. The success of future activities cannot be determined at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                                             ARTHUR ANDERSEN LLP

Los Angeles, California
September 5, 1997

                           THE RECOVERY NETWORK, INC.

                          (A development stage company)

                                  BALANCE SHEET
                               AS OF JUNE 30, 1997

                                     ASSETS

CURRENT ASSETS:
     Cash..................................................            $ 10,883
     Accounts receivable...................................              25,631
     Prepaid expenses......................................              15,693
          Total current assets.............................              52,207
CAPITALIZED PROGRAMMING COSTS..............................             237,600
FURNITURE AND EQUIPMENT, net...............................             112,750
INVESTMENT IN JOINT VENTURE................................                  --
DEFERRED FINANCING COSTS...................................             100,269
DEFERRED OFFERING COSTS....................................             270,040
OTHER......................................................              26,386
                                                                    ------------
                                                                    $   799,252
                                                                    ===========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Notes payable.........................................         $ 1,520,432
     Accounts payable and accrued liabilities..............             502,642
     Accrued professional fees.............................             312,249
     Current portion of capital lease obligation...........              17,029
     Deferred compensation.................................              51,672
     Due to shareholders and directors.....................              65,751
                                                                    -----------
                 Total current liabilities.................           2,469,775
CAPITAL LEASE OBLIGATION, net of current portion...........              30,301
                                                                    -----------
                 Total Liabilities.........................           2,500,076
                                                                    -----------

COMMITMENTS & CONTINGENCIES
SHAREHOLDERS' DEFICIT:
     Common stock, $.01 par value:
          Authorized-25,000,000 shares Issued and
          outstanding, 2,521,250 shares....................              25,212
     Additional paid-in capital............................           4,176,708
     Prepaid consulting costs..............................              (5,625)
     Deficit accumulated in the development stage..........          (5,897,119)
                                                                   -------------
          Shareholders' deficit............................          (1,700,824)
                                                                   -------------
                                                                   $    799,252
                                                                   =============

        The accompanying notes are an integral part of these statements.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)
                            STATEMENTS OF OPERATIONS

               FOR THE YEARS ENDED JUNE 30, 1996 AND 1997, AND FOR
              THE PERIOD FROM INCEPTION (MAY 1992) TO JUNE 30, 1997

                                                                        For the
                                                                  Years Ended June 30,            From Inception
                                                            ----------------------------            (May 1992)
                                                                 1996             1997           to June 30, 1997
                                                            --------------   -----------         ----------------
DOMESTIC ADVERTISEMENT SALES.........................       $     -          $   33,464             $   33,464
                                                            ----------       ----------             ----------
SALARIES AND CONSULTING EXPENSES.....................          680,205        1,175,362              2,538,347
GENERAL AND ADMINISTRATIVE EXPENSES..................          328,754          768,938              1,247,720
PROGRAMMING EXPENSES.................................          192,349          358,447                550,796
MARKETING EXPENSES...................................           28,135          468,017                508,882
LOSS ON INVESTMENT IN JOINT VENTURE..................              -            300,000                300,000
                                                            ----------       ----------             ----------

    Operating Expenses...............................        1,229,443        3,070,764              5,145,745
                                                            ----------       ----------             ----------

    Loss from operations.............................        1,229,443        3,037,300              5,112,281
                                                            ----------       ----------             ----------

INTEREST (INCOME) EXPENSE, net.......................           (6,414)         778,552                781,438

    Loss before provision for state income taxes.....        1,223,029        3,815,852              5,893,719

PROVISION FOR STATE INCOME TAXES.....................              800            1,800                  3,400
                                                            ----------       ----------             ----------

NET LOSS.............................................       $1,223,829       $3,817,652             $5,897,119
                                                            ==========       ==========             ==========

LOSS PER SHARE INFORMATION:
    Basic and diluted loss per share.................       $    (1.04)      $    (1.87)
                                                            ==========       ==========

Weighted average number of common and common                 1,172,480        2,044,339
    equivalent shares outstanding....................       ==========       ==========

        The accompanying notes are an integral part of these statements.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)
                       STATEMENTS OF SHAREHOLDERS' DEFICIT

            FOR THE PERIOD FROM INCEPTION (MAY 1992) TO JUNE 30, 1997

                                                                                                        Deficit
                                                                                Stock                  Accumulated
                                                Common Stock     Additional  Subscriptions  Prepaid      in the
                                                ------------      Paid-in      (Notes      Consulting  Development
                                           Shares      Amount     Capital    Receivable)    Costs         Stage           Total
                                          --------    --------   ----------  ------------- ----------  -----------      --------
   Issuance of common stock for cash:
   August 1992 at $0.45 per share          192,669     $ 1,927    $ 85,573    $      -       $      -    $       -       $87,500
   June 1993 at $23.36 per share             1,714          17      39,983           -              -            -        40,000
   November 1993 at $32.70 per
     share...............................    2,141          21      69,979           -              -            -        70,000
   Issuance of common stock for
     consulting services issued:
     May 1993 at $0.62 per share            10,704         107       6,524           -              -            -         6,631
     August 1993 at $5.92 per
       share.............................    7,600          76      44,924           -        (45,000)           -             -
     May 1994 at $0.93 per share            23,764         238      21,842           -        (22,080)           -             -
   Stock subscriptions for:
   Purchase of common stock
     issued July 1994 at $11.62  per
     share...............................        -           -           -      15,000              -            -        15,000
   Shares to be issued for payment
     of consulting services rendered
     at $0.93 per share..................        -           -           -      17,703        (17,703)           -            -
   Amortization of prepaid
     consulting costs....................        -           -           -           -         20,380            -        20,380
   Net loss..............................        -           -           -           -              -     (365,297)     (365,297)
                                          --------     -------    --------    ---------      --------    ---------      --------
BALANCE, June 30, 1994...................  238,592       2,386     268,825      32,703        (64,403)    (365,297)      125,786
   Issuance of common stock for
     cash and stock subscription:
   July 1994 at $11.62 per share             5,595          56      64,944     (15,000)             -            -        50,000
   January 1995 at $0.54 per share         186,074       1,861      98,139           -              -            -       100,000
   Issuance of common stock for
     consulting services and stock
     subscription issued November
     1994 through June 1995:
     at $0.54 per share..................  186,074       1,861      98,139           -              -            -       100,000
     at $0.93 per share..................  261,239       2,612     241,328     (17,703)             -            -       226,237
     at $2.32 per share..................    2,583          26       5,974           -              -            -         6,000
   Issuance of common stock for
     conversion of debt and
     accrued interest issued on
     November 1994 at $0.93 per
     share...............................   52,793         528      48,524           -              -            -        49,052
   Amortization of prepaid
     consulting costs....................        -           -           -           -         48,153            -        48,153
   Net loss..............................        -           -           -           -              -     (490,341)     (490,341)
                                          --------     -------    --------    --------       --------    ----------     --------
BALANCE, June 30, 1995...................  932,950       9,330     825,873           -        (16,250)    (855,638)      (36,685)
   Issuance of common stock for
     cash:
     November 1995 through April
       1996 at $2.32 per share,
       including 17,220 shares
       issued for services for stock
       offering..........................  339,883       3,399     746,101           -              -            -       749,500
     April 1996 at $0.77 per share         259,281       2,593     198,174           -              -            -       200,767


        The accompanying notes are an integral part of these statements.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)
                       STATEMENTS OF SHAREHOLDERS' DEFICIT

            FOR THE PERIOD FROM INCEPTION (MAY 1992) TO JUNE 30, 1997

                                                                                                           Deficit
                                                                                  Stock                   Accumulated
                                                Common Stock        Additional  Subscriptions Prepaid        in the
                                                ------------         Paid-in     (Notes      Consulting   Development
                                             Shares       Amount     Capital  Receivables)    Costs         Stage        Total
                                            ---------    --------  ---------- ------------  ----------   -----------   ----------
Issuance of common stock for
   consulting services January, May and
   June 1996 at $2.32 per share.........       59,855         598     138,442         -           -               -       139,040
Cash received for shares to be issued at
   $2.32 per share......................            -           -           -       500           -               -           500
Amortization of prepaid  consulting
   costs................................            -           -           -         -      15,000               -        15,000
Net loss................................            -           -           -         -           -      (1,223,829)   (1,223,829)
                                            ---------     -------  ----------     -----     --------     -----------   ----------
BALANCE, June 30, 1996                      1,591,969      15,920   1,908,590       500      (1,250)     (2,079,467)     (155,707)
 Issuance of common stock for
   consulting services issued during
   October and November 1996 at
   $2.32................................       59,194         592     136,908         -     (22,500)              -       115,000
 Issuance of common stock for
   conversion of debt, accrued interest
   and deferred compensation during
   November 1996:
   at $2.32 per share...................       31,857         319      73,681         -           -               -        74,000
   at $2.90 per share...................        6,888          69      19,931         -           -               -        20,000
   at $3.68 per share...................       71,033         710     260,790         -           -               -       261,500
Issuance of common stock for cash:
   during November 1996, 73,615
     options exercised at $2.32 per
     share..............................       73,615         736     170,264         -           -               -       171,000
   during November 1996 through
     January 1997, warrants
     exercised under convertible
     notes payable at $2.32 per
     share..............................      142,065       1,420     328,580         -           -               -       330,000
   during November 1996 through
     January 1997, shares issued
     $3.48 per share, including
     7,749 shares issued for
     services for stock offering........      146,510       1,465     482,035         -           -               -       483,500
   during December 1996,
     options exercised at $0.77 per
     share..............................           44           -          33         -           -               -            33
Issuance of common stock for an
   outstanding stock subscription
   during December 1996.................          216           2         498      (500)          -               -             -
Shares retired during December
   1996 pursuant to a settlement
   with a shareholder valued at
   $2.32 per share......................       (2,141)        (21)     (4,952)        -           -               -        (4,973)
Issuance of common stock and
   warrants for cash net of
   $260,290 under the February 1997
   private placement at $2.02 and
   $0.51 per share,respectively.........      400,000       4,000     800,350         -           -               -       804,350
Amortization of prepaid
   consulting costs.....................            -           -           -         -      18,125               -        18,125
   Net loss.............................            -           -           -         -           -      (3,817,652)   (3,817,652)
                                            ---------    --------  ----------    ------    --------     -----------   -----------
BALANCE, June 30, 1997                      2,521,250    $ 25,212  $4,176,708    $    -    $ (5,625)    $(5,897,119)  $(1,700,824)
                                            =========    ========  ==========    ======    ========     ===========   ===========


        The accompanying notes are an integral part of these statements.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)
                            STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED JUNE 30, 1996 AND 1997, AND FOR
              THE PERIOD FROM INCEPTION (MAY 1992) TO JUNE 30, 1997

                           Increase (Decrease) in Cash

                             For the From inception

                                                                           For the
                                                                     Years Ended June 30,         From inception
                                                                -------------------------------      (May 1992)
                                                                    1996             1997        to June 30, 1997
                                                                --------------    -------------  -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss.................................................     $ (1,223,829)    $ (3,817,652)         $(5,897,119)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
     Amortization of notes payable discount.................                -          585,072              585,072
     Amortization of deferred financing costs...............                -          127,653              127,653
     Amortization of capitalized programming costs..........                -          118,789              118,789
     Depreciation and other amortization....................           10,081           25,709               40,533
     Common stock issued for services and interest expense..          126,900           32,625              789,118
     Provision for deferred compensation....................           24,167          136,505               51,672
     Provision for settlement of shareholder dispute........           95,027                -                    -
     Loss on investment in joint venture....................                -          300,000              300,000
   Changes in assets and liabilities:
     Accounts receivable....................................                -          (25,631)             (25,631)
     Prepaid expenses.......................................             (700)         (14,993)             (15,693)
     Security deposit and other assets......................          (25,000)          (1,386)             (27,616)
     Capitalized programming costs..........................                -         (356,389)            (356,389)
     Accounts payable and accrued liabilities...............           98,433          418,142              502,642
     Deferred compensation..................................                -          (35,000)                   -
     Accrued professional fees..............................           14,286          297,963              312,249
     Due to shareholders and directors......................          107,141          (39,417)              65,751
                                                               --------------    -------------  -------------------
       Net cash used in operating activities................         (773,494)      (2,248,010)          (3,428,969)
                                                               --------------    -------------  -------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of furniture and equipment.....................          (49,721)         (45,396)             (99,920)
   Net proceeds from an officer.............................           10,200                -                    -
   Investment in joint venture..............................                -         (300,000)            (300,000)
                                                               --------------    -------------  -------------------
     Net cash used in investing activities..................          (39,521)        (345,396)            (399,920)
                                                               --------------    -------------  -------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings.................................                -        1,245,360            1,305,360
   Payments on borrowings...................................                -          (60,000)             (60,000)
   Payments on capital lease obligation.....................             (292)          (4,511)              (4,803)
   Proceeds from the issuance of common stock, warrants
     and stock subscriptions................................          950,767        1,788,883            3,102,150
   Repurchase of common stock...............................                -           (4,973)              (4,973)
   Deferred offering and financing costs incurred...........                -         (497,962)            (497,962)
                                                               --------------    -------------  -------------------
     Net cash provided by financing activities..............          950,475        2,466,797            3,839,772
                                                               --------------    -------------  -------------------
NET INCREASE (DECREASE) IN CASH                                       137,460         (126,609)              10,883
CASH, beginning of period...................................               32          137,492                    -
                                                               --------------    -------------  -------------------
CASH, end of period.........................................     $    137,492     $     10,883         $     10,883
                                                               ==============    =============  ===================


        The accompanying notes are an integral part of these statements.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

1.       Organization and Line of Business and Significant Business Risks

         a.       Organization and Line of Business

         The Recovery Network, Inc. (the "Company"), a Colorado corporation in the development stage, was organized to provide information, interaction and support via television, radio and interactive media services to persons affected by or afflicted with alcoholism, drug and substance abuse, eating disorders, depression and a variety of behavioral and mental health problems, as well as to persons seeking to prevent the onset of these problems and select positive lifestyle choices. The Company was incorporated in May 1992 and commenced operations in February 1993. The Company has defined and developed its marketing concept and has procured and produced programming. The Company commenced test broadcasting on a limited basis in March 1996 and was launched nationally for two hours a day in April 1997.

         The Company owns a 50% interest in Recovery Interactive ("RI"), a joint venture with TCI OnLine RecoveryNet Holdings, Inc. ("TCIR"), an affiliate of Tele-Communications, Inc. ("TCI"), formed on August 1, 1996 to commence a business to provide behavioral health care products and services to managed care organizations and other organizations offering or providing health care services, as well as to provide information, interaction and support regarding recovery issues and prevention issues, through an integrated multimedia platform. The Company and TCI each made a capital contribution in the amount of $300,000 to Recovery Interactive. The Joint Venture agreement is to continue through December 31, 2044. The Company's investment in the Joint Venture is accounted for under the equity method of accounting. During the year ended June 30, 1997, the Company recorded a loss on investment in the joint venture for its entire investment of $300,000. The Company is not required to contribute any additional funding to RI and does not intend to make any additional contributions (see Note 15). Should RI require additional funding and TCIR agree to contribute additional funds, the Company's 50 percent interest would be reduced accordingly.

         The Company owns an inactive subsidiary with no assets or operations as of year-end. However, the Company intends to start selling merchandising products through its subsidiary.

         Effective February 10, 1997, the Company approved a one for 7.7432 reverse split of common stock. Unless otherwise indicated, all information relating to the number and price per share of common stock has been retroactively adjusted to reflect the stock split.

         b.       Significant Business Risks

         Going Concern

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has recurring losses from operations, has minimal operating revenues, and has a net capital deficiency that raises substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to operate as a going concern is dependent upon its ability (1) to obtain sufficient additional capital, (2) to distribute its programming and services through multimedia channels, (3) to achieve a

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

1.       Organization and Line of Business and Significant Business Risks -
         (Continued)

critical mass of viewers to attract advertisers and healthcare providers and
(4) to acquire and develop appropriate programming for broadcast. The Company plans to raise additional working capital through private and public offerings (see Note 15), as well as attain listing of its stock for trading in the NASDAQ SmallCap Market. The successful outcome of future activities cannot be determined at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

         The financial statements do not include any adjustments related to the recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

         Government Regulations

         The cable television industry is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the Federal Communications Commission (the "FCC"). Regulations governing the rates that can be charged to subscribers by cable systems not in markets subject to effective competition from other multichannel video program distributors could adversely affect the ability of cable systems with limited channel capacity to finance rebuilding or upgrading efforts to increase channel capacity or otherwise restrict their ability to add new programming such as The Recovery Network. In addition, federal "must-carry" rules requiring cable operators to devote up to one-third of their channels to carriage of local commercial TV broadcast stations (and additional channels for noncommercial education TV stations); commercial leased access rules designating 10 to 15 percent of system channels for lease by unaffiliated programmers; and local regulatory requirements mandating further channel set-asides for public, governmental and educational use could reduce channel availability which might otherwise be available for The Recovery Network on many cable systems. Statutory provisions and FCC rules governing relationships among cable systems and competing forms of multichannel video program distribution, as well as the relations between the Company and its cable system affiliates could adversely affect the marketability of the Company's programming and the flexibility of the Company in its business dealings with outlets for its programming. Although program providers that do not hold FCC licenses or operate distribution outlets, such as The Recovery Network and Recovery Radio, are outside the FCC's direct jurisdiction, the cable systems and radio stations that carry the Company's programs are regulated by the FCC and, therefore, are subject to its rules and policies, such as those relating to sponsorship identification, broadcast of indecent language, provision of equal opportunities for political candidates and related measures pertaining to program content and format. Failure of the Company's programs to comply with one or more of these rules could subject the cable systems or radio stations to FCC fine or other sanction and thus could adversely affect the Company's relationship with such entities and could result in the discontinuation of carriage of the Company's programming by such entities.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

1.       Organization and Line of Business and Significant Business Risks -
         (Continued)

         Dependence upon Access Television Network (ATN, a related company)

         ATN's subscribers currently represent substantially all of the households, which receive broadcast of the Company's programming. The Company is dependent upon ATN to broadcast its programming to ATN's subscribers and to provide the necessary services to enable the Company to broadcast its programming through cable systems with which the Company directly enters into affiliation agreements. It is possible that ATN or its affiliates could experience broadcast interruptions and equipment failures, which could last for a significant period of time. The Company's prospects will be affected by ATN's ability to maintain its existing subscriber base and to enter into additional affiliation agreements to expand its subscriber base. Moreover, the Nesting Contract with ATN expires April 1998 (see Note 15) unless renewed by both parties.

2.       Summary of Significant Accounting Policies

         a.       Use of Estimates

         In the normal course of preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         b.       Cash

         At times, the Company maintains cash balances over the Federal Depository Insurance Corporation insurable limit of $100,000 per customer per financial institution.

         c.       Furniture and Equipment

         Furniture and equipment is depreciated over the estimated useful lives of the assets using accelerated methods. Estimated useful lives range from 3 to 7 years.

         Furniture and equipment, at cost, consist of the following at June 30, 1997:

Computer equipment.....................................   $ 76,083
Office furniture.......................................     75,971
                                                          --------
                                                           152,054
Less-accumulated depreciation..........................    (39,304)
                                                          --------
                                                          $112,750

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

2.       Summary of Significant Accounting Policies - (Continued)

         d.       Income Taxes

         The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes.

         Under SFAS 109, deferred income tax assets or liabilities are computed based on the temporary difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses and credits are based on the changes in the deferred income tax assets and liabilities from period to period.

         e.       Deferred Offering Costs

         Costs associated with offerings of Company common shares are initially capitalized and then netted with the proceeds received from the sale of the common shares when the offering is completed. If the intended offering is terminated these costs are charged to operations. Offering costs of $270,040 are capitalized as of June 30, 1997.

         f.       Deferred Financing Costs

         Debt issuance costs are initially capitalized as deferred financing costs and amortized over the terms of the notes using the effective interest rate method. In the event the notes are repaid prior to their original maturity, any unamortized portion of the debt issuance costs capitalized will be charged to operations. Debt issuance costs of $227,922, net amortization of $127,653, have been capitalized as of June 30, 1997.

         g.       Capitalized Programming Costs

         Capitalized programming costs include direct costs of production and production overhead. Production costs are accumulated by each series produced. Production overhead is allocated proportionately to each series based on the direct production costs incurred for each series. The costs are charged to earnings as the series are broadcast based on the estimated number of future showings in accordance with SFAS 63, "Financial Reporting by Broadcasters."

         Capitalized programming costs are stated at the lower of unamortized costs or estimated net realizable value on a series-by-series basis. A series estimated net realizable value is periodically reviewed by management and revised downward when warranted by changing conditions. Once adjusted, the new estimated realizable value establishes a new unamortized cost basis.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

2.       Summary of Significant Accounting Policies - (Continued)

         h.       Prepaid Consulting Costs

         The value of common stock issued for consulting services is recorded as prepaid consulting costs as a component of shareholders' deficit. Such amounts are amortized, using the straight-line method, over the life of the consulting agreements.

         i.       Non-Monetary Exchanges

         Accounting for the transfer or distribution of non-monetary assets or liabilities is based on the fair value of the assets or liabilities received or surrendered, which ever is more clearly evident. Where the fair value of the non-monetary assets received or surrendered cannot be determined with reasonable accuracy, the recorded book value of the non-monetary assets are used.

         j.       Statements of Cash Flows

         The Company prepares its statements of cash flows using the indirect method as defined under SFAS No. 95, "Statement of Cash Flows." Required cash and non-cash transaction disclosures are as follows:

         During 1997, the Company issued shares of common stock in connection with the conversion of $270,000 of notes payable, the settlement of deferred compensation of $74,000 and amounts due to consultants and shareholders for both past and future services of $137,500. The Company also entered into $47,568 of capital lease arrangements in connection with the purchase of furniture and equipment during the year.

         During 1996, common stock valued at $27,140 was issued as payment for consulting services performed prior to fiscal 1995 by a shareholder. The Company issued 17,220 shares of common stock valued at $40,000 ($2.32 per share) in connection with an offering of common stock (see Note 7). The Company also entered into a $4,565 capital lease for computer equipment.

         During 1995, common stock valued at $43,589, $32,703, and $56,921 was issued as payment for shareholder notes payable and interest, stock subscriptions, and consulting services performed prior to fiscal 1995 by certain shareholders, respectively. An officer receivable was also recorded for amounts owed pursuant to the Moses transaction (see Note 7). Prior to 1995, common stock and stock subscriptions valued at $91,414 were issued for consulting services of which $84,783 was recorded to prepaid consulting costs as a component of shareholders' deficit and amortized over the life of the consulting agreements. The Company also accrued expenses for consulting services and interest expense of $87,650, which was converted into common stock during 1995 and 1996.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

2.       Summary of Significant Accounting Policies - (Continued)

         The Company made cash payments of $1,800 in 1997 and $800 in 1996 for state income taxes. Inception to date payments for income taxes is $3,400. During 1997 and 1996, cash payments for interest expense was approximately $12,762 and $200, respectively.

         k.       New Financial Accounting Pronouncements

         SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," must be adopted for fiscal years beginning after December 15, 1995. The Company adopted the new standard effective July 1, 1996. The adoption of SFAS No. 121 was not material to the financial statements.

         SFAS No. 123, "Accounting for Stock-Based Compensation," is effective for transactions entered into fiscal yars that begin after December 15, 1995. The Company adopted the disclosure requirements of SFAS No. 123 effective
July 1, 1996.

         SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosure About Segments of an Enterprise and Related Information" are effective for fiscal years beginning after December 15, 1997. The Company will adopt the new standards in the fiscal year ending June 30, 1999. The effects of these new standards have not yet been determined.

         l.       Loss per Share

         The Company has adopted SFAS No. 128, "Earnings Per Share" ("EPS"), effective for the quarter ending December 31, 1997 and has restated its earnings per share disclosure for all prior periods presented to comply with SFAS No. 128. Under SFAS No. 128, primary EPS is replaced by "Basic" EPS, which excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. "Diluted" EPS, which is computed similarly to fully diluted EPS, reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. When dilutive, stock options are included as share equivalents in computing diluted earnings per share using the treasury stock method.

         Prior to adoption of SFAS No. 128, the Company computed net loss per share in accordance with APB No. 15 and Securities and Exchange Commission Staff Accounting Bulletin No. 83 (SAB No. 83). Pursuant to SAB No. 83, common stock issued for consideration below the offering price of $5.00 per share (the "Offering Price") and stock options and warrants issued with exercise prices below the Offering Price during the twelve-month period preceding the initial filing of the September 1997 initial public offering (the "IPO"), were previously included in the calculation of common stock, using the treasury stock method, as if they were outstanding for all periods presented (the "Cheap Shares"). The effect of adopting SFAS No. 128 was to decrease the weighted average shares outstanding by 460, 548 shares for the periods ended June 30, 1997 and prior, as the Cheap Shares are no longer includable in the calculation of earnings per share and increased the loss per share by $0.29 and $0.35 for the years ended June 30, 1996 and 1997, respectively.

         The per share computations for all periods presented reflect the one for 7.7432 reverse stock split (see Note 1a). Dilutive securities of 161,721 and 963,282 shares are not included in the calculation of diluted EPS in the year ending June 30, 1996 and 1997, respectively, because they are antidilutive.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

3.       Capitalized Production Costs

         Capitalized production costs, net of amortization, are summarized by series as follows:

         Full Circle..................................    $194,631
         Testimony....................................      42,969
                                                          --------
                                                          $237,600

         These series were released on a limited basis in 1997. Based on the Company's estimates of future showings, 75 percent of the costs will be amortized within the next three years.

4.       Note Payables

         At June 30, 1997, notes payable consist of $2,000,000 promissory notes issued in the Company's March 1997 private placement, net of $479,568 of unamortized loan discount (see Note 7). The notes bear interest at 9 percent per annum (estimated effective rate is 125 percent) and are due on the earlier of the consummation of an initial public offering or one year (see Note 15). The discount is being amortized using the effective interest rate method through September 30, 1997, the date the notes are expected to be repaid.

         In July 1996, the Company issued $310,000 of 10 percent convertible debentures (a total of $120,000 to certain shareholders and Directors). In November and December 1996, certain note holders who converted their notes payable and exercised the resulting warrants, were given a reduced conversion rate of one share for each $3.68 in outstanding principal and interest. The warrant exercise price was also reduced to $2.32 per share (estimated market price at date of repricing). Original conversion rate and exercise price was $3.87. Notes totaling $250,000 in principal, accrued interest of $11,500 and the resulting warrants were converted into 213,098 shares of common stock. Cash of $330,000 was received when the warrants were exercised.

         The remaining $60,000 note payable and accrued interest was paid in April 1997. The note holder received a warrant to purchase 15,498 shares of common stock at $3.87 per share. The warrant expires in April 1999.

         In November 1996, a $20,000 note payable was converted into 6,888 shares of common stock valued at $2.90 per share by the Company. Accrued interest thereon was paid at the time of conversion.

5.       Deferred Compensation

         During May and June 1997, five officers (three of which are shareholders) earned compensation in excess of amounts paid by approximately $5,400 to $6,500 each month for each officer. At the option of the employees, amounts are to be repaid with either the proceeds from the subsequent notes payable (see Note 14) or the IPO (see Note 15). If repayment of the amounts is deferred until the IPO is completed, then the employees are entitled to interest under terms identical to that of the subsequent noteholders.

         During 1997, an officer and a former officer converted $74,000 in deferred compensation due them into 31,857 shares of common stock valued at $2.32 per share by the Company.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

6.       Income Taxes

         The components of the net deferred income tax asset at June 30, 1997 are as follows:

Development costs capitalized for tax purposes............     $ 2,045,130
Carryforward of net operating losses......................         252,620
Other temporary differences...............................          46,670
                                                               -----------
                                                                 2,344,420
Valuation allowance.......................................      (2,344,420)
                                                               -----------
Deferred income tax asset.................................     $         0
                                                               ===========

         The provision for income taxes of $800 and $1,800 for the fiscal years ended June 30, 1996 and 1997, respectively, consist only of the current state provision.

         Differences between the provision for income taxes and income taxes at the statutory federal income tax rate for the years ended June 30, 1996 and 1997 are as follows:

                                                                   1996                              1997
                                                       -----------------------------    ------------------------------
                                                          Amount       Percent            Amount       Percent
                                                       -----------    ---------         ----------    ---------
Income tax benefit at federal statutory rate.......     $(415,829)     (34.00)%        $(1,297,390)    (34.00)%
State taxes, net of federal income tax effect......           800        0.07                1,800       0.05
Net operating losses and other deferred income
    tax assets not benefited.......................       415,829       34.00            1,297,390      34.00
                                                       ----------      ------          -----------     ------
                                                       $      800        0.07%         $     1,800       0.05%
                                                       ==========      ======          ===========     ======

         As of June 30, 1997, the Company had approximately $236,000 of federal net operating loss carryforwards, which will expire in fiscal years ending 2008 to 2012. As of June 30, 1997, the Company had approximately $17,000 of California state net operating loss carryforwards, which will expire in fiscal years ending 2001 and 2002. Under SFAS No. 109, the Company has recorded valuation allowances against the realization of its deferred tax assets. The valuation allowance is based on management's estimates and analysis, which include the impact of tax laws which may limit the Company's ability to utilize its tax loss carryforwards.

         Additionally, pursuant to Internal Revenue Service code section 382, the Company's existing net operating loss carryforwards, and other deferred tax assets and liabilities, may be unavailable for future use due to possible significant ownership changes after year end in connection with the sale of the Company's common stock under a planned initial public offering.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

7.       Capital Stock Transactions

         a.       The Moses Transaction

         In November 1994, the Company issued 186,074 shares of common stock to William Moses Jr. for $100,000 ($0.54 per share) of which $10,200 was paid in 1996. Afterwards, Mr. Moses was issued another 186,074 shares for achieving certain other terms during 1995 which were also valued at $100,000 ($0.54 per share) by the Company.

         b.       The $2.32 Placement

         During November 1995 through April 1996, the Company sold 322,663 shares of its common stock (of which 107,625 shares were sold to certain Directors of the Company) in a private offering for $2.32 per share (the $2.32 Placement) resulting in net proceeds of $749,500. A Director of the Board rendered certain services directly related to this private offering and was given 17,220 shares of common stock. The shares were valued, by the Company, at $40,000 ($2.32 per share) and treated as direct costs of the offering resulting in no net impact on shareholders' deficit. The Director was also granted an option for services to be rendered in the future.

         c.       The $0.77 Placement and Other Related Matters

         After the $2.32 Placement, the Company granted every shareholder of record a right to purchase common stock for each share owned. Five rights could buy one share of common stock for $0.77 per share.

         During June 1996, the Company issued 14,332 shares of common stock to a shareholder for consulting services performed prior to the $2.32 Placement. The shares were valued by the Company at $2.32 per share and deemed to be eligible for the $0.77 per share offering but not issued in time to participate. The Company issued the shareholder an option to purchase 2,867 shares of common stock at $0.77 per share.

         d.       The $3.48 Placement

         During November 1996 through January 1997, the Company issued 138,761 shares of common stock for cash of $483,500 ($3.48 per share). The Company also issued 7,749 shares in consideration of services rendered in connection with such placement.

         e.       The March 1997 Private Placement

         In March 1997, the Company consummated a private financing pursuant to which it issued 40 units of the Company's securities at $50,000 per unit. The private financing included an aggregate of (i) $2,000,000 principal amount of promissory notes; (ii) 400,000 shares of common stock; and (iii) warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $4.00 per share, which was subsequently changed to $5.50 per share. The net proceeds for the offering were $1,512,654. A loan discount of $1,064,640 was recorded and allocated to the common stock issued and warrants granted in the private placement based upon the relative fair values of the debt and equity instruments issued. Amortization of $585,072 of the loan discount has been charged to operations as interest expense as of June 30, 1997. Offering costs of approximately $487,000 were incurred of which approximately $228,000 was capitalized as debt offering costs. The balance of $259,000 was charged to equity as cost of raising the equity proceeds.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

7.       Capital Stock Transactions - (Continued)

         f.       Other Stock Transactions

         During November 1996 the exercise price of 67,157 options granted in fiscal year 1996 to three members of the Board of Directors was reduced to $2.32 (estimated market price at date of repricing) per share and vesting was accelerated so that all options became fully vested. At that time, the options to purchase 67,157 shares of common stock were exercised. Other options to purchase 6,458 shares of common stock at $2.32 per share were also exercised.

         During October 1996, the Company entered into a consulting agreement with an unrelated individual, whereby 9,686 shares of common stock were issued as compensation to help create and maintain a call center for one year. The shares were valued by the Company at $22,500 ($2.32 per share).

         During October 1996, the Company issued 6,458 shares of common stock valued at $15,000 ($2.32 per share) for consulting services rendered during fiscal year 1996.

         During January 1996, the Company issued 45,523 shares of common stock for consulting services valued at $105,748 ($2.32 per share) by the Company.

         During 1995, unrelated individuals were issued 22,500 and 2,583 shares of common stock for consulting services. The shares were valued at $21,000 ($0.93 per share) and $6,000 ($2.32 per share), respectively.

         In management's opinion, all of the above transactions have been recorded at the estimated fair market value of the Company's common stock at the date of grant.

8.       Related Party Transactions

         a.       Compensation

         During 1995, the Company issued certain shareholders 98,920 shares of common stock for consulting services valued at $91,931 ($0.93 per share) by the Company and was recorded as salaries and consulting expenses in the accompanying financial statements.

         During fiscal years 1996 and 1997, cash payments of approximately $210,000 and $708,000 were made to shareholders and Directors, including affiliated companies, for compensation in connection with services rendered.

         b.       Due to Shareholders and Directors

         As of June 30, 1997, amounts due to shareholders and directors consist of expense reimbursements due of $52,751 and other amounts of $13,000.

         During October and November 1996, the Company issued existing shareholders a total of 43,050 shares of common stock valued by the Company at $2.32 per share for reimbursement of $100,000 of expenses paid for by these shareholders. During February and March 1997, other shareholder claims were settled for $100,000 and the shareholder surrendered 2,141 shares of common stock. When tendered in December 1996, the shares were valued at $4,973 ($2.32 per share) by the Company.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

8.       Related Party Transactions - (Continued)

         c.       ATN Satellite Nesting Contract

         In April 1997, the Company entered into the Nesting Contract with ATN (a related company) under which ATN will provide the Company with satellite uplink, master control and other related services on its satellite transponder for two hours of broadcast time per day. Under the Nesting Contract, the Company is charged a daily rate for programming time provided by ATN to the Company starting at an estimated rate of approximately $2,100 for April 1997 which increases to approximately $3,600 by March 1998. The actual charge is based on the monthly number of households served by ATN affiliates. The Nesting Contract provides, however, that in no event will the Company be charged more than $60,000 per month for the first six months or $65,000 for the subsequent six months of the Nesting Contract. In addition, ATN will provide the Company with other required services at cost plus 20 percent. The Nesting Contract expires in April 1998 unless extended by mutual consent (see
Note 15).

         During 1997, the Company made cash payments of $57,000 to ATN. Accounts payable and accrued expenses include approximately $100,000 due to ATN as of June 30, 1997.

9.       Consulting Agreements

         a.       Comspan

         During August 1993, the Company entered into a three year consulting agreement with Comspan, an unrelated company at the time the agreement was executed. Under the agreement, Comspan received 7,600 shares of common stock (valued at $5.92 per share or $45,000). The $45,000 was recorded as prepaid consulting costs as a component of shareholders' deficit in the accompanying financial statements and is being amortized over the life of the agreement to salaries and consulting expenses.

         Under the agreement, Comspan was also to receive certain monthly cash payments as defined in the agreement. During November 1994, the Company issued Comspan 56,291 shares of common stock (valued at $0.93 per share or $52,305) in satisfaction of amounts owed as of November 1994.

         b.       Masters, Smith & Co.

         During May 1994, the Company entered into a twelve month consulting agreement with Masters, Smith & Co. (or MSC), an unrelated company at the time the agreement was executed. Under the agreement, MSC received 42,818 shares of common stock (valued at $0.93 per share or $39,783). MSC received 23,764 shares in May 1994 and the other 19,054 shares in January 1995. During 1994, the entire $39,783 was recorded as prepaid consulting costs as a component of shareholders' deficit in the accompanying financial statements and amortized over the life of the agreement to salaries and consulting expenses. The shares received in January 1995 were recorded as stock subscriptions in 1994.

         Under the agreement, MSC was also to receive certain monthly cash payments as defined in the agreement. The Company issued 64,424 shares of common stock (valued at $0.93 per share or $60,000) in settlement of amounts owed.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

10.      Employment Agreements

         Effective December 1, 1996 through May 13, 1997, the Company and its wholly-owned subsidiary entered into certain employment agreements with employees, shareholders and/or Directors. The agreements expire at various dates from September 30, 1998 to May 31, 1999. The agreements provide for minimum monthly cash compensation ranging from approximately $10,000 to $12,000, and quarterly commissions to an officer of $0.01 for each subscriber household, as defined, in excess of one million households.

         The employment agreements provide certain option rights and contain certain non-compete and severance pay clauses, as defined, in the agreements. Future minimum payments required under the amended and revised employment agreements, entered into as of June 30, 1997, are approximately $648,000 and $332,000 in fiscal years 1998 and 1999, respectively.

11.      Licensing Fees

         During March 1995 through February 1996, the Company entered into certain license agreements whereby the Company is granted the right to broadcast or exhibit certain programs ranging between two to five years and expiring between December 1997 and March 2001. In consideration for the rights granted the Company has agreed to either pay for each program and/or provide available space for advertisements. Fees paid of approximately $21,000 and $118,000 which relate to these agreements have been recorded as programming expenses in the accompanying financial statements during fiscal year 1997 and 1996, respectively.

12.      Options and Warrants

         Stock Options

         The Company has three stock option plans: the 1996 Employee and Consultants Stock Option Plan, the 1996 Board of Directors and Advisory Board Retainer Stock Option Plan, and the 1997 Management Bonus Plan. A total of 340,251 shares of common stock are reserved for issuance, pursuant to options granted and to be granted under these plans. 15,506 shares are available for grant, including an option to purchase 12,915 shares which has been terminated, as of June 30, 1997. Options pursuant to the plans generally vest over three years and expire in four to five years.

         The plans provide for option grants at exercise prices not less than the fair market value on the date of grant. All options granted under these plans are at an exercise price of $5.00 per share.

         Effective during fiscal year 1997, the Company granted non-plan options to acquire 110,423 shares of common stock for services rendered and pursuant to certain employment agreements. Options to purchase 66,513 shares are fully vested as of June 30, 1997. Options to purchase 43,910 shares vest over 1.5 to 2 years. All non-plan options expire in 2001.

         During June 1997, non-plan options to purchase 9,749 shares of common stock were granted. The options' exercise price is $5.00 per share, monthly vesting commences July 1997, and they expire in five years.

         The following is a summary of all options granted to employees, directors and consultants to acquire the Company's common stock as of June 30, 1997:

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

12.      Options and Warrants (Continued)

          Shares      Exercise       Shares        Shares           Shares
         Granted        Price        Vested       Exercised       Terminated
         -------        -----        ------       ---------       ----------
         347,409        $5.00        67,511          --             12,915
         110,423        $2.32        81,728          --               --

         The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation," issued in October 1995. In accordance with provisions of SFAS no. 123, the Company applies APB Opinion 25 and related interpretations in accounting for its stock options plans and, accordingly, does not recognize compensation cost. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, net loss and loss per share would have been increased to the pro forma amounts indicated in the table below (in thousands, except per share amounts):

                                                             Year Ended
                                                            June 30, 1997
                                                            -------------

        Net loss - as reported.......................         $  3,818
        Net loss - pro forma.........................         $  3,911
        Loss per share - as reported.................         $  (1.87)
        Loss per share - pro forma...................         $  (1.91)

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

        Expected dividend yield......................       0.00%
        Expected stock price volatility..............       0.00%
        Risk free interest rate......................       6.00%
        Expected life of options.....................       5 years

         The weighted average fair value of options granted during fiscal year 1997 is $0.31. During 1996, the weighted average fair value of options granted was zero.

         Warrants

         At June 30, 1997, there were 515,498 warrants outstanding related to the Company's prior debt and equity offerings. 500,000 warrants are exercisable through March 2002 at $5.50 per share and 15,498 warrants are exercisable through March 1999 at $3.87 per share.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

13.      Commitments and Contingencies

         a.       Operating Leases

         During March 1997, the Company executed an operating lease agreement for its office facilities that expires in April 2002. Under the agreement, the Company has an option to extend the lease through May 2004. The lease requires that the Company also pay for certain insurance coverages and common area charges throughout the term of the lease. The aggregate minimum future commitments under operating leases are as follows:

           Year Ending June 30,
           1998.................................              93,000
           1999.................................             125,000
           2000.................................             132,000
           2001.................................             142,000
           2002.................................             145,000
                                                            --------
                                                            $637,000

         Rent expense charged to operations in fiscal 1996 and 1997 were approximately $11,500 and $79,600, respectively.

         b.       Capital Leases

         The Company leases certain office equipment under a capital lease. At June 30, 1997, minimum lease payments under the terms of the lease agreement are as follows:

           Year Ending June 30,
           1998                                          $22,997
           1999                                           22,350
           2000                                           18,711
                                                         -------
                                                          64,058
           Less-amounts representing interest             16,728
           Less-Current portion                           17,029
                                                         -------
                                                         $30,301

14.      Subsequent Events

         During July and August 1997, the Company borrowed $605,250 under one year, 15 percent notes payable to unrelated parties. The notes provide for a minimum of $90,790 of interest. The Company incurred $30,260 of deferred financing costs related to these notes.

15.      Events Subsequent to Date of Auditors' Report (Unaudited)

a.       Initial Public Offering

         On October 3, 1997, the Company consummated its initial public offering (the "IPO") pursuant to which it issued 2,415,000 units. Each unit consisted of one share of common stock and one warrant to purchase one

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

15.      Events Subsequent to Date of Auditors' Report (Unaudited) (Continued)

share of common stock at $5.50 per share. The units were sold for $5.10 per unit for net proceeds of approximately $10,142,000.

         The proceeds from the IPO have been substantially expended to fund operations and repay notes payable and other liabilities.

b.       Acquisition of FMS

         On December 10, 1997, the Company acquired 100 percent of the issued and outstanding common stock of FMS Productions, Inc. ("FMS") for total consideration of $225,490. Consideration included 44,000 shares of the Company's common stock valued at $209,000 ($4.75 per share) and a cash payment totaling $34,383, less $17,893 of cash received from FMS. In conjunction with the acquisition, which has been accounted for under the purchase method, assumed liabilities were as follows:

         Fair value of assets acquired, excluding cash......     $ 542,074
         Net cash payment ..................................       (16,490)
         Value of Company's common stock issued ............      (209,000)
                                                                 ---------
         Liabilities assumed ...............................     $ 316,584
                                                                 =========

         Prior to the FMS acquisition, the Company was classified as a development stage company, due to the lack of significant operating revenues. Effective for the first quarter after the FMS acquisition (quarter ended March 31, 1998), the Company emerged from the development stage as a result of the revenues generated from FMS's operations subsequent to the purchase date.

c.       1998 Private Placement

         In June 1998, the Company issued (i) 1,111,110 shares of Common
Stock, for net proceeds of approximately $2,300,000, including $720,000 not yet received, and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $5.50 per share through June 29, 2001 (the "1998 Private Placement"). The shares were issued at a 25 percent discount when compared to current public trading prices at the time of the placement.

         The 1998 Private Placement also provides for additional shares of Common Stock to be issued pursuant to certain other provisions of the 1998 Private Placement agreement, including shares issuable for no additional consideration pursuant to certain reset rights (as defined in the agreement) and shares issuable for up to $3,000,000 pursuant to the put rights (as defined in the agreement).

         In June 1988, the Company issued 43,716 shares of Common Stock as partial compensation to the placement agents in the 1998 Private Placement, of which 13,115 shares were delivered into the escrow account. All escrow amounts will be released upon the satisfaction by the Company of the following conditions: (i) the filing by the Company of a registration statement with respect to all shares issued or to be issued under the 1998 Private Placement and (ii) the obtainment of shareholder approval as defined in the agreements.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

15.      Events Subsequent to Date of Auditors' Report (Unaudited) (Continued)

         Based upon current estimates, management believes that the net proceeds from the 1998 Private Placement (including the $720,000 not yet received) will provide the Company with sufficient capital only through December 1998. The Company is therefore dependent on obtaining additional financing. The Company has no current arrangements with respect to, or potential sources of, any additional financing, and it is not anticipated that existing shareholders will provide any portion of the Company's future financing requirements. Consequently, there can be no assurance that any additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, requiring it to curtail and possibly cease its operations. In addition, any additional equity financing may involve substantial dilution to the interests of the Company's then existing shareholders.

d.       ATN Agreement and Additional Significant Business Risk

         On February 26, 1998, the Company executed a contract to extend its current agreement with ATN. The contract provides for an extension of services on a month-to-month basis through and until August 31, 1998, at a monthly fee of $64,000 and a one-time payment of $150,000 to reflect unanticipated costs incurred by ATN in the course of the performance under the nesting contract.

         In May 1998, the Company entered into a five year contract with Group W Network Services, a division of CBS Corporation, to provide program origination, master control operations, uplink and C-Band Satellite transponder services (the "Transponder Contract"). The transponder contract will allow the Company to broadcast 24 hours a day, rather than the 12 hours a day under the nesting Contract. The Transponder Contract, however, does not provide the Company with access to subscribers as did the Nesting Contract.

         ATN's subscribers currently represent the majority of all of the households which receive broadcast of The Recovery Network's programming. After the termination of the Nesting Contract in August 1998, the Company will be entirely dependent on its own affiliate marketing efforts to obtain affiliate agreements with cable operators. Currently, the Company's only such arrangement is with Cablevision, which provides the Company with approximately 2 million subscribers in the New York and Boston metropolitan areas. The Company expects that these will comprise substantially all the subscribers it will have when it begins broadcasting under the Transponder Contract.

e.       Options and Warrants

         Effective on May 28, 1998, the Company's shareholders approved by the 1998 Stock Option Plan (the "Stock Plan"). The Company has reserved 600,000 shares of Common Stock for issuance under such plan, of which the Company has granted approximately 309,000 options to purchase Common Stock at an exercise price of $3.15 per share.

         Subsequent to March 31, 1998, the Company granted non-plan options to non-employees to acquire approximately 284,000 shares of the Common Stock at an exercise price that approximates the fair market value. Options to acquire 200,000 shares vest ratably over 24 months with the remaining options of approximately 84,000 vesting when granted.

                           THE RECOVERY NETWORK, INC.
                          (A development stage company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                                  JUNE 30, 1997

15.      Events Subsequent to Date of Auditors' Report (Unaudited) (Continued)

         During August 1998, the exercise price of all options granted under the 1998 Stock Option Plan, the non-plan stock options granted subsequent to March 31, 1998 and 1997 Management Bonus Plan was reduced to $1.56, which approximate fair market value on date of modification.

f.       Recovery Interactive

         Subsequent to June 30, 1997, the Company and TCII have each made additional capital contributions to Recovery Interactive (RI) of approximately $450,000, substantially all of which have been expended by RI. During the nine month period ended March 31, 1998, the Company recorded a loss on investment in the joint venture for its entire additional investment of $450,000. These contributions by the Company and TCII have not been sufficient to fund Recovery Interactive's implementation of its business plan. Currently, the Company does not anticipate providing any additional funding to RI.

g.       Contingency and Commitments

         In May 1998, the Company entered into a consulting agreement whereby consulting services were to be rendered in exchange for 200,000 shares of Common Stock and warrants to purchase 200,000 shares of Common Stock. The securities issued were to vest through September 1998. No amounts have been issued under the agreement and all amounts have been excluded from loss per share calculations as it is management's assertion that the contract was terminated by the consulting party due to the lack of performance.

                           THE RECOVERY NETWORK, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                            March 31, 1998   June 30, 1997
                                                            --------------   -------------
              ASSETS                                          (Unaudited)
CURRENT ASSETS:
     Cash ................................................   $  2,709,966    $     10,883
     Accounts Receivable .................................        113,634          25,631
     Inventory ...........................................         69,238            --
     Prepaid expenses ....................................        237,562          15,693
                                                             ------------    ------------
         Total current assets ............................      3,130,400          52,207

CAPITALIZED PROGRAMMING COSTS, net .......................        819,343         237,600
FURNITURE AND EQUIPMENT, net .............................        215,515         112,750
DEFERRED FINANCING COSTS .................................           --           100,269
DEFERRED OFFERING COSTS ..................................           --           270,040
OTHER, net ...............................................         69,150          26,386
                                                             ------------    ------------
                                                             $  4,234,408    $    799,252
                                                             ============    ============

     LIABILITIES AND SHAREHOLDERS' EQUITY(DEFICIT)

CURRENT LIABILITIES:
Notes payable ............................................   $       --      $  1,520,432
Accounts payable and accrued liabilities .................        580,890         502,642
Accrued professional fees ................................         27,465         312,249
Accrued royalty expense ..................................        145,823            --
Current portion of capital lease obligation ..............         17,029          17,029
Deferred compensation ....................................           --            51,672
Due to shareholders and directors ........................           --            65,751
                                                             ------------    ------------
     Total current liabilities ...........................        771,207       2,469,775
CAPITAL LEASE OBLIGATION, net of current portion .........         17,646          30,301
                                                             ------------    ------------
     Total liabilities ...................................        788,853       2,500,076
                                                             ------------    ------------

COMMITMENTS & CONTINGENCIES
SHAREHOLDERS' EQUITY(DEFICIT):
Common stock, $.01 par value:
     Authorized--25,000,000 shares
     Issued and outstanding, 4,980,250 shares at March 31,
     1998, and 2,521,250 at June 30, 1997 ................         49,803          25,212
Additional paid-in capital ...............................     14,502,874       4,176,708
Prepaid consulting costs .................................           --            (5,625)
Deficit ..................................................    (11,107,122)     (5,897,119)
                                                             ------------    ------------
     Shareholders' equity (deficit) ......................      3,445,555      (1,700,824)
                                                             ------------    ------------
                                                             $  4,234,408    $    799,252
                                                             ============    ============

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                           THE RECOVERY NETWORK, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
       FOR THE THREE AND NINE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997.

                                            Three months ended March 31,    Nine months ended March 31,
                                            ----------------------------    ---------------------------
                                                1998           1997          1998            1997
                                                ----           ----          ----            ----
                                                                   (UNAUDITED)
REVENUES:
   Advertising ..........................   $    21,977    $    22,918    $    77,648    $    28,718
   Government Contracts .................        29,900           --           49,900           --
   Video and publication ................       229,788           --          281,654           --
                                            -----------    -----------    -----------    -----------
   Total revenues .......................       281,665         22,918        409,202         28,718
                                            -----------    -----------    -----------    -----------

OPERATING EXPENSES:
   Salaries and consulting ..............       773,781        521,013      1,460,824        812,861
   Marketing ............................       467,758        168,713      1,125,607        230,916
   General and administrative ...........       460,141        343,201        980,008        588,428
   Programming ..........................       123,532        250,300        464,256        282,724
   Programming transmission .............       315,343           --          534,430           --
   Loss on investment in joint venture ..       167,400        156,454        317,400        228,985
   Cost of video and publication sales ..        75,219           --           91,202           --
                                            -----------    -----------    -----------    -----------
   Operating expenses ...................     2,383,174      1,439,681      4,973,727      2,143,914
                                            -----------    -----------    -----------    -----------
   Loss from operations .................    (2,101,509)    (1,416,763)    (4,564,525)    (2,115,196)
INTEREST EXPENSE ........................        (5,584)      (152,528)      (770,841)      (171,077)
INTEREST INCOME .........................        48,191           --          125,363           --
                                            -----------    -----------    -----------    -----------
   Loss before provision for
     income taxes .......................    (2,058,902)    (1,569,291)    (5,210,003)    (2,286,273)

PROVISION FOR STATE INCOME TAXES ........          --             --             --             --
                                            -----------    -----------    -----------    -----------

   Net loss .............................   $(2,058,902)   $(1,569,291)   $(5,210,003)   $(2,286,273)
                                            ===========    ===========    ===========    ===========

LOSS PER SHARE INFORMATION:
Basic and diluted loss per share ........   $      (.41)   $      (.72)   $     (1.27)   $     (1.23)
                                            ===========    ===========    ===========    ===========

Weighted average number of common and
   common equivalent shares outstanding..     4,980,250      2,186,250      4,116,757      1,859,914
                                            ===========    ===========    ===========    ===========

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                           THE RECOVERY NETWORK, INC.
                  STATEMENTS OF SHAREHOLDERS' EQUITY/(DEFICIT)
       FOR THE PERIOD FROM JULY 1, 1997 THROUGH MARCH 31, 1998 (unaudited)



                                        Common Stock                Additional         Prepaid
                              --------------------------------       Paid-in          Consulting
                                   Shares           Amount           Capital            Costs          Deficit           Total
                              ----------------   -------------    --------------    --------------  -------------   --------------
BALANCE,
   June 30, 1997 .........      2,521,250        $     25,212      $  4,176,708      $   (5,625)    $ (5,897,119)   $ (1,700,824)

Amortization of prepaid
   consulting costs ......           --                  --                --             5,625            --             5,625

Initial public offering of
   common stock, net of
   fees of $2,174,743 ....      2,415,000              24,151        10,117,606            --              --        10,141,757

Purchase of FMS ..........         44,000                 440           208,560            --              --           209,000

Net loss .................           --                  --                --              --         (5,210,003)     (5,210,003)
                             ------------        ------------      ------------      ----------     ------------    ------------

Balance, March 31, 1998 ..      4,980,250        $     49,803      $ 14,502,874            --       $(11,107,122)   $  3,445,555
   (unaudited)               ============        ============      ============      ==========     ============    ============


         The accompanying notes are an integral part of these condensed consolidated financial statements.

                           THE RECOVERY NETWORK, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
            FOR THE NINE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997


                                                                                       Nine months ended March 31,
                                                                                    --------------------------------
                                                                                         1998               1997
                                                                                    --------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss...................................................................      $  (5,210,003)     $ (2,286,273)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Amortization of notes payable discount...................................            479,568           121,042
     Amortization of deferred financing costs.................................            130,529            26,305
     Amortization of and allowances for capitalized programming costs.........            116,270              --
     Depreciation and other amortization......................................             53,589            10,749
     Common stock issued for services and interest expense....................                 --            27,000
     Provision for doubtful accounts..........................................              7,000              --
     Loss on investment in joint venture......................................            317,400           228,985
   Changes in assets and liabilities:
     Accounts receivable......................................................            (44,562)           (4,928)
     Inventory................................................................             11,711              --
     Prepaid expenses.........................................................           (211,706)          (10,822)
     Security deposit & other assets..........................................             (2,507)           (7,710)
     Capitalized programming costs............................................           (313,574)              --
     Accounts payable and accrued liabilities.................................            (73,276)          178,275
     Accrued royalty expense..................................................            (19,238)              --
     Accrued professional fees................................................           (284,784)              --
     Deferred compensation....................................................            (51,672)           49,833
     Due to shareholders and directors........................................            (65,751)          (95,314)
                                                                                    -------------       -----------
       Net cash used in operating activities..................................         (5,161,006)       (1,762,858)
                                                                                    -------------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash paid for purchase of FMS............................................           (34,383)               --
     Purchases of furniture and equipment.....................................          (134,903)           (26,332)
     Investment in joint venture..............................................          (317,400)          (300,000)
                                                                                   -------------        -----------
       Net cash used in investing activities..................................          (486,686)          (326,332)
                                                                                   -------------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from borrowings.................................................           574,990          1,221,976
     Payments on borrowings...................................................        (2,605,250)           (60,000)
     Payments on capital lease obligations....................................           (12,655)              (818)
     Proceeds from the issuance of common stock, warrants and stock
       subscriptions..........................................................        10,715,355          1,755,027
     Repurchase of common stock...............................................              --               (4,973)
     Deferred offering and financing costs incurred...........................          (343,558)          (225,582)
                                                                                   -------------        -----------
       Net cash provided by financing activities..............................         8,328,882          2,685,630
                                                                                   -------------        -----------
NET INCREASE IN CASH..........................................................         2,681,190            596,440
     CASH, beginning of period................................................            10,883            137,492
     CASH FROM ACQUISITION OF FMS.............................................            17,893                --
                                                                                   -------------        -----------
     CASH, end of period......................................................     $   2,709,966        $   733,932
                                                                                   =============        ===========

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                           THE RECOVERY NETWORK, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 MARCH 31, 1998

NOTE A -- BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and the instructions to Form 10-QSB related to interim period financial statements. Accordingly, these condensed consolidated financial statements do not include certain information and footnotes required by generally accepted accounting principles for complete financial statements. However, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) which, in the opinion of management, are necessary in order to present the financial statements fairly. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. The Company's condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements and notes thereto included in the Company's Registration Statement on Form SB-2 (File No. 333-27787) that became effective on September 29, 1997.

         The Company had been in the development stage until its acquisition of FMS (see Note B) on Deecember 10, 1997, at which time it emerged from the development stage.

NOTE B -- ACQUISITION OF FMS

         On December 10, 1997, The Recovery Network, Inc., (the "Company") acquired 100 percent of the issued and outstanding common stock of FMS Productions, Inc. ("FMS") for total consideration of $225,490. Consideration included 44,000 shares of the Company's common stock valued at $209,000 or ($4.75 per share) and a cash payment totaling $34,383, less $17,893 of cash received from FMS. In conjunction with the acquisition, which has been accounted for under the purchase method, assumed liabilities were as follows:

         Fair value of assets acquired, excluding cash........        $542,074
         Net cash payment.....................................         (16,490)
         Value of Company's common stock issued...............        (209,000)
                                                                      --------
         Liabilities assumed..................................        $316,584
                                                                      ========

         The unaudited condensed consolidated statement of operations for the nine-month period ended March 31, 1998 includes the operating results of FMS from December 10, 1997 (the acquisition date) to March 31, 1998. All intercompany transactions have been eliminated.

         The pro forma results of operations for the nine-month periods ended March 31, 1998 and 1997 reflecting all adjustments which, in the opinion of management, are necessary for a fair presentation as if the FMS acquisition was consummated on July 1, 1997 and 1996, respectively, are as follows:

                                                                                 Nine-months ended March 31,
                                                                                     1998            1997
                                                                                 ------------    -----------
                                                                                          (UNAUDITED)
REVENUES:
     Company revenues before consolidation with FMS                          $   128,000       $    29,000
     FMS revenues from acquisition date                                          282,000                --
     Pro forma adjustment--
     FMS revenues prior to acquisition                                           662,000           905,000
                                                                             -----------       -----------

     Pro forma revenue                                                       $ 1,072,000       $   934,000
                                                                             ===========       ===========

     Pro forma net loss                                                      $ 5,213,000       $ 2,337,000
                                                                             ===========       ===========

     Pro forma weighted average number
         of common shares                                                      4,142,932         1,903,914
                                                                             ===========       ===========

     Pro forma loss per common share                                         $     (1.26)      $     (1.23)
                                                                             ===========       ===========

NOTE C -- LOSS PER SHARE

         Effective December 31, 1997, the Company adopted the Statement of Financial Accounting Standards No. 128, "Earnings Per Share" and has restated its earnings per share disclosure for all prior periods presented.

         Net loss per share and loss per share assuming dilution are based on the weighted average number of common shares outstanding and dilutive common stock equivalents during the periods presented. Options and warrants to purchase 3,798,282 and 773,208 shares of common stock (at prices ranging from $0.77 to $5.50) were outstanding as of March 31, 1998 and 1997 respectively and excluded from the computation of loss per share as they would be anti-dilutive.

NOTE D -- INITIAL PUBLIC OFFERING

         On October 3, 1998, the Company consummated its initial public offering (the "IPO") pursuant to which it issued 2,415,000 units.. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at $5.50 per share. The units were sold for $5.10 per unit for net proceeds of approximately $10,142,000.

         The proceeds from the IPO have been used to fund operations and repay notes payable and other liabilities.

NOTE E -- 1998 PRIVATE PLACEMENT

         In June 1998, the company issued (i), 1,111,110 shares of Common Stock, for net proceeds of approximately $2,300,000, including $720,000 not yet received, and (ii) warrants to purchase

100,000 shares of Common Stock at an exercise price of $5.50 per share through June 28, 2001 (the "1998 Private Placement"). The shares were issued at a 25 percent discount when compared to current public trading prices at the time of the placement.

         The 1998 Private Placement also provides for additional shares of Common stock to be issued pursuant to certain other provisions of the 1998 Private Placement agreement, including shares issuable for no additional consideration pursuant to certain reset rights (as defined in the agreement) and shares issuable for up to $3,000,000 pursuant to the put rights (as defined in the agreement). In June 1988, the Company issued 43,716 shares of Common stock as partial compensation to the placement agents in the 1998 Private Placement, of which 13,115 shares were delivered into the escrow account. All escrow amounts will be released upon the satisfaction by the Company of the following conditions (i) the filing by the company of a registration statement with respect to all shares issued or to be issued under the 1998 Private Placement and (ii) the obtainment of shareholder approval as defined in the agreements.

NOTE F -- ATN AGREEMENT AND ADDITIONAL SIGNIFICANT BUSINESS RISK

         On February 26, 1998, the Company executed a contract to extend its current agreement with ATN. The contract provides for an extension of services on a month-to-month basis through and until August 31, 1998, at a monthly fee of $65,000 and a one-time payment of $150,000 to reflect unanticipated costs incurred by ATN in the course of performance under the nesting contract.

         In May 1998, the Company entered into a five-year contract with Group W Network services, a division of CBS Corporation, to provide program origination, master control operations, uplink and C-Bank Satellitte transponder services (the "Transponder Contract"). The transponder contract will allow the Company to broadcast 24 hours a day, rather than the 2 hours a day under the nesting Contract. The Transponder Contract, however, does not provide the Company with access to subscribers as did the Nesting Contract.

         ATN's subscribers currently represent the majority of all of the households which receive broadcast of The Recovery Network's programming. After the termination of the Nesting Contract in August 1998, the Company will be entirely dependent on its own affiliate marketing efforts to obtain affiliate agreements with cable operators. Currently, the Company's only such arrangement is with Cablevision, which provides the Company with approximately 2 million subscribers in the New York and Boston metropolitan areas. The Company expects that these will comprise substantially all the subscribers it will have when it begins broadcasting under the Transponder Contract.

NOTE G -- RECOVERY INTERACTIVE

         Subsequent to June 30, 1997, the Company and TCII have each made additional capital contributions to Recovery Interactive (RI) of approximately $450,000, substantially all of which have been expended by RI. During the nine-month period ended March 31, 1998, the Company recorded a loss on investment in the joint venture for its entire additional investment of $450,000. These contributions by the Company and TCII have not been sufficient to fund Recovery Interactive's implementation of its business plan. The Company is not required to contribute any additional funding to Recovery Interactive and does not intend to make any additional contributions. At this time, there can be no assurance that TCII will provide any additional funding.

NOTE H -- SUPPLEMENTAL CASH FLOWS DISCLOSURE

         The Company prepares its statements of cash flows using the indirect method as defined under SFAS No. 95, "Statement of Cash Flows." Required non-cash transaction disclosures are as follows:

         For the nine-months ended March 31, 1998, deferred offering costs of $573,508 were recorded against proceeds from the IPO. Deferred offering costs of $40,000, paid to the underwriters, were credited toward a two year consulting agreement and recorded in other assets. Company common stock of 44,000 shares was issued in connection with the acquisition of FMS.

         As of March 31, 1997, the Company issued shares of common stock in connection with the conversion of $270,000 of notes payable, the settlement of deferred compensation of $74,000 and amounts due to consultants and shareholders for both past and future services of $137,500.

NOTE I -- SIGNIFICANT BUSINESS RISK

         Lack of Operating History

         The Company has recurring losses from operations and has minimal operating revenues. The ability of the Company to generate positive operating results is dependent upon its ability (i) to obtain sufficient additional capital, (ii) to distribute programming and services through multiple media channels, (iii) to achieve a critical mass of viewers necessary to attract advertisers and (iv) to acquire or develop appropriate programming for broadcast. The Company intends to raise additional working capital through private and/or public offerings. The successful outcome of future activities cannot be determined at this time and there are no assurances that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

         Government Regulations

         The cable television industry is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the Federal Communications Commission (the "FCC"). Regulations governing the rates that can be charged to subscribers by cable systems not in markets subject to effective competition from other multichannel video program distributors could adversely affect the ability of cable systems with limited channel capacity to finance rebuilding or upgrading efforts to increase channel capacity or otherwise restrict their ability to add new programming such that offered by the Company. In addition, federal "must-carry" rules requiring cable operators to devote up to one-third of their channels to carriage of local commercial TV broadcast stations and additional channels for noncommercial educational TV stations; commercial leased access rules designating up to 10 to 15 percent of system channels for lease by unaffiliated programmers; and local regulatory requirements mandating further channel set-asides for public, governmental and educational use could reduce channel availability which might otherwise be available for the Company's programming on many cable systems. Statutory provisions and FCC rules governing relationships among cable systems and competing forms of multichannel video program distribution, as well as the relations between the Company and its cable system affiliates could adversely affect the marketability of the Company's programming and the flexibility of the Company in its business dealings with outlets for its programming. Although program providers that do not hold FCC licenses or operate distribution outlets, such as the Company's offerings of The Recovery Network and Recovery Radio, are outside the FCC's direct jurisdiction, the cable systems and radio stations that carry the Company's programs are regulated by the FCC and, therefore, are subject to its rules and policies, such as those relating to sponsorship identification, broadcast of indecent language, provision of equal opportunities for political candidates and related measures pertaining to program content and format. Failure of the Company's programs to comply with one or more of these rules could subject the cable systems or radio stations to FCC fine or other sanction and thus could adversely affect the Company's relationship with such entities and could result in the discontinuation of carriage of the Company's programming by such entities.

         Dependence upon Access Television Network ("ATN," a related company)

         ATN's subscribers currently represent substantially all of the households that receive the Company's programming. The company is dependent upon ATN to deliver its programming to ATN's subscribers and to provide the necessary services to enable the Company to deliver its programming through cable systems with which the Company directly enters into affiliation agreements. It is possible that ATN or its affiliates could experience delivery interruptions and equipment failures, which could last for a significant period of time. The Company's prospects will be affected by ATN's ability to maintain its existing subscriber base and to enter into additional affiliation agreements to ATN's subscriber base. Moreover, the Company's agreement with ATN expires August 31, 1998 unless renewed by both parties.

NOTE J - OPTIONS AND WARRANTS

         Stock Options

         The Company has three stock option plans: the 1996 Employee and Consultants Stock Option Plan, the 1996 Board of Directors and Advisory Board Retainer Stock Option Plan, and the 1997 Management Bonus Plan. A total of 340,251 shares of common stock are reserved for issuance, pursuant to options granted and to be granted under these plans. 15,506 shares and 195,831 shares are available for grant, including an option to purchase 12,915 shares which has been terminated, as of March 31, 1998 and 1997, respectively. Options pursuant to the plans generally vest over three years and expire in four to five years.

         The plans provide for option grants at exercise prices not less than the fair market value on the date of grant. All options granted under these plans are at an exercise price of $5.00 per share.

         Effective during the nine month period ended March 31, 1997, the Company granted non-plan options to acquire 110,423 shares of common stock for services rendered and pursuant to certain employment agreements. Options to purchase 97,397 shares and 66,513 shares are fully vested as of March 31, 1998 and 1997, respectively. Options to purchase 43,910 shares vest over 1.5 to 2 years. All non-plan options expire in 2001.

         During June 1997, non-plan options to purchase 9,749 shares of common stock were granted. The options' exercise price is $5.00 per share, monthly vesting commences July 1997, and they expire in five years.

         The following is a summary of all options granted to employees, directors and consultants to acquire the Company's common stock as of March 31, 1998:


Shares Granted    Exercise Price     Shares Vested      Shares Exercised    Shares Terminated
--------------    --------------     -------------      ----------------    -----------------
   347,409            $5.00             144,627               --                  12,915

   110,423            $2.32              97,379               --                     --

         The following is a summary of all options granted to employees, directors and consultants to acquire the Company's common stock as of March 31, 1997:


Shares Granted    Exercise Price     Shares Vested      Shares Exercised    Shares Terminated
--------------    --------------     -------------      ----------------    -----------------
   157,335           $5.00              51,223                 --                12,915
   110,423           $2.32              66,513                 --                   --

         The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation," issued in October 1995. In accordance with provisions of SFAS No. 123, the Company applies APB Opinion 25 and related interpretations in accounting for its stock options plan and, accordingly, does not recognize compensation cost. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, net loss and loss per share would have been increased to the pro forma amounts indicated in the table below (in thousands, except per share amounts):

                                                 Nine Months      Nine Months
                                                    Ended            Ended
                                                March 31, 1998   March 31, 1997
                                                --------------   --------------

         Net loss - as reported..............     $5,210            $2,286
         Net loss - pro forma................     $5,233            $2,378
         Loss per share - as reported........     $(1.27)           $(1.13)
         Loss per share - pro forma..........     $(1.27)           $(1.17)

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option- pricing model with the following assumptions:

                                                  Nine Months
                                                    Ended
                                                March 31, 1997
                                               --------------

         Expected dividend yield..............     0.00%
         Expected stock price volatility......     0.00%
         Risk free interest rate..............     6.00%
         Expected life of options.............     5 years

         The weighted average fair value of options granted during the nine months ended March 31, 1997 is $0.32. There were no options granted during the nine months ended March 31, 1998.

         Warrants

         At March 31, 1998 and 1997, there were 515,498 warrants outstanding related to the Company's prior debt and equity offerings. 500,000 warrants are exercisable through March 2002 at $5.50 per share and 15,498 warrants are exercisable through March 1999 at $3.87 per share. At March 31, 1998, there were also 2,835,000 warrants outstanding granted in connection with the Company's October 3, 1997 Initial Public Offering.

                                                                  June 30, 1997
                                                      Santa Barbara, California

To the Board of Directors
of FMS Productions, Inc.

                         INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of FMS Productions, Inc. as of April 30, 1997 and 1996 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FMS Productions, Inc. as of April 30, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has suffered losses from operations and its total liabilities exceeds its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Bartlett, Pringle & Wolf, LLP

                             FMS PRODUCTIONS, INC.
                                 BALANCE SHEET

                            April 30, 1997 and 1996

--------------------------------------------------------------------------------

                                     ASSETS                                           1997               1996
                                     ------                                           ----               ----
Current Assets:

         Cash:    Unrestricted                                                    $       12,122        $    12,951
                  Restricted                                                               8,502              9,864
                                                                                  --------------   ----------------
                          Total cash                                                      20,624             22,815
         Accounts receivable, less allowance for uncollectible
         accounts of $18,500 in 1997 and 1996                                             78,353            108,758
         Other receivables                                                                    --              1,620
         Inventories                                                                      48,168             42,334
         Production costs, net of amortization of $457,399 and
           $450,953 for 1997 and 1996, respectively                                       55,410             56,497
         Prepaid expenses                                                                  2,989              2,454
                                                                                 ---------------   ----------------
                  Total current assets                                                   205,544            234,478
                                                                                 ---------------   ----------------
Equipment
         Machinery and equipment                                                          32,049             35,495
         Furniture and fixtures                                                           22,773             22,985
         Automobiles                                                                      28,500             28,500
         Office equipment                                                                 14,784             14,306
                                                                                 ---------------   ----------------
                                                                                          98,106            101,286
         Less accumulated depreciation                                                   (88,043)           (89,883)
                                                                                 ---------------   ----------------
                  Net equipment                                                           10,063             11,403
Other Assets:
         Refundable deposits                                                               5,257              6,398
                                                                                 ---------------   ----------------
                  Total assets                                                      $    220,864        $   252,279
                                                                                 ---------------   ----------------
LIABILITIES AND STOCKHOLDER'S EQUITY
     Accounts payable                                                                 $   65,849         $   60,862
     Accrued royalties                                                                   160,428            156,155
     Accrued payroll and related tax liabilities                                          33,681             38,225
     Deferred revenue                                                                      7,181              8,765
     Current portion of long-term debt                                                    12,205             38,208
                                                                                 ---------------   ----------------
                  Total current liabilities                                              279,344            302,215
Long-term debt, net of current portion                                                    22,846             29,057
                                                                                 ---------------   ----------------
                  Total liabilities                                                      302,190            331,272
                                                                                 ---------------   ----------------
Stockholders' Equity:
     Common stock - no par value; authorized 2,500 shares;
         Issued and outstanding 100 shares                                                   700                700
         Retained earnings (deficit)                                                     (82,026)           (79,693)
         Total stockholders' equity (deficit)                                            (81,326)           (78,993)
Total liabilities and stockholders' equity                                          $    220,864        $   252,279
                                                                                 ===============   ================

See accompanying notes

                             FMS PRODUCTIONS, INC.
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                  For the Years Ended April 30, 1997 and 1996

-------------------------------------------------------------------------------

                                                                                     1997               1996
                                                                                     ----               ----
Net Sales                                                                            $1,180,926       $   1,286,710
Cost of Sales                                                                           378,096             406,198
                  Gross profit                                                          802,830             880,512
                                                                                ---------------   -----------------
Operating Expenses

         Selling                                                                        379,495             481,347
         General and administrative                                                     420,316             488,986
         Interest                                                                        10,208              14,072
                          Total operating expenses                                      810,019             984,405
                                                                                ---------------   -----------------
                  Operating loss                                                         (7,189)           (103,893)
                                                                                ---------------   -----------------
Other Income:
         Net gain on disposal of assets                                                      --                 112
         Interest income                                                                    305                 593
         Miscellaneous income                                                             5,351               5,000
                                                                                ---------------   -----------------
                          Total other income                                              5,656               5,705
                                                                                ---------------   -----------------
                  Loss before income taxes                                               (1,533)            (98,188)
         Provision for income taxes                                                        (800)               (800)
                                                                                ---------------   -----------------
                  Net loss.............................................                  (2,333)            (98,988)
         Retained earnings (deficit), beginning of year                                 (79,693)             19,295
                                                                                ---------------   -----------------
         Retained earnings (deficit), end of year                                 $     (82,026)      $     (79,693)
                                                                                ===============   =================

         See accompanying notes

                             FMS PRODUCTIONS, INC.
                            STATEMENT OF CASH FLOWS
                  For the Years Ended April 30, 1997 and 1996

-------------------------------------------------------------------------------

Cash Flows from Operating Activities:                                                 1997              1996
                                                                                 --------------   ----------------
         Net loss                                                                  $     (2,333)      $    (98,988)
         Adjustments to reconcile net loss to net cash
          provided (used) by operating activities:
                  Depreciation and amortization                                          11,587             13,439
                  Gain on disposal of  assets                                                --               (112)
                  Decrease (increase) in:
                          Accounts receivable                                            30,404             20,003
                          Other receivables                                               1,620                 63
                          Inventories                                                    (5,834)            12,283
                          Production costs                                               (5,359)              (781)
                          Prepaid expenses and refundable deposits                          606             27,049
                  Increase (decrease) in:
                          Accounts payable                                                4,987             (9,798)
                          Accrued royalties                                               4,273             14,138
                          Accrued payroll and related taxes                              (4,544)            (2,665)
                          Deferred revenue                                               (1,584)                --
                                                                                 --------------   ----------------
                  Net cash provided (used) by operating activities                       33,823            (25,369)
                                                                                 --------------   ----------------
Cash Flows from Investing Activities:
         Purchase of equipment                                                           (3,800)            (5,053)
                                                                                 --------------   ----------------
                  Net cash used in investing activities                                  (3,800)            (5,053)
                                                                                 --------------   ----------------
Cash Flows from Financing Activities:
         Repayments under line of credit                                                     --            (42,500)
         Principal payments on long-term borrowing                                      (32,214)           (28,946)
         Proceeds from long-term borrowing                                                   --             34,494
                                                                                 --------------   ----------------
                  Net cash used in financing activities                                 (32,214)           (36,952)
                                                                                 --------------   ----------------
Net decrease in cash                                                                     (2,191)           (67,374)
Cash at beginning of year                                                                22,815             90,189
                                                                                 --------------   ----------------
Cash at end of year                                                                  $   20,624       $     22,815
                                                                                 --------------   ----------------
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
         Interest                                                                    $   10,208        $    14,072
         Income taxes                                                                       800                800


See accompanying notes

                             FMS PRODUCTIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


Note 1 - Nature of Business and Summary of Significant Accounting Policies

         A)     Nature of Business

                FMS Productions, Inc., located in Carpinteria, California, is a nationwide distributor of educational films and videos. The Company grants credit to its customers including educational, correctional, and counseling institutions throughout the United States, many of which rely on governmental funding.

         B)     Restricted Cash

                Restricted cash represents amounts received from third parties for the production of films.

         C)     Inventories

                Inventories are stated at the lower of cost (first in, first out) or market (net realizable value).

         D)     Equipment

                Equipment is stated at cost with depreciation provided over the estimated useful lives utilizing the straight line and 150% declining balance methods.

                The estimated useful lives of all of the assets range from five to seven years.

         E)     Production Costs

                Production costs consist of negative costs, which are the costs the Company incurs to produce a film, and other production costs that the Company incurs to produce books and cassette tapes. Negative costs are amortized under the individual film-forecast- computation method. This method amortizes the film costs in relation to an estimate of the film's revenues over the sales life of the film. Other production costs are amortized in a similar manner. It is reasonably possible that those estimates of anticipated gross revenues will be reduced in the near term. As a result, the carrying amount of the capitalized production costs would be reduced.

         F)     Income Taxes

                Income taxes are provided for the tax effect of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between methods of depreciating fixed assets, allowances for doubtful accounts, and reporting of lawsuit settlement expense for financial and income tax reporting. The deferred tax assets represent the future tax return consequences of those differences, which will be deductible when the assets are recovered. Deferred taxes also are recognized for operating losses that are available to offset future taxable income.

         G)     Use of Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Inventories

               Amounts included in inventory are as follows:

                                                                        1997                   1996
                                                                  -----------------      ----------------
Pre-production costs                                               $          1,836       $           677
Finished goods                                                               46,332                41,657
                                                                  -----------------      ----------------
                                                                    $        48,168         $      42,334
                                                                  =================      ================

Note 3 - Notes Payable and long-term Debt

           The note payable represents a line of credit secured by accounts receivable, business assets, inventories and a trust deed on property owned by a stockholder under a general security agreement. The note was paid off on February 16, 1996. The company had available a $50,000 line of credit which expired August 15, 1996.

           At April 30, 1996 the Company was in violation of certain restrictive covenants of its loan agreement with the bank under its term loan. Therefore, the term loan is classified as current as of April 30, 1996.

           Long-term debt is summarized as follows:

                                                                           1997                   1996
                                                                      ---------------      ------------------
Unsecured 9% note payable to a stockholder of the Company,
payments of principal and interest due in monthly installments
Of $532, note was due in full and paid by January 1, 1997.             $                        $       4,612
Loan payable to bank in monthly principal                              $        5,993           $      18,497
installments of $1,042 plus interest. The interest rate is the
Wall Street Journal prime rate plus 2%, which equaled 10.5% and
11% at April 30,1997 and 1996, respectively. The loan is secured by all corporate assets and a Company officer's home. The
company officer is a guarantor.

Lawsuit settlement, payable in monthly installments of $1,000, including interest, plus a final payment of $3,000, which was paid in full December 1,1996. Interest is imputed at 8% based
on the Company's incremental borrowing rate.                                                    $       9,662
13.4% note payable to a stockholder of the Company in monthly principal and interest payments of $811.  Note is due in full on

February 25, 2001.  The note is secured by accounts receivable, inventories and  all other assets of the Company.  The loan is
subordinate to the loan payable to the bank Described above.                   29,058                  34,494
                                                                      ---------------      ------------------

         Total long-term debt                                                  35,051                  67,265
Less current portion of long-term debt                                         12,205                  38,208
                                                                      ---------------      ------------------
         Long-term debt, net of current portion                        $       22,846           $      29,057
                                                                      ===============      ==================

Principal repayments are scheduled as follows for the years ending April 30:

         1998                                      $        12,205
         1999                                                7,097
         2000                                                8,106
         2001                                                7,643
                                                   $        35,051
                                               ===================

Note 4 - Lease Commitments

           The Company leases its facilities and equipment under month to month operating lease arrangements. The total expense for the year ended April 30, 1997 and 1996 was $47,378 and $50,390, respectively.

Note 5 - Income Taxes

           Temporary differences giving rise to the deferred tax assets consist primarily of the excess of depreciation for financial reporting purposes over the amount for tax purposes, allowances for accounts receivable reported differently for financial reporting and tax purposes, and lawsuit settlement expense accounted for differently for financial reporting and tax purposes.

The provision for income taxes consists of:

                                                                            1997               1996
                                                                       ---------------   -----------------
         Current tax expense--state                                  $            800   $             800
                                                                       ---------------   -----------------


The net deferred tax assets include the following components:

         Deferred tax assets:

                  Federal                                              $       29,346      $       30,415
                  State                                                        12,252              12,888

         Deferred tax asset valuation account:
                  Federal                                                     (29,346)            (30,415)
                  State                                                       (12,252)            (12,888)
                           Total deferred tax asset                    $            0     $             0
                                                                       ===============   =================
         Valuation allowance, beginning of year                        $       43,303     $        23,808
         Increase (decrease) in allowance                                      (1,705)             19,495
                                                                       ---------------   -----------------
                           Valuation allowance, end of year            $       41,598     $        43,303
                                                                       ===============   =================


           The Company has available at April 30, 1997 an unused operating loss carryforward of approximately $206,000 which may be applied against future federal taxable income; and approximately $142,000 which may be applied against future state taxable income. These operating loss carryforwards expire in the years ending April 30, 2011 and 2001, respectively.

Note 6 - Depreciation and Amortization Expense

         Included in the financial statements for the years ending April 30 are:

                                                                 1997                  1996
                                                           ----------------      ----------------
Depreciation expense                                          $       5,140          $      5,380
Amortization of production costs                                      6,447                 8,059
                                                              $      11,587          $     13,439
                                                           ================      ================

Note 7 - Related Party Transactions

           The Company purchased consulting services from a 20% shareholder. For the year ending April 30, 1996, the Company paid this shareholder $10,800. There were no amounts paid to this shareholder during the year ending April 30, 1997. Amounts due to this shareholder and included in trade payables totaled $1,350 as of April 30, 1997 and 1996.

           Also included in trade payables are amounts due to shareholders and employees for unreimbursed expenses totaling $13,813 as of April 30, 1997.

Note 8 - Employment Contract

           The Company has entered into an employment contract with its president through June 30, 1999 that provides for a minimum annual salary of $65,000 plus a bonus based on the Company's attainment of specified levels of sales and earnings. In addition, if the president is terminated for other than cause as specified in the terms of the contract, the president will be paid severance in an amount equal to his base salary payable from the date of the event causing the termination through the expiration date of the agreement plus two times his bonus for the immediately preceding year. In no event will the amount of severance payable be less than his base salary for the twelve month period immediately preceding the date of such termination plus two times his bonus for the immediately preceding fiscal year, if any such termination is made with in the final twelve months of the term of the employment contract.

Note 9 - Subsequent Event

           The Company received a letter of intent form a potential buyer who would acquire all of the outstanding stock of the Company, subject to certain conditions, in exchange for the issuance of the purchasing company's common stock to the shareholders of FMS Productions, Inc. The Company's shareholders have accepted this offer. After closing, the Company would be a wholly owned subsidiary of the purchasing company.

Note 10 - Going Concern

           The Company experienced significant declines in sales during the years ended April 30, 1997 and 1996. In addition, as of April 30, 1997 and 1996, total liabilities exceeded total assets. As mentioned in Note 9, the Company's shareholders have accepted an offer to sell all of their outstanding stock. In addition, management has undertaken a cost reduction plan that has reduced monthly operating expenses. The success of the pending sale of the Company and management's cost reduction plan, as well as increasing sales and the Company's continued ability to obtain necessary short and long-term financing, will be critical factors in the Company's ability to continue as a going concern.

                             FMS PRODUCTIONS, INC.
                      CONDENSED BALANCE SHEET (UNAUDITED)
                               October 31, 1997

                                  ASSETS

CURRENT ASSETS
     Cash..................................................................                  $34,867
     Accounts receivable, less allowance for uncollectible accounts of
          $18,500..........................................................                   55,172
     Inventories...........................................................                   85,876
     Productions costs, net of amortization of $462,121....................                   53,331
     Prepaid expenses......................................................                    9,866
                                                                                  ------------------
          Total current assets.............................................                  239,112
FURNITURE AND EQUIPMENT, net...............................................                   11,175
REFUNDABLE SECURITY DEPOSIT................................................                    5,257
                                                                                  ------------------
                                                                                            $255,544
                                                                                  ==================
LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable......................................................                  $83,007
     Accrued royalties.....................................................                  160,172
     Accrued payroll and related tax liabilities...........................                   16,579
     Deferred revenue......................................................                    7,146
     Current portion of long-term debt.....................................                    6,212
                                                                                  ------------------
          Total current liabilities........................................                  273,116

LONG-TERM DEBT, net of current portion.....................................                   19,333
                                                                                  ------------------
          Total liabilities................................................                  292,449
                                                                                  ------------------
COMMITMENTS & CONTINGENCIES SHAREHOLDERS' DEFICIT:
     Common stock, no par value:
          Authorized 2,500 shares
          Issued and outstanding 100 shares................................                      700
     Accumulated deficit...................................................                  (37,605)
                                                                                  ------------------
          Shareholders' deficit............................................                  (36,905)
                                                                                  ------------------
                                                                                            $255,544
                                                                                  ==================


  The accompanying notes are an integral part of this condensed balance sheet

                             FMS PRODUCTIONS, INC.
                  CONDENSED STATEMENTS OF INCOME (UNAUDITED)
           for the Six Month Periods Ended October 31, 1997 and 1996

                                                                            1997                          1996
                                                                    ---------------------        ----------------------
Net Sales                                                                        $698,195                      $648,641
Cost of Sales                                                                     210,768                       192,913
                                                                    ---------------------        ----------------------
                     Gross profit                                                 487,427                       455,728
                                                                    ---------------------        ----------------------
Operating Expenses
          Selling                                                                 225,240                       197,671
          General and administrative                                              216,405                       212,884
          Interest                                                                  3,661                         4,949
                                                                    ---------------------        ----------------------
                           Total operating expenses                               445,306                       415,504
                                                                    ---------------------        ----------------------
                     Operating income                                              42,121                        40,224
Other Income                                                                        3,100                             -
                                                                    ---------------------        ----------------------
Income before provision for income taxes                                           45,221                        40,224
          Provision for income taxes                                                  800                           800
                                                                    ---------------------        ----------------------
                     Net income                                                   $44,421                       $39,424
                                                                    =====================        ======================


  The accompanying notes are an integral part of these condensed statements.

                             FMS PRODUCTIONS, INC.
                CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
           For the Six Month Periods Ended October 31, 1997 and 1996

                                                                                     1997                          1996
                                                                           -----------------------       -----------------------
Net cash provided by operating activities                                           $27,596                       $24,880
                                                                           -----------------------       -----------------------
Cash flows from investing activities --

     Purchases of equipment                                                          (3,847)                       (3,362)
                                                                           -----------------------       -----------------------
Cash flows from financing activities --

     Principal payments on borrowings                                                (9,506)                      (17,915)
                                                                           -----------------------       -----------------------
Net increase in cash                                                                 14,243                         3,603
Cash, beginning of period                                                            20,624                        22,815
                                                                           -----------------------       -----------------------
Cash, end of period                                                                 $34,867                       $26,418
                                                                           =======================       =======================

  The accompanying notes are an integral part of these condensed statements.

                             FMS PRODUCTIONS, INC.
              NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
                               October 31, 1997

Note 1    Unaudited Information as of October 31, 1997

          The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principals for interim financial statements and the Securities and Exchange Commission's Rule 10-1, "Interim Financial Statements." Accordingly, these unaudited condensed financial statements do not include certain information and footnotes required by generally accepted accounting principles for complete financial statements. However, the accompanying unaudited condensed financial statements contain all adjustments (consisting only of normally recurring accruals) which, in the opinion of management, are necessary in order to present the financial statements fairly. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. These unaudited condensed financial statements should be read in conjunction with FMS Productions, Inc.'s audited financial statements and notes thereto included in the Form 8-K/A.

Note 2 -  Inventories

          Inventories primarily consist of finished goods and are stated at the lower of cost (first-in, first-out) or market (net realizable value).

                          THE RECOVERY NETWORK, INC.
              PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
                                March 31, 1998
                                 (Unaudited)

     The following unaudited pro forma condensed combing statements of operations for the nine months ended March 31, 1998 and for the year ended June 30, 1997 illustrate the effect of the acquisition by the Company of FMS Productions, Inc. (FMS) on December 10, 1998 for total consideration of $225,490. Consideration included 44,000 shares of the Company's common stock valued at $209,000 ($4.75 per share) and a net cash payment of $16,490. The FMS acquisition is being accounted for as a purchase, with the assets acquired and liabilities assumed being recorded at estimated fair market value. The unaudited pro forma combining statements of operations assumes that this transaction occurred at the begining of the periods presented.

     The pro form adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The acquisition of FMS has been recorded based upon the estimated fair market value of the tangible assets acquired at the date of acquisition. The adjustments included in the unaudited pro forma combining financial statements represent the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

     The unaudited pro forma combining financial statements are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transaction had been consummated as of the indicated dates. The unaudited pro forma combining financial statements should be read in conjuction with the historical financial statements of the Company and FMS, together with the related notes thereto, included elsewhere in this Prospectus.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                       FOR THE YEAR ENDED JUNE 30, 1997

                                                    Recovery
                                                   Network (1)             FMS(2)        Adjustments        Consolidated
                                                   -------                 -----         -----------        ------------
REVENUES:

     Advertising........................          $    33,464          $        -         $        -          $    33,464
     Video and publication..............                    -           1,180,926                  -            1,180,926
                                                  -----------          ----------         ----------            ---------
          Total revenues................               33,464           1,180,926                  -            1,214,390
                                                  -----------          ----------         ----------            ---------

OPERATING EXPENSES:

     Salaries and consulting............            1,175,362             511,690             39,000(3)         1,726,052
     Marketing..........................              468,017             137,463                  -              605,480
     General and administrative.........              768,938             150,658                  -              919,596
     Programming........................              358,447                   -                  -              358,447
     Loss on investment in joint
          venture.......................              300,000                   -                  -              300,000
     Cost of book and publication
          sales.........................                    -             378,096             60,000(4)           438,096
                                                  -----------          ----------         ----------
                     Operating
                     expenses...........            3,070,764           1,177,907             99,000            4,347,671
                                                  -----------          ----------         ----------            ---------
INTEREST EXPENSE........................             (778,552)             (9,903)             4,000(5)          (784,455)
OTHER INCOME............................                    -               5,351                  -                5,351
                                                  -----------          ----------         ----------            ---------
     Loss before provision for income
          taxes.........................           (3,815,852)             (1,533)           (95,000)          (3,912,385)

PROVISION FOR STATE INCOME TAXES........               (1,800)               (800)                 -               (2,600)
                                                  -----------          ----------         ----------            ---------
     Net loss...........................          $(3,817,652)         $   (2,333)          $(95,000)         $(3,914,985)
                                                  ============         ===========        ==========          ===========
LOSS PER SHARE INFORMATION:
     Loss per share and loss per share
          assuming dilution.............               $(1.87)                                                     $(1.87)
                                                       =======                                                    =======

     Weighted average number of
          Common and common
          Equivalent shares
          outstanding...................            2,044,339                                 44,000(6)         2,088,339
                                                    =========                                 ======            =========

-------------------------

(1) Historical results of operations for the Company for the year ended June 30, 1997.

(2) Historical results of operations for FMS for the year ended April 30, 1997.

(3) Increase in officer's salaries based upon new employment agreements.

(4) Amortization of FMS's television rights.

(5) Reduction in interest expense due to retirement of note payable to FMS Shareholder.

(6) Increase in weighted average shares to acquire FMS as if consummated on July 1, 1996.

                          THE RECOVERY NETWORK, INC.
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                FOR THE NINE MONTH PERIOD ENDING MARCH 31, 1998

                                                     Recovery
                                                     Network(1)             FMS(2)        Adjustments        Consolidated
                                                     ----------             ------        -----------        ------------
REVENUES:

   Advertising..........................            $    77,648          $        -        $         -         $     77,648
   Video and publication................                281,654             698,195                  -              979,849
   Other................................                 49,900                   -                  -               49,900
                                                    -----------           ---------        -----------          -----------
      Total revenues....................                409,202             698,195                  -            1,107,397
                                                    -----------           --------         -----------          -----------

OPERATING EXPENSES:

   Salaries and consulting..............              1,460,824             272,606             19,500(3)         1,752,930
   Marketing............................              1,125,607              82,828                  -            1,208,435
   General and administrative...........                980,008              83,111                  -            1,063,119
   Programming..........................                464,256                   -                  -              464,256
   Programming transmission.............                534,430                   -                  -              534,430
   Loss on investment in joint
      venture...........................                317,400                   -                  -              317,400
   Cost of book and publication
      sales.............................                 91,202             210,768             30,000(4)           331,970
                                                    -----------           ---------        -----------          -----------
         Operating expenses.............              4,973,727             649,313             49,500            5,672,540
                                                    -----------           ---------        -----------          -----------
   Income (loss) from operations........             (4,564,525)             48,882            (49,500)          (4,565,143)
INTEREST EXPENSE........................               (770,841)             (3,661)             2,000(5)          (772,502)
INTEREST INCOME.........................                125,363                  -                  -              125,363
                                                    -----------           ---------        -----------          -----------
   Income (loss) before provisions
      for income taxes..................             (5,210,003)            (45,221)           (47,500)          (5,212,282)
PROVISION FOR STATE INCOME
   TAXES................................                      -                (800)                  -                (800)
                                                    -----------           ---------       ------------          -----------
   Net income (loss)....................            $(5,210,003)          $ (44,421)         $ (47,500)         $(5,213,082)
                                                    ===========           =========       ============          ===========
LOSS PER SHARE INFORMATION:
Loss per share and loss per share
   assuming dilution....................                 $(1,27)                                                     $(1.26)
                                                       ========                                                 ===========
Weighted average number of common
   and common equivalent shares
   outstanding..........................              4,116,757                                 26,175(6)         4,142,932
                                                     ==========                           ============          ===========


--------------------------

(1) Includes the historical results of operations of the Company for the nine months ending March 31, 1998, which includes the results of FMS from the date of acquisition (December 10, 1997).

(2) Includes the historical results of operations of FMS for the period from May 1, 1997 through October 31, 1997.

(3)   Increase in officers' salaries based upon new employment agreements.

(4)   Amortization of FMS's television rights

(5) Reduction in interest expense due to retirement of note payable to FMS Shareholder.

(6) Increase in weighted average shares to acquire FMS as if consummated on July 1, 1997.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                     ------------------------------------

                               TABLE OF CONTENTS

                                                                Page

Available Information.............................................2
Prospectus Summary................................................3
Risk Factors......................................................8
Use of Proceeds..................................................17
Dividend Policy..................................................17
Plan of Distribution.............................................18
Legal Proceedings................................................18
Capitalization...................................................19
Market for the Company's Common Equity
  and Related Shareholder Matters................................20
Plan of Operation................................................21
Business.........................................................24
Management.......................................................36
Selling Shareholders.............................................46
Principal Shareholders...........................................49
Certain Transactions.............................................51
Description of Securities........................................54
Legal Matters....................................................56
Experts..........................................................57
Index to Financial Statements...................................F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                               2,365,966 Shares

                                    [LOGO]


                                 THE RECOVERY
                                 NETWORK, INC.


                       2,365,966 Shares of Common Stock


                          ---------------------------
                                  PROSPECTUS
                          ---------------------------





                                ______ __, 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

   The articles of incorporation of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the articles of incorporation and the corporation law of the State of Colorado, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

   As permitted by the Colorado Business Corporation Act, the Articles of Incorporation provide that directors and officers of the Registrant will not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of a director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 7-108-403 of the Colorado statute relating to unlawful distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Articles of Incorporation also provide (subject to certain exceptions) that the Registrant shall, to the maximum extent permitted form time to time under the law of the State of Colorado, indemnify, and upon request shall advance expenses to, any director or officer to the extent permitted under such law as it may from time to time be in effect. The Registrant's bylaws require the Registrant to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Registrant for acts which such person reasonably believes are not in violation of the Registrant's corporate purposes as set forth in the Articles of Incorporation. As a result of these provisions, shareholders may be unable to recover damages against the directors and officers of the Registrant for actions taken by them which constitute negligence, gross negligence, or a violation of their fiduciary duties, which may reduce the likelihood of shareholders instituting derivative litigation against directors and officers and may discourage or deter shareholders from suing directors, officers, employees and agents of the Registrant for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Registrant and its shareholders.

Item 25.  Other Expenses of Issuance and Distribution.

   The following table sets forth the various expenses which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the registration fee and the NASD filing fee, all amounts shown are estimates.

       Registration fee...............................................$1,144.05
       Nasdaq listing expenses fee.....................................       *
       Blue sky fees and expenses (including legal and filing fees)....       *
       Printing expenses (other than stock certificates)...............       *
       Legal fees and expenses (other than Blue Sky)...................       *
       Accounting fees and expenses....................................       *
       Miscellaneous expenses..........................................       *
                                                                       --------
                Total.................................................$       *
                                                                       ========

------------
*  To be provided by amendment.

Item 26.  Recent Sales of Unregistered Securities.

         During the period from November 1995 through April 1996, the Registrant sold 322,663 shares of Common Stock at a price per share of $2.32 for proceeds of approximately $749,500. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

         In January 1996, the Registrant issued 48,106 shares of Common Stock valued at $2.32 per share for consulting services rendered by third parties. In issuing such securities, the Registrant relied on the exemption provided by
Section 4(2) of the Securities Act.

         During April 1996, the Registrant issued, pursuant to a shareholder rights offering, 259,281 shares of Common Stock and received proceeds of $200,767. In connection with the shareholder rights offering, the Registrant granted each shareholder of record one transferable right for each share of Common Stock owed by such shareholder. Five rights entitled a shareholder to purchase one share of Common Stock at a price of approximately $.77 per share. In issuing such securities, the Registrant relied on the exemption provided by
Section 4(2) of the Securities Act and Rule 505 of Regulation D promulgated under the Securities Act.

         In May 1996, the Registrant issued to a director of the Registrant 17,220 shares of Common Stock, valued at $2.32 per share, for consulting services. In issuing such securities, he Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

         During June 1996, the Registrant issued 14,332 shares of Common Stock valued at $2.32 per share for consulting services performed and expenses incurred by such consultant prior to November 1995. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

         During the period from July 1996 through October 1996, the Registrant sold 10% Convertible Promissory Notes (the "Convertible Notes") in the aggregate principal amount of $310,000. From November 1996 through January 1997, Convertible Notes in the aggregate principal amount of $250,000 and interest of approximately $11,500 were converted into an aggregate of 71,033 shares of Common Stock. The noteholders also received and exercised warrants for 142,065 shares of Common Stock resulting in proceeds to the Registrant of approximately $330,000. The remaining outstanding Convertible Note in the principal amount of $60,000 was repaid in March 1997 from the net proceeds of a private financing (the "Private Financing"), and in connection with such repayment the Registrant issued to the holder warrants to purchase 15,498 shares of Common Stock, exercisable at a price of $3.87 per share. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

         In October 1996, the Registrant issued to two shareholders of the Registrant 16,144 shares of Common Stock valued at $2.32 per share for consulting services rendered by such shareholders, and the Registrant issued 7,749 shares of Common Stock valued at $3.48 per share for consulting services. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

         During October and November 1996, an officer and a former officer of the Registrant were issued 43,050 shares of Common Stock, respectively, valued at $2.32 per share as reimbursement for expenses incurred by them on behalf of the Registrant, and the Registrant reduced the exercise price of 73,615 options from $3.87 to $2.32 and all of such options were exercised. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

         From October 1996 through January 1997, the Registrant sold 138,761 shares of Common Stock for a price per share of $3.48 for proceeds of approximately $483,500. The Registrant issued 7,749 shares in consideration of services rendered in connection with such offering. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

         In November 1996, the Registrant issued 31,857 shares of Common Stock, valued at $2.32 per share to officers of the Registrant upon conversion of deferred compensation earned by such officers. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

         In November 1996, the Registrant issued 6,888 shares of Common Stock valued at a price of $2.90 upon the conversion of a promissory note. In issuing such securities, the Registrant relied on the exemption provided by
Section 4(2) of the Securities Act.

         In March and April 1997, the Registrant sold to 21 "accredited investors" in the Private Financing an aggregate of (i) $2,000,000 principal amount of promissory notes (the "Financing Notes") which bear interest at the rate of 9% per annum and are due on the earlier of the consummation of this offering or March 6, 1998; (ii) 400,000 shares of Common Stock; and (iii) warrants (the "Financing Warrants") to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $5.50 per share. Whale Securities, L.P., the underwriter in the Registrant's initial public offering, acted as placement agent in connection with the Private Financing and received a placement agent fee of $200,000 in connection with such offering. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act and Rule 505 of Regulation D promulgated under the Securities Act.

         In June 1997, the Registrant sold $605,250 aggregate principal amount of promissory notes which bear interest at 15% due on the earlier of two business days after the consummation of the Registrant's initial public offering and July 2, 1997. The lender received an origination fee of 5% paid out of the proceeds of the note. In issuing the note, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

         In June 1998, the Registrant issued (i) 1,111,110 shares of Common Stock, valued at $2.25 per share, to 7 "accredited investors" and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $5.50 per share (the "Private Placement"). In issuing such securities, the Registrant relied on the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.

         In June 1988, the Registrant issued 43,716 shares of Common Stock as partial compensation to the placement agents in the Private Placement. In issuing such securities, the Registrant relied on the exemption provided by
Section 4(2) of the Securities Act.

Item 27.   Exhibits.

Number         Description of Exhibit
------         ----------------------
2.1            Form of Subscription Agreement between Registrant and each of Austost Anstalt Schann, Balmore Funds
               S.A., Zakeni Ltd., BL Squared Foundation, Martin Chopp, The Sargon Fund, L.P. and TLG Realty dated as of June 29, 1998. *
2.3            Funds Escrow Agreement between the Registrant, Austost Anstalt Schaan, Balmore Funds S.A., Zakeni
               Ltd., BL Squared Foundation, Martin Chopp, The Sargon Fund, L.P., TLG Realty and Grushko & Mittman
               dated as of June 29, 1998 *.
2.4            Shares Escrow Agreement between the Registrant, Austost Anstalt Schaan, Balmore Funds S.A., Zakeni
               Ltd., BL Squared Foundation, Martin Chopp, The Sargon Fund, L.P., TLG Realty and Grushko & Mittman
               dated as of June 29, 1998. *

Number        Description of Exhibit
------        ----------------------
2.5            Agreement and Plan of Merger dated as of December 10, 1997 among the Registrant, Recovery Direct, Inc.,
               FMS Productions, Inc. and each of John Frederick, P. Randall Frederick, Jan Smithers, Joe C. Wood, Jr.,
               Sharon R. Irish and Charles S. Sapp.++
3.1            Articles of Incorporation of the Registrant.**
3.2            By-Laws of the Registrant.**
4.1            Specimen Certificate of the Registrant's Common Stock.**
4.2            Form of Redeemable Warrant Agent Agreement (including Form of Redeemable Warrant).**
4.3            Form of Underwriter's Warrant Agreement (including Form of Underwriter's Warrant).**
4.4            1996 Employee and Consultants Stock Option Plan.**
4.5            Amendment to 1996 Employee and Consultants Stock Option Plan.**
4.6            1996 Board of Directors and Advisory Board Stock Option Plan.**
4.7            Amendment to 1996 Board of Directors and Advisory Board Stock Option Plan.**
4.8            1997 Management Bonus Plan.**
4.9            Amendment to 1997 Management Bonus Plan.**
4.10           Form Stock Option Contract.**
4.11           Form of Promissory Note issued by the Registrant on July 2, 1997.**
4.12           1998 Stock Plan.++
4.13           Form of Warrant.*
4.14           Form of Registration Rights Agreement dated December 10, 1997 between the Registrant and each of the Sellers.++
5.1            Opinion of Parker Chapin Flattau & Klimpl, LLP.*
10.1           Operating Agreement of RecoveryNet Interactive, L.L.C. dated as of August 1, 1996.**
10.2           Channel Nesting Agreement between the Registrant and Access Television Network, Inc. dated as of April
               10, 1997.**
10.3           Employment Agreement between the Registrant and William D. Moses effective as of December 1, 1996.**
10.4           Non-Disclosure and Inventions Agreement between the Registrant and William Moses dated as of January
               30, 1977.**
10.5           Employment Agreement between the Registrant and Donald Masters effective as of December 1, 1996.**
10.6           Non-Disclosure and Inventions Agreements between the Registrant and Donald Masters dated as of February 3, 1997.**
10.7           Employment Agreement between the Registrant and John Wheeler dated as of May 13, 1997.**
10.8           Employment Agreement between the Registrant and William Megalos dated as of May 1, 1997.**
10.9           License Agreement between RecoveryNet Interactive, L.L.C. and Merit Behavioral Care Corporation dated as of May 1, 1997.**
21.1           List of Subsidiaries.**
23.1           Consent of Arthur Andersen LLP.
23.2           Consent of Bartlett, Pringle & Wolf, LLP
23.3           Consent of Parker Chapin Flattau & Klimpl, LLP (included in Exhibit 5.1).*

24.1           Power of Attorney (see page II-4).

---------------------------------
*      To be filed by amendment.

** Incorporated by reference to the same numbered exhibit to the Registrant's Registration Statement on Form SB-2, file number 333-27787.

+ Incorporated by Reference to Exhibit A to the Registrant's Definitive Proxy Statement on Schedule 14A filed by the Registrant on April 29, 1998.

++ Incorporated by Reference to Exhibit 2.1 to the Registrant's December 15, 1997 Form 8-K.

++++ Incorporated by Reference to Exhibit 4.1 to the Registrant's December 15, 1997 Form 8-K.


Item 28.   Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
              (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
              Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserting by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in Santa Monica County, State of California, on the 13th day of August, 1998.

                                        THE RECOVERY NETWORK, INC.

                                        By:  /s/William D. Moses
                                             ---------------------------
                                             William D. Moses
                                             Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William D. Moses, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

         Signature                                 Title                                                 Date
         ---------                                 -----                                                 -----
    /s/George H. Henry                 Chairman of the Board of Directors
----------------------------           (principal executive officer)
      George H. Henry                                                                                  August 13, 1998

   /s/William D. Moses
----------------------------
      William D. Moses                 Chief Executive Officer and Director                            August 13, 1998

  /s/Donald J. Masters
----------------------------
     Donald J. Masters                 Executive Vice President and Director                           August 13, 1998

  /s/Gregory L. Richey
----------------------------           Chief Financial Officer and General Counsel
     Gregory L. Richey                 (principal accounting and financial officer                     August 13, 1998


----------------------------
     Nimrod J. Kovacs                   Vice Chairman of the Board of Directors

  /s/Charlotte Schiff Jones
----------------------------
     Charlotte Schiff Jones            Director                                                        August 13, 1998

                                 EXHIBIT INDEX

Number            Description of Exhibit
------            ----------------------
2.1               Form of Subscription Agreement between Registrant and each of Austost Anstalt Schann, Balmore
                  Funds S.A., Zakeni Ltd., BL Squared Foundation, Martin Chopp, The Sargon Fund, L.P. and TLG
                  Realty dated as of June 29, 1998.*
2.3               Funds Escrow Agreement between the Registrant, Austost Anstalt Schaan, Balmore Funds S.A., Zakeni
                  Ltd., BL Squared Foundation, Martin Chopp, The Sargon Fund, L.P., TLG Realty and Grushko &
                  Mittman dated as of June 29, 1998 *.
2.4               Shares Escrow Agreement between the Registrant, Austost Anstalt Schaan, Balmore Funds S.A., Zakeni
                  Ltd., BL Squared Foundation, Martin Chopp, The Sargon Fund, L.P., TLG Realty and Grushko &
                  Mittman dated as of June 29, 1998.*
2.5               Agreement and Plan of Merger dated as of December 10, 1997 among the Registrant, Recovery Direct, Inc., FMS
                  Productions, Inc. and each of John Frederick, P. Randall
                  Frederick, Jan Smithers, Joe C.
                  Wood, Jr., Sharon R. Irish and Charles S. Sapp.++
3.1               Articles of Incorporation of the Registrant.**
3.2               By-Laws of the Registrant.**
4.1               Specimen Certificate of the Registrant's Common Stock.**
4.2               Form of Redeemable Warrant Agent Agreement (including Form of Redeemable Warrant).**
4.3               Form of Underwriter's Warrant Agreement (including Form of Underwriter's Warrant).**
4.4               1996 Employee and Consultants Stock Option Plan.**
4.5               Amendment to 1996 Employee and Consultants Stock Option Plan.**
4.6               1996 Board of Directors and Advisory Board Stock Option Plan.**
4.7               Amendment to 1996 Board of Directors and Advisory Board Stock Option Plan.**
4.8               1997 Management Bonus Plan.**
4.9               Amendment to 1997 Management Bonus Plan.**
4.10              Form Stock Option Contract.**
4.11              Form of Promissory Note issued by the Registrant on July 2, 1997.**
4.12              1998 Stock Plan.++
4.13              Form of Warrant.*
4.14              Form of Registration Rights Agreement dated December 10, 1997 between the Registrant and each of the Sellers.++
5.1               Opinion of Parker Chapin Flattau & Klimpl, LLP.*
10.1              Operating Agreement of RecoveryNet Interactive, L.L.C. dated as of August 1, 1996.**
10.2              Channel Nesting Agreement between the Registrant and Access Television Network, Inc. dated as of
                  April 10, 1997.**
10.3              Employment Agreement between the Registrant and William D. Moses effective as of December 1, 1996.**
10.4              Non-Disclosure and Inventions Agreement between the Registrant and William Moses dated as of
                  January 30, 1977.**
10.5              Employment Agreement between the Registrant and Donald Masters effective as of December 1, 1996.**
10.6              Non-Disclosure and Inventions Agreements between the Registrant and Donald Masters dated as of
                  February 3, 1997.**
10.7              Employment Agreement between the Registrant and John Wheeler dated as of May 13, 1997.**
10.8              Employment Agreement between the Registrant and William Megalos dated as of May 1, 1997.**
10.9              License Agreement between RecoveryNet Interactive, L.L.C. and Merit Behavioral Care Corporation
                  dated as of May 1, 1997.**

21.1              List of Subsidiaries.**
23.1              Consent of Arthur Andersen LLP.
23.2              Consent of Bartlett, Pringle & Wolf, LLP
23.3              Consent of Parker Chapin Flattau & Klimpl, LLP (included in Exhibit 5.1).*
24.1              Power of Attorney (see page II-4).

---------------------------------
*      To be filed by amendment.

** Incorporated by reference to the same numbered exhibit to the Registrant's Registration Statement on Form SB-2, file number 333-27787.

+ Incorporated by Reference to Exhibit A to the Registrant's Definitive Proxy Statement on Schedule 14A filed by the Registrant on April 29, 1998.

++     Incorporated by Reference to Exhibit 2.1 to the Registrant's
        December 15, 1997 Form 8-K.

++++ Incorporated by Reference to Exhibit 4.1 to the Registrant's December 15, 1997 Form 8-K.

                                                                   Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the use of our report for The Recovery Network, Inc. included in this Form SB-2 registration statement and to all references to our Firm included in this registration statement.

                                                       /s/ ARTHUR ANDERSEN, LLP


Los Angeles, California
August 13, 1998

                                                                  Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

       We hereby consent to the use in the Prospectus constituting part of this Registration Statement on From SB-2 of The Recovery Network, Inc. of our report dated June 30, 1997 relating to the financial statements of FMS Productions, Inc. As of and for the years ended April 30, 1997 and 1996, which appears in such Prospectus.



/s/ Bartlett, Pringle & Wolf, LLP
Santa Monica, California
August 12, 1998